                            AMENDMENT AND RESTATEMENT
                                     OF THE
                                CREDIT AGREEMENT

          CREDIT AGREEMENT dated as of November 9, 1999, as amended and restated as of January 12, 2000, among CINCINNATI BELL INC., an Ohio corporation ("CBI"), and BROADWING COMMUNICATIONS SERVICES INC. (f/k/a IXC Communications Services, Inc.), a Delaware corporation ("IXCS", and together with CBI, each a "BORROWER" and collectively the "BORROWERS"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the banks listed on the signature pages hereof as the Initial Issuing Banks (the "INITIAL ISSUING BANKS" and, together with the Initial Lenders, the "INITIAL LENDER PARTIES") and the Swing Line Banks (as hereinafter defined), BANK OF AMERICA, N.A. ("BANK OF AMERICA"), as syndication agent (together with any successor syndication agent appointed pursuant to Article VII, the "SYNDICATION AGENT"), CITICORP USA, INC. ("CUSA"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT", together with the Syndication Agent, the "AGENTS"), Credit Suisse First Boston ("CSFB") and The Bank of New York ("BNY"), as co-documentation agents (collectively, the "CO-DOCUMENTATION AGENTS") for the Lender Parties (as hereinafter defined), PNC Bank, N.A. ("PNC," and collectively with CSFB and BNY, the "CO-ARRANGERS"), SALOMON SMITH BARNEY INC. ("SSBI") and BANC OF AMERICA SECURITIES LLC ("BAS"), as joint lead arrangers and joint book managers (collectively, the "ARRANGERS").

PRELIMINARY STATEMENTS:

          (1) Pursuant to the Agreement Governing the IXC Internal Reorganization dated as of August 16, 1999, between IXC Communications, Inc., a Delaware corporation and an Affiliate of IXCS ("IXC"), and IXC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of IXC ("REORGANIZATION SUB"), Reorganization Sub shall be merged (the "REORGANIZATION MERGER") with and into IXC with IXC being the surviving corporation.

          (2) Pursuant to the Agreement and Plan of Merger dated as of July 20, 1999, as amended by Amendment No. 1 dated as of October 13, 1999 (as amended to the extent permitted in accordance with the Loan Documents (as hereinafter defined), the "MERGER AGREEMENT"), by and among CBI, Ivory Merger Inc., a Delaware corporation and wholly owned Subsidiary of CBI ("SUB"), and IXC, immediately after the Reorganization Merger, Reorganization Sub shall be merged (the "MERGER") with and into IXC with IXC being the surviving corporation (the "COMPANY").

          (3) At consummation of the Merger, (a) each issued and outstanding share of common stock, par value $.01 per share, of IXC (the "IXC COMMON STOCK"), other than any such shares directly owned by CBI, Sub or IXC, will be converted into the right to receive the Common Stock Merger Consideration (as defined in the Merger Agreement); (b) each issued and outstanding share of 7 1/4% Junior Convertible Preferred Stock Due 2007, par value $.01 per share, of IXC (the "IXC 7 1/4% PREFERRED STOCK"), other than any such shares directly owned by CBI, Sub or IXC, will be converted into the right to receive the 7 1/4% Preferred Stock Merger Consideration (as defined in the Merger Agreement); and (c) each issued and outstanding share of 6 3/4% Cumulative Convertible Preferred Stock, par value $.01 per share, of IXC (the "IXC 6 3/4% PREFERRED STOCK"), other than any such shares directly owned by CBI, Sub or IXC, will be converted into the right to receive the 6 3/4% Preferred Stock Merger Consideration (as defined in the Merger Agreement). Upon consummation of the Merger and related transactions, other than the Exchangeable Preferred Stock, the Company will be a direct, wholly owned Subsidiary of CBI.

          (4) The Borrowers have requested that, immediately upon the consummation of the Merger, the Lender Parties lend to the Borrowers up to $1.8 billion to pay transaction fees and expenses to repurchase the IXC Senior Subordinated Notes (as hereinafter defined) to refinance certain Existing Debt (as hereinafter defined) of the Company, IXCS, CBI and certain Subsidiaries, to pay the cash consideration for the Company's shares in the Merger (solely to the extent the proceeds of the Oak Hill Debt (as hereinafter defined) and cash on hand are insufficient therefore) and that, from time to time, the Lender Parties lend to the Borrowers and issue Letters of Credit for the account of the Borrowers to provide revolving credit for IXCS, CBI and its Subsidiaries. The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

          (5) The Borrowers have requested the addition of an Incremental Facility (the "INCREMENTAL TERM B FACILITY") pursuant to Section 2.05(c) in an aggregate principal amount of $450,000,000, which Facility shall be a Term Facility for all purposes hereunder and, unless otherwise provided, all references to the Term Facility and Term Advances shall be deemed to include references to the Incremental Term B Facility as the context requires.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

          "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank, N.A. at its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248,

Attention: Townsend Weekes, or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

          "ADVANCE" means a Term Advance, an Incremental Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

          "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

          "AGENTS" has the meaning specified in the recital of parties to this Agreement.

          "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or
(b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

          "AMENDMENT AND RESTATEMENT" means the Amendment and Restatement of the Credit Agreement dated as of January 12, 2000.

          "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "APPLICABLE MARGIN" means (i) in the case of the Incremental Term B Facility, 2.25% per annum for Eurodollar Rate Advances and 1.25% per annum for Base Rate Advances and (ii) in the case of each other Facility, a percentage per annum set forth below under the caption "EURODOLLAR RATE ADVANCES" or "BASE RATE ADVANCES" based upon the ratings established by S&P and Moody's for the Index Debt as of the most recent determination date:


APPLICABLE MARGIN PRICING GRID

                          ------------------------------------ -------------------------------------------
                                                                           Applicable Margin
                                                                             Revolving and
                                                                                  Term
                                      S&P/MOODY'S                                  FACILITIES
                          ------------------------------------ ------------------- -----------------------
                                                               Eurodollar Rate     Base Rate Advances
                                                               Advances
                          ------------------------------------ ------------------- -----------------------
                          I:                                         1.00%                 0.00%
                          At least BBB and Baa2
                          ------------------------------------ ------------------- -----------------------
                          II:                                        1.25%                 0.25%
                          Below I, but at least
                          BBB- and Baa3
                          ------------------------------------ ------------------- -----------------------
                          III:                                       1.50%                 0.50%
                          Below II, but at least
                          BB+ and Ba1
                          ------------------------------------ ------------------- -----------------------
                          IV:                                        1.75%                 0.75%
                          Below III, but at least
                          BB+ and Ba2 OR BB and Ba1
                                      --
                          ------------------------------------ ------------------- -----------------------
                          V:                                         2.00%                 1.00%
                          Below IV, but at least
                          BB and Ba2
                          ------------------------------------ ------------------- -----------------------
                          VI:                                        2.25%                 1.25%
                          Below V
                          ------------------------------------ ------------------- -----------------------

          For purposes of the foregoing (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence hereof), then such rating agency shall be deemed to have established a rating in Level VI; (ii) except as set forth in the Pricing Grid above, if the ratings established or deemed to have been established by Moody's or S&P for the Index Debt shall fall within different levels, the applicable percentage will be based on the lower of the two ratings unless one of the two ratings is two or more levels lower than the other, in which case the applicable percentage shall be determined by reference to the level next above that of the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's or S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the applicable percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, or if either such rating agency shall cease rating the Index Debt (other than by reason of any action or nonaction by any Borrowers following or in anticipation of a ratings downgrade), the Borrowers and the Lender Parties shall negotiate in good faith to amend this provision to reflect such changed rating system or the unavailability of ratings from such rating agency (including by way of substituting another rating agency mutually acceptable to the Borrowers and the Agents for the rating agency with respect to which the rating system has changed or for which no rating is then in effect) and, pending the effectiveness of any such amendment, the applicable percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "APPROPRIATE LENDER" means, at any time, with respect to (a) either of the Term or Revolving Credit Facilities, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) any Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender and (c) the Swing Line Facility,
(i) any Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.

          "APPROVED FUND" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "ARRANGERS" means each of SSBI and BAS.

          "ASSIGNED ADVANCES" means $5,000,000 of Term A Advances outstanding under the Reallocated Commitments on the Restatement Effective Date prior to giving effect to any assumption under Section 2.01(a)(ii).

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

          "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "BACKBONE FIBER" means a fiber connecting Los Angeles, California and New York, New York.

          "BANK OF AMERICA" has the meaning specified in the recital of parties to this Agreement.

          "BAS" has the meaning specified in the recital of parties to this Agreement.

          "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

               (b) 1/2 of 1% per annum above the Federal Funds Rate.

          "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

          "BNY" has the meaning specified in the recital of parties to this Agreement.

          "BOFA CREDIT AGREEMENT" means the 364-Day Credit Agreement dated as of September 27, 1999 among CBI, as borrower, the lenders party thereto, CUSA, as administrative agent, Bank of America, as syndication agent, and SSBI and BAS, as joint lead arrangers and joint book managers.

          "BOFA LETTERS OF CREDIT" means the letters of credit listed under paragraph III. D. of Schedule 4.01(t).

          "BORROWER" and "BORROWERS" have the meaning specified in the recital of parties to this Agreement.

          "BORROWER'S ACCOUNT" means (a) with respect to CBI, an account maintained by CBI with Citibank at its office at 399 Park Avenue, New York, New York 10043, (b) with respect to IXCS, an account maintained by IXCS with Citibank at its office at 399 Park Avenue, New York, New York 10043, or (c) with respect to any of the

Borrowers, such other account as the Borrower shall specify in writing to the Administrative Agent.

          "BORROWING" means a Term Borrowing, an Incremental Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

          "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus
(b) the aggregate principal amount of all Obligations under Capitalized Leases assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "CAPITALIZATION" means, as of any date, the sum, without duplication, as of such date, of Consolidated Debt, the liquidation preference of preferred stock and common shareholders equity for CBI and the Subsidiaries on a Consolidated basis.

          "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "CASH EQUIVALENTS" means any of the following, to the extent owned by CBI or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 90 days from the date of acquisition thereof:

               (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States,

               (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least
$1 billion,

               (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P's, or

               (d) Investments in money market funds registered under the Investment Company Act of 1940, as amended, that satisfy the requirements of Rule 2a-7 of such Act.

               "CBI" has the meaning specified in the recital of parties to this Agreement.

               "CBI GUARANTY" has the meaning specified in Section 6.01.

               "CBI 7 1/4% NOTES" means the CBI $50 Million 7 1/4% Notes due June 15, 2023.

               "CBI SUBSIDIARY GUARANTY" has the meaning specified in Section 3.01(a)(iii).

               "CBT" means Cincinnati Bell Telephone Company, an Ohio corporation.

               "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time.

               "CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the U.S. Environmental Protection Agency.

               "CERTIFICATE OF DESIGNATION" means the certificate of designation for the Exchangeable Preferred Stock.

               "CFC" means a "controlled foreign corporation" under Section 957 of the Internal Revenue Code of 1968, as amended from time to time.

               "CHANGE OF CONTROL" means the occurrence of any of the following:
          (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of CBI (or other securities convertible into such Voting Interests) representing 20% or more of the combined voting power of all Voting Interests of CBI; or
          (b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were, or who were nominated by individuals who were, directors of CBI shall cease for any reason to constitute a majority of the board of directors of CBI;
          or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of CBI; or (d) CBI shall cease to own 100% of the Equity Interests in IXCS or the Company (other than, in the case of the Company, the Exchangeable Preferred Stock); or (e) any "change of control" as defined in the CBI 7 1/4% Notes or in the Oak Hill Indenture.

               "CITIBANK" means Citibank, N.A., a national banking association.

               "CO-ARRANGERS" has the meaning specified in the recital of parties to this Agreement.

               "CO-DOCUMENTATION AGENTS" has the meaning specified in the recital of parties to this Agreement.

               "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

               "COLLATERAL ACCOUNT" has the meaning specified in the Security Agreements.

               "COLLATERAL DOCUMENTS" means, collectively, the Shared Collateral Security Agreement, the Non-Shared Collateral Security Agreement, the Collateral Trust Agreement and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

               "COLLATERAL TRUST AGREEMENT" means the Collateral Trust Agreement dated as of November 9, 1999 by and between CBI and Wilmington Trust Company, and John M. Beeson, as collateral trustees.

               "COMMITMENT" means a Term Commitment, an Incremental Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

               "COMMITMENT FEE RATE" means, for any day, the applicable percentage rate per annum specified under the applicable utilization column below based on the percentage obtained by dividing (a) the sum of (i) the aggregate principal amount of the Term Advances outstanding at such time plus (ii) the sum of (x) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances outstanding at such time PLUS (y) the aggregate Available Amount of all Letters of Credit outstanding at such time by
          (b) the sum of the aggregate Commitments:


                        ------------------------------------------------------------------------------
                            Less than 33% of         33% to 66% of           Greater than 66% of
                          Facilities Utilized     Facilities Utilized        Facilities Utilized
                        ------------------------------------------------------------------------------
                                 0.75%                   0.50%                     0.375%
                        ------------------------------------------------------------------------------

               "COMPANY" has the meaning specified in the Preliminary
          Statements.

               "CONFIDENTIAL INFORMATION" means any information that is furnished to any of the Agents or any of the Lender Parties by or on behalf of any Borrower or any of its Subsidiaries in a writing that either is conspicuously marked as confidential or that a reasonable person would believe is confidential or proprietary in nature, but does not include any such information that (a) is or becomes generally available to the public (other than as a result of a breach by any such Agent or any such Lender Party of its confidentiality obligations under this Agreement) or (b) is or becomes available to any of the Agents or any of the Lender Parties from a source other than any Borrower or any of its Subsidiaries that is not, to the knowledge of such Agent or such Lender Party, acting in violation of a confidentiality agreement with such Borrower or any such Subsidiary.

               "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

               "CONSOLIDATED EBITDA" means, with respect to any Person for any period, the sum of (a) net income (or net loss) of such Person and its Subsidiaries, plus (b) the sum of the following expenses that have been deducted from the determination of consolidated net income of such Person and its Subsidiaries for such period: (i) all interest expense of such Person and its Subsidiaries for such period, (ii) income tax expense of such Person and its Subsidiaries for such period, (iii) all depreciation expense of such Person and its Subsidiaries for such period, (iv) all amortization expense of such Person and its Subsidiaries for such period, and (v) all extraordinary losses deducted in determining the consolidated net income of such Person and its Subsidiaries for such period less all extraordinary gains added in determining the consolidated net income of such Person and its Subsidiaries for such period (other than restructuring or merger-related charges incurred in 1999), in each case determined in accordance with GAAP for such period.

               "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the interest expense paid or payable on all Debt (excluding all indebtedness and payment Obligations referred to in clauses (g) and (h) of the definition of "Debt" herein) of such Person and its Subsidiaries for such period, determined on a Consolidated basis and in accordance with GAAP, including, without limitation, (a) in the case of the Borrowers, (i) interest expense paid or payable in respect of Debt resulting from Advances and (ii) all fees paid or payable pursuant to Section 2.08(a), (b) the interest component of all Obligations in respect of Capitalized Leases, (c) commissions, discounts and other fees and charges paid or payable in connection with letters of credit

          (including, without limitation, the Letters of Credit), (d) the net payment, if any, paid or payable in connection with Hedge Agreements LESS the net credit, if any, received in connection with Hedge Agreements, and (e) dividends paid in cash in respect of preferred stock, but excluding (A) any amortization of original issue discount, (B) the interest portion of any deferred payment obligation,
          (C) any other interest not payable in cash and (D) to the extent included in "interest expense" in accordance with GAAP, any penalties paid or payable in connection with the prepayment of any Debt.

               "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds
          (A) for the purchase or payment of any such primary obligation or (B) to maintain Revolving Credit or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

               "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

               "CONVERTIBLE CERTIFICATE OF DESIGNATION" means the certificate of designation for the Convertible Preferred Stock.


               "CONVERTIBLE PREFERRED STOCK" means the 6 3/4% Cumulative Convertible Preferred Stock of CBI.

               "CSFB" has the meaning specified in the recital of parties to this Agreement.

               "CUSA" has the meaning specified in the recital of parties to this Agreement.

               "DEBT" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference PLUS accrued and unpaid dividends,
          (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

               "DEBT/EBITDA RATIO" means, at any date of determination, the ratio of Consolidated Debt of CBI and its Subsidiaries (excluding (x) Debt of CBI under the Oak Hill Indenture for so long as interest payable thereunder is paid in kind and (y) all indebtedness and payment Obligations referred to in clauses (g) and (h) of the definition of "Debt" herein) as at the end of the most recently ended fiscal quarter of CBI for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated EBITDA of CBI and its Subsidiaries for the period of four consecutive fiscal quarters of CBI ended on or immediately prior to such date.

               "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

               "DEFAULT TERMINATION NOTICE" has the meaning specified in Section 2.01(d).

               "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to any Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

               "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) any Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by such Swing Line Bank, (b) any Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or any Issuing Bank pursuant to Section 8.05 to reimburse such Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

               "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 7.01(f). For purposes of Section 9.01(a) and (b) only, the definition of Defaulting Lender shall not include any Lender that is a Disputing Lender.

               "DEFERRED REVENUE" means, at any date, amounts appearing as a liability on the financial statements of CBI and its Subsidiaries as prepared according to GAAP classified a deferred revenue to the extent of cash received in connection therewith.

               "DISPUTING LENDER" shall mean any Lender that becomes a Defaulting Lender because such Lender in good faith has determined that the conditions precedent to funding the applicable Advance set forth in Section 3.02 of this Agreement have not been satisfied.

               "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on

          Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

               "DOMESTIC SUBSIDIARY" means any Subsidiary other than a Foreign Subsidiary.

               "EFFECTIVE DATE" means the first date on which the conditions set forth in Article III shall have satisfied.

               "ELIGIBLE ASSIGNEE" means (a) with respect to any Facility (other than the Letter of Credit Facility), (i) a Lender; (ii) an Affiliate or an Approved Fund of a Lender; or (iii) any other Person approved by the Administrative Agent and, so long as no Default has occurred and is continuing at the time any assignment is effected pursuant to
          Section 9.07, the Borrowers, such approval not to be unreasonably withheld or delayed and, in the case of the Borrowers, such approval to be deemed to have been given if no objection thereto is received by the Administrative Agent and the assigning Lender within two Business Days after the date on which notice of the proposed assignment is sent to the Borrowers; and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under clause (a) of this definition and is a commercial bank organized under the laws of the United States of America or any state thereof; PROVIDED, HOWEVER, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

               "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

               "ENVIRONMENTAL LAW" means any applicable Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial interpretation relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

               "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

               "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of
          Section 414 of the Internal Revenue Code.

               "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in
          Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to any Plan; (e) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

               "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

               "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) obtained by dividing (a) the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (PROVIDED that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

               "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

               "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

               "EVENTS OF DEFAULT" has the meaning specified in Section 7.01.

               "EXCESS CASH FLOW" means, for any period (without duplication),

                           (a)      the sum of:

                    (i) Consolidated net income (or loss) of CBI and its
               Subsidiaries for such period; PLUS

                    (ii) the aggregate amount of depreciation, amortization and all other non-cash charges deducted in arriving at such Consolidated net income (or loss); PLUS

                    (iii) the sum of (i) the amount, if any, by which Net
               Working Capital decreased plus (ii) the net amount, if any, by which Deferred Revenues increased; MINUS

               (b) the sum of:

                    (i) the sum of (A) the aggregate amount of all non-cash
               credits included in arriving at such Consolidated net income (or loss) PLUS (B) the amount, if any, by which Net Working Capital increased plus (c) the net amount, if any, by which Deferred Revenues decreased; PLUS

                    (ii) the sum of (A) the aggregate amount of Capital
               Expenditures of CBI paid in cash during such period to the extent permitted by this Agreement (except to the extent attributable to the incurrence of Obligations under Capitalized Leases or otherwise financed by long term Debt or with funds that would have constituted Net Proceeds) PLUS (B) cash consideration paid during such fiscal year by CBI and its Subsidiaries to make acquisitions or other capital investments (except to the extent financed by incurring long-term Debt or with funds that would otherwise have constituted Net Cash Proceeds); PLUS

                    (iii) the aggregate amount of all regularly scheduled
               principal payments of Funded Debt made during such period; PLUS

                    (iv) the aggregate principal amount of all optional
               prepayments of Term Advances made during such period pursuant to
               Section 2.06(a); PLUS

                    (v) the aggregate principal amount of all cash payments or prepayments of the Revolving Credit Advances that permanently reduce the Revolving Credit Commitments.

               "EXCHANGEABLE PREFERRED STOCK" means the 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009 of the Company.

               "EXCLUDED ENTITIES" means Cincinnati Bell Wireless L.L.C., Cincinnati Bell Foundation, Inc., Mutual Signal Corporation, Mutual Signal Corporation of Michigan, MSM Associates, Limited Partnership and Progress International, LLC.

               "EXISTING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before giving effect to the consummation of the Transaction.

               "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; PROVIDED, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as the applicable Borrower or its Subsidiaries have entered into a legal, valid and binding agreement with respect thereto within 12 months after the occurrence of such damage or loss and with a closing thereunder and application of such proceeds within 6 months thereafter or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

               "FACILITY" means the Term Facility, the Revolving Credit Facility, the Swing Line Facility, the Letter of Credit Facility or the Incremental Facility, if any.

               "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "FEE LETTER" means the fee letter dated as of October 20, 1999 between CBI and the Agents.

               "FISCAL YEAR" means a fiscal year of CBI and its Consolidated Subsidiaries ending on December 31 in any calendar year.

               "FOREIGN SUBSIDIARY" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

               "FUNDED DEBT" of any Person means Debt in respect of the Advances, in the case of the Borrowers, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, EXCLUDING, HOWEVER, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

               "GAAP" has the meaning specified in Section 1.03.

               "GRANTING LENDER" has the meaning specified in Section 9.07(j).

               "GUARANTIES" means the CBI Guaranty and the Subsidiary
          Guaranties.

               "GUARANTORS" means CBI and the Subsidiary Guarantors.

               "GUARANTY SUPPLEMENT" has the meaning specified in the Subsidiary Guaranties.

               "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

               "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

               "HEDGE BANK" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

               "INCREMENTAL ADVANCE" means an Advance made under an Incremental Facility pursuant to Section 2.01(a)(ii) or 2.05(c).

               "INCREMENTAL BORROWING" means a borrowing consisting of simultaneous Incremental Advances of the same Type made by the Incremental Lenders.

               "INCREMENTAL COMMITMENT" means, with respect to any Incremental Lender at any time, the aggregate amount set forth opposite such Lender's name on Schedule I hereto under the caption "Incremental Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Incremental Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

               "INCREMENTAL FACILITY" and "INCREMENTAL FACILITIES" have the meaning specified in Section 2.05(c).

               "INCREMENTAL FACILITY NOTICE" has the meaning specified in
          Section 2.05(c).

               "INCREMENTAL LENDER" means any Lender that has an Incremental Commitment.

               "INCREMENTAL NOTE" means a promissory note of a Borrower payable to the order of any Incremental Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from the Incremental Advance made by such Lender, as amended.

               "INCREMENTAL TERM B ADVANCES" means each Incremental Advance made by an Incremental Lender under the Incremental Term B Facility.

               "INCREMENTAL TERM B FACILITY" has the meaning specified in Preliminary Statement (5). "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).

               "INDEX DEBT" means long-term senior unsecured Debt of CBI that is not guaranteed or otherwise credit enhanced.

               "INFORMATION MEMORANDUM" means the information memorandum dated October 1999 used by the Arrangers in connection with the syndication of the Commitments.

               "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

               "INITIAL ISSUING BANKS", "INITIAL LENDER PARTIES" and "INITIAL LENDERS" each has the meaning specified in the recital of parties to this Agreement.

               "INTEREST COVERAGE RATIO" means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case, of or by CBI and its Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be; PROVIDED, that for the fiscal quarter ended December 31, 1999 and the fiscal quarter ended March 31, 2000, the period of determination shall be such fiscal quarter, and commencing, January 1, 2000 to the extent less than four consecutive fiscal quarters have been completed since such date, during the fiscal quarters that have been completed.

               "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by either Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, and, subject to clause (c) of this definition, nine or twelve months as such Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

                    (a) such Borrower may not select any Interest Period with
               respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                    (b) Interest Periods commencing on the same date for
               Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                    (c) no Borrower shall be entitled to select an Interest
               Period having a duration of nine or twelve months unless, by 3:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each of the Appropriate Lenders notifies the Administrative Agent that such Lender Party will be providing funding for such Borrowing with such Interest Period (the failure of any of the Appropriate Lenders to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender Party to the requested duration of such Interest Period); PROVIDED that if any of the Appropriate Lenders objects (or is deemed to have objected) to the requested duration of such Interest Period, the duration of the Interest Period for such Borrowing shall be one, two, three or six months, as specified by such Borrower in the applicable Notice of Borrowing or notice of Conversion as the desired alternative to the requested Interest Period of nine or twelve months therefor;

                    (d) whenever the last day of any Interest Period would
               otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                    (e) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

               "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "DEBT" in respect of such Person.

               "INVESTMENT GRADE DATE" means the first day on which the ratings established by both S&P and Moody's for the Index Debt are, respectively, BBB- or better and Baa3 or better.

               "IRU" means an indefeasible right to use fiber or telecommunications capacity.

               "ISSUING BANKS" means each Initial Issuing Bank and any other Revolving Credit Lender approved as an Issuing Bank by the Administrative Agent and the Borrowers and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Revolving Credit Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank,

          Revolving Credit Lender or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

               "IXC" has the meaning specified in the Preliminary Statements.

               "IXC COMMON STOCK" has the meaning specified in the Preliminary Statements.

               "IXC 9% INDENTURE" means the Indenture dated as of April 21, 1998 between the Company and The Bank of New York (as successor to IBJ Schroder Bank & Trust Company), as trustee pursuant to which the IXC Senior Subordinated Notes were issued.

               "IXC SENIOR SUBORDINATED NOTES" means the 9% Senior Subordinated Notes due 2008 of the Company issued pursuant to the Indenture dated as of April 21, 1998 between the Company and The Bank of New York (as successor to IBJ Schroder Bank & Trust Company), as trustee.

               "IXC 7 1/4 PREFERRED STOCK" has the meaning specified in the Preliminary Statements.

               "IXC 6 3/4 PREFERRED STOCK" has the meaning specified in the Preliminary Statements.

               "IXCS" has the meaning specified in the recital of parties to this Agreement.

               "IXCS SUBSIDIARY GUARANTY" has the meaning specified in Section 3.01(a)(iii).

               "JUNE IXCS AGREEMENT" means the First Amended and Restated Credit Agreement, as amended, among IXCS, as borrower, the lenders party thereto, NationsBank, N.A., as administrative agent, Credit Suisse First Boston, TD Securities (USA), Inc. and Export Development Corporation, as co-syndication agents and BAS as sole lead arranger and sole book runner.

               "JUNIOR CERTIFICATE OF DESIGNATION" means the certificate of designation for the Junior Convertible Preferred Stock.

               "JUNIOR CONVERTIBLE PREFERRED STOCK" means the 7 1/4% Junior Convertible Preferred Stock Due 2007 of CBI.

               "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the Security Agreements.

               "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(d)(ii).

               "LENDER PARTY" means any Lender, any Issuing Bank or any Swing Line Bank.

               "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

               "LETTER OF CREDIT ADVANCE" means an advance made by any Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

               "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.03(a).

               "LETTER OF CREDIT COMMITMENT" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

               "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time and (b) $20,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

               "LETTERS OF CREDIT" has the meaning specified in Section 2.01(d).

               "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

               "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof,
          (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, and (vi) each Letter of Credit Agreement and (b) for purposes of the Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Agreement, and (vii) each Secured Hedge Agreement, in each case as amended.

               "LOAN PARTIES" means the Borrowers and each of the Guarantors.

               "MARGIN STOCK" has the meaning specified in Regulation U.

               "MATERIAL ADVERSE CHANGE" means (a) on or prior to the date of the Initial Extension of Credit, any material adverse change in the business, assets, condition (financial or otherwise), operations or prospects of CBI, IXC and their respective Subsidiaries, in each case, taken as a whole, and (b) after the date of the Initial Extension of Credit, any material adverse change in the business, assets, condition (financial or otherwise), operations, or prospects of CBI and its Subsidiaries, taken as a whole.

               "MATERIAL ADVERSE EFFECT" means a material adverse effect on
          (a)(i) on or prior to the date of the Initial Extension of Credit, the business, assets, condition (financial or otherwise), operations or prospects of CBI, IXC and their respective Subsidiaries, in each case, taken as a whole, and (ii) after the date of the Initial Extension of Credit, the business, assets, condition (financial or otherwise), operations or prospects of CBI and its Subsidiaries, taken as a whole,
          (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its material Obligations under the Related Documents and its Obligations under the Loan Documents to which it is or is to be a party.

               "MATERIAL CONTRACT" means with respect to any Person, each contract or other arrangement to which such Person is a party for which breach, nonperformance, cancellation or failure to renew could be expected to have a Material Adverse Effect.

               "MERGER" has the meaning specified in the Preliminary Statements.

               "MERGER AGREEMENT" has the meaning specified in the Preliminary Statements.

               "MOODY'S" means Moody's Investors Service Inc.

               "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
          Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

               "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

               "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any

          Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication):

                    (a) reasonable and customary brokerage commissions,
               underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions;

                    (b) the amount of taxes payable in connection with or as a result of such transaction;

                    (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition; and

                    (d) in the case of any sale, lease, transfer or other
               disposition of any property or asset, the amount required to be reserved, in accordance with GAAP as in effect on the date on which the Net Cash Proceeds from such sale, lease, transfer or other disposition are determined, and so reserved, against liabilities under indemnification obligations, pension and other post-employment benefit liabilities or other similar contingent liabilities associated with the property and assets subject to such sale, lease, transfer or other disposition that are required to be so provided for under the terms of the documentation for such sale, lease, transfer or other disposition;

           in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the property or asset that is the subject thereof and (i) in the case of clauses (a) and (c) of this definition, are actually paid substantially contemporaneously with the receipt of such cash to a Person that is not an Affiliate of such Person or any of the Loan Parties or of any Affiliate of any of the Loan Parties and (ii) in the case of clauses (b) and (d) of this definition, are actually paid substantially contemporaneously with the receipt of such cash to a Person that is not an Affiliate of such Person or any of the Loan Parties or any Affiliate of any of the Loan Parties or, so long as such Person is not otherwise indemnified therefor, are reserved for in accordance with GAAP at the time of receipt of such cash, based upon such Person's reasonable estimate of such taxes or contingent liabilities, as the case may be (as determined reasonably and in good faith by the treasurer or chief financial officer of such Person); PROVIDED, HOWEVER, that if, at the time such taxes or such contingent liabilities are actually paid or otherwise satisfied, the amount of the reserve therefor exceeds the amount paid or otherwise satisfied, then the Borrowers shall reduce the Commitments in accordance with the terms of Section 2.05(b), and shall prepay the outstanding Advances in accordance with the terms of Section 2.06(b)(ii) and (iii), in an amount equal to the amount of such excess reserve.

               "NET TANGIBLE ASSETS" means, at any date, the assets of CBI and its Subsidiaries at such date minus the intangible assets of CBI and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

               "NET WORKING CAPITAL" means, at any date, (a) the consolidated current assets of CBI and its Subsidiaries as of such date (excluding cash and cash equivalents) minus (b) the consolidated current liabilities of CBI and its Subsidiaries as of such date (excluding current liabilities in respect of Debt).

               "NON-SHARED COLLATERAL SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(ii).

               "NOTE" means a Term Note or a Revolving Credit Note or an Incremental Note.

               "NOTICE OF BORROWING" has the meaning specified in Section
          2.02(a).

               "NOTICE OF ISSUANCE" has the meaning specified in Section
          2.03(a).

               "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(d).

               "NOTICE OF SWING LINE BORROWING" has the meaning specified in
          Section 2.02(b).

               "NOTICE OF TERMINATION" has the meaning specified in Section 2.01(d).

               "NPL" means the National Priorities List under CERCLA.

               "OAK HILL DEBT" means the Obligations of CBI under the Oak Hill Indenture.

               "OAK HILL INDENTURE" has the meaning specified in Section
          5.01(q).

               "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

               "OECD" means the Organization for Economic Cooperation and Development.

               "OTHER TAXES" has the meaning specified in Section 2.12(b).

               "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

               "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

               "PERMITTED PREFERRED STOCK" means the Convertible Preferred Stock, the Junior Convertible Preferred Stock and the Exchangeable Preferred Stock.

               "PERMITTED PREFERRED STOCK DOCUMENTS" means, collectively, the Certificate of Designation, the Convertible Certificate of Designation and the Junior Certificate of Designation, any subscription agreements therefor and all of the other agreements, instruments and other documents pursuant to which the Permitted Preferred Stock will be or has been issued or otherwise setting forth the terms of the Permitted Preferred Stock, in each case as such agreement, instrument or other document may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

               "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

               "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

               "PLEDGED DEBT" has the meaning specified in Section 1(a)(iv) of the Shared Collateral Security Agreement and Section 1(a)(vi) of the Non-Shared Collateral Security Agreement.

               "PLEDGED SHARES" has the meaning specified in Section 1(a)(iii) of the Shared Collateral Security Agreement and Section 1(a)(v) of the Non-Shared Collateral Security Agreement.

               "PNC" has the meaning specified in the recital of parties to this Agreement.

               "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

               "PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount TIMES a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 7.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 7.01, the Revolving Credit Facility as in effect immediately prior to such termination).

               "REALLOCATED COMMITMENTS" means $150,000,000 of the Term A Commitments of the Term A Lenders on the Restatement Effective Date prior to giving effect to any assignment under Section 2.01(a)(ii).

               "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

               "REGISTER" has the meaning specified in Section 9.07(d).

               "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "RELATED DOCUMENTS" means the Merger Agreement, the Oak Hill Indenture, the Subordinated Debt Documents, any intercompany notes issued pursuant to Section 5.02(b)(ii), documents related to the Surviving Debt and the Permitted Preferred Stock Documents.

               "REORGANIZATION SUB" has the meaning specified in the Preliminary Statements.

               "REORGANIZATION MERGER" has the meaning specified in the Preliminary Statements.

               "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time,
          (c) the aggregate unused Commitments under the Term Facilities at such time and (d) the aggregate Unused Revolving Credit Commitments at such time; PROVIDED, HOWEVER, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate unused Term Commitments of such Lender at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to any Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

               "RESPONSIBLE OFFICER" means the chief executive officer, the president, the chief financial officer, the principal accounting officer or the treasurer (or the equivalent of any of the foregoing) of the Borrower or any of its Subsidiaries or any other officer, partner or member (or person performing similar functions) of the Borrower or any of its Subsidiaries responsible for overseeing the administration of, or reviewing compliance with, all or any portion of this Agreement and the other Loan Documents.

               "RESTATEMENT EFFECTIVE DATE" shall have the meaning set forth in
          Section 2 of the Amendment and Restatement.

               "REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.01(b).

               "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

               "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

               "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

               "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

               "REVOLVING CREDIT NOTE" means a promissory note of a Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

               "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between any Borrower and any Hedge Bank.

               "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreements.

               "SECURED PARTIES" means the Agents and the Lender Parties.

               "SECURITY AGREEMENTS" means the Shared Collateral Security Agreement or the Non-Shared Collateral Security Agreement.

               "SENIOR SECURED DEBT/EBITDA RATIO" means, at any date of determination, the ratio of Consolidated Senior Secured Debt of CBI and its Subsidiaries as at the end of the most recently ended fiscal quarter of CBI for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated EBITDA of CBI and its Subsidiaries for the period of four consecutive fiscal quarters of CBI ended on or immediately prior to such date.

               "SENIOR SECURED DEBT" means, as of any date, the Advances and that portion of Debt (excluding all indebtedness and payment Obligations referred to in clauses (g) and (h) of the definition of "Debt" herein) that ranks PARI PASSU with the Advances and is secured by any collateral, including, without limitation, the CBI 7 1/4 % Notes.

               "SHARED COLLATERAL SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(ii).

               "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained, and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

               "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
          (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "SPC" has the meaning specified in Section 9.07(j).

               "S&P" means Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

               "SSBI" has the meaning specified in the recital of parties to this Agreement.

               "SUB" has the meaning specified in the Preliminary Statements.

               "SUBORDINATED DEBT" means any Debt of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents and that otherwise contains terms and conditions reasonably satisfactory to the Required Lenders.

               "SUBORDINATED DEBT DOCUMENTS" means all agreements, indentures and instruments pursuant to which Subordinated Debt is issued and that otherwise contains terms and conditions reasonably satisfactory to the Required Lenders, in each case as amended, to the extent permitted under the Loan Documents.

               "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),
          (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

               "SUBSIDIARY GUARANTIES" has the meaning specified in Section 3.01(a)(iii).

               "SUBSIDIARY GUARANTORS" means the Subsidiaries of CBI listed on
          Schedule II hereto and each other Subsidiary of CBI that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

               "SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Transaction.

               "SWING LINE ADVANCE" MEANS an advance made by (a) any Swing Line Bank pursuant to Section 2.01(c) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

               "SWING LINE BANK" means each of CUSA and Bank of America.

               "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by any Swing Line Bank pursuant to Section 2.01(c) or the Revolving Credit Lenders pursuant to Section 2.02(b).

               "SWING LINE FACILITY" has the meaning specified in Section
          2.01(c).

               "SYNDICATION AGENT" has the meaning specified in the recital of parties to this Agreement.

               "TAXES" has the meaning specified in Section 2.12(a).

               "TERM A ADVANCE" has the meaning specified in Section 2.01(a)(i).

               "TERM A COMMITMENT" means the Commitment of each Term Lender to make Term A Advances on the Restatement Effective Date prior to giving effect to any assignment under Section 2.01(a)(ii).

               "TERM A LENDER" means each Term Lender that has a Term A Commitment.

               "TERM ADVANCES" means, collectively, Term A Advances and Incremental Term B Advances.

               "TERM B ADVANCE" has the meaning specified in Section
          2.01(a)(ii).

               "TERM BORROWING" means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.

               "TERM COMMITMENT" means, with respect to any Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term Commitment" or, if such Lender has entered into one or more Assignment and

          Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

               "TERM FACILITY" means, at any time, the aggregate amount of the Term Lenders' Term Commitments at such time.

               "TERM LENDER" means any Lender that has a Term Commitment.

               "TERM NOTE" means a promissory note of a Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from the Term Advance made by such Lender, as amended.

               "TERMINATION DATE" means (i) in the case of the Incremental Term B Facility, the earlier of December 30, 2006 and the date of termination in whole of the Incremental Commitments with respect to the Incremental Term B Facility pursuant to Section 2.05 or 7.01 and
          (ii) in the case of each other Facility, the earlier of November 9, 2004 and the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments and the Term Commitments pursuant to Section 2.05 or 7.01.

               "TOTAL DEBT/CAPITALIZATION RATIO" means, at any date of determination, the ratio (expressed as a percentage) of Consolidated Debt of CBI and its Subsidiaries (excluding (x) Debt of CBI under the Oak Hill Indenture for so long as interest payable thereunder is paid in kind and (y) all indebtedness and payment Obligations referred to in clauses (g) and (h) of the definition of "Debt" herein) as at the end of the most recently ended fiscal quarter of CBI for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to Capitalization of CBI and its Subsidiaries (for avoidance of doubt, including Debt of CBI under the Oak Hill Indenture) as at the end of such fiscal quarter.

               "TRANSACTION" means the Merger and the other transactions contemplated by the Transaction Documents.

               "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

               "2004 LETTERS OF CREDIT" means (i) the $47,742 letter of credit issued to Utah State Retirement Investment Fund issued by Bank of America that expires April 20, 2004 and (ii) the $138,112 letter of credit issued to Overseas Partners (333), Inc. issued by Bank of America that expires July 14, 2004.

               "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

               "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time MINUS (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time PLUS (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to
          Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Banks pursuant to Section 2.01(c) and outstanding at such time.

               "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

               "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

               "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                    SECTION 1.02. COMPUTATION OF TIME PERIODS; OTHER DEFINITIONAL PROVISIONS. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                    SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT

                    SECTION 2.01. THE ADVANCES AND THE LETTERS OF CREDIT. "(a) THE TERM ADVANCES. (i) Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "TERM A ADVANCE") to the Borrowers on any Business Day during the period from the date hereof until the date that is one year from the date hereof in an aggregate amount not to exceed the unused portion of such Lender's Term Commitment at such time. Each Term Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof (or if less, the amount of the aggregate unused portion of the Term Commitments at such time) and shall consist of Term Advances made simultaneously by the Term Lenders ratably according to their Term Commitments. Amounts borrowed under this
          Section 2.01(a)(i) and repaid or prepaid may not be reborrowed; EXCEPT the Borrowers may reborrow up to the principal amount prepaid on the Term A Advances from the proceeds of the Incremental Term B Facility less the principal amount of the Assigned Advances.

               (ii) Each of the Term A Lenders will, as of the Restatement Effective Date, sell and assign to the Incremental Lenders an undivided interest in and to all of its respective rights and obligations under and in respect of its ratable portion (based on its Term A Commitment) of the Reallocated Commitments and the Assigned Advances and each of the Incremental Lenders severally agrees, on the terms and conditions hereinafter set forth, to purchase and assume an undivided interest in its ratable portion (based on its Incremental Commitment) of the Reallocated Commitments and the Assigned Advances being so sold and assigned to the Incremental Lenders on such date. Immediately after giving effect to all of the assignments and assumptions described in the immediately preceding sentence, the Assigned Advances shall be deemed to be Incremental Term B Advances made by the Incremental Lenders to the Borrower hereunder on the Restatement Effective Date for all purposes of this Agreement. Each Incremental Lender severally agrees further, on the terms and conditions hereinafter set forth, to make an additional single advance (each a "TERM B ADVANCE" and together with the Assigned Advances, each an "INCREMENTAL TERM B ADVANCE") to the Borrowers on the Restatement Effective Date in an amount not to exceed such Lender's unused portion of its Incremental Commitment at such time. The Incremental Borrowing under the Incremental Term B Facility shall consist of Term B Advances made simultaneously by the Incremental Lenders ratably according to their Incremental Commitments. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed."

                    (b) THE REVOLVING CREDIT ADVANCES. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of (i) $10,000,000 or an integral multiple of $1,000,000 in excess thereof in respect of Eurodollar Rate Advances and (ii) $10,000,000 or an integral multiple of $1,000,000 in excess thereof in respect of Base Rate Advances (in each case, other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrowers may borrow under this Section 2.01(b), prepay pursuant to Section 2.06(a) and reborrow under this
          Section 2.01(b).

                    (c) THE SWING LINE ADVANCES. The Borrowers may request any Swing Line Bank to make, and such Swing Line Bank may, if in its sole discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line Advances to such Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount owing to all Swing Line Banks not to exceed at any time outstanding $75,000,000 (the "SWING LINE FACILITY") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $500,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as any Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, the Borrowers may borrow under this Section 2.01(c), repay pursuant to Section 2.04(c) or prepay pursuant to Section 2.06(a) and reborrow under this
          Section 2.01(c).

                    (d) THE LETTERS OF CREDIT. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the "LETTERS OF CREDIT") for the account of a Borrower from time to time on any Business Day during the period from the date hereof until 5 Business Days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by such Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. The BofA Letters of Credit shall for all purposes be deemed to have been issued hereunder and shall constitute use of the Letter of Credit Facility. No Letter of Credit, other than the 2004 Letters of Credit, shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 5 Business Days before the Termination Date and one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank that issued such Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified such Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Letter of Credit (a "NOTICE OF TERMINATION"). If either a Notice of Renewal is not given by such Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; PROVIDED, HOWEVER, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or such Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Each Letter of Credit shall contain a provision authorizing the Issuing Bank that issued such Letter of Credit to deliver to the beneficiary of such Letter of Credit, upon the occurrence and during the continuance of an Event of Default, a notice (a "DEFAULT TERMINATION NOTICE") terminating such Letter of Credit and giving such beneficiary 15 days to draw such Letter of Credit. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, such Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.04(d) and request the issuance of additional Letters of Credit under this Section 2.01(d).

                    SECTION 2.02. MAKING THE ADVANCES. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by a Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to such Borrower by crediting such Borrower's Account; PROVIDED, HOWEVER, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit

          Advances made by any Swing Line Bank or any Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Swing Line Bank or such Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

                    (b) Each Swing Line Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing, by a Borrower to any Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in its sole discretion, it elects to make the requested Swing Line Advance, such Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to such Borrower by crediting such Borrower's Account. Upon written demand by any Swing Line Bank with an outstanding Swing Line Advance, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from such Swing Line Bank, and such Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. Such Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank that made such Advance, PROVIDED that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or
          (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by a Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, such Swing Line Bank represents and warrants to such other Lender that such Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of such Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by such Swing Line Bank shall be reduced by such amount on such Business Day.

                    (c) Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10, (ii) until the closing of the general syndication of the Facility but in any event no later than November 30, 1999, no Borrower may select an Interest Period of more than 1 month for Eurodollar Rate Advances and
          (iii) the Term Advances may not be outstanding as part of more than five separate Borrowings and the Revolving Credit Advances may not be outstanding as part of more than five separate Borrowings.

                    (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower that requested such Borrowing. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower that requested such Borrowing shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                    (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower that requested such Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower that requested such Borrowing severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at such time under Section
          2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                    (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                    SECTION 2.03. ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT. (a) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by a Borrower to any Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to such Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If (x) the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from Lenders holding at least 50% of the Revolving Credit Commitments such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to such Borrower at its office referred to in Section 9.02 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                    (b) LETTER OF CREDIT REPORTS. Each Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

                    (c) DRAWING AND REIMBURSEMENT. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an mount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to such Issuing Bank. Each Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, PROVIDED that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Revolving Credit Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

                    (d) FAILURE TO MAKE LETTER OF CREDIT ADVANCES. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                    SECTION 2.04. REPAYMENT OF ADVANCES. (a) TERM ADVANCES. (i) The Borrowers shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances on the following dates in an amount equal to the percentage of the aggregate principal amount of all of the Term Advances outstanding on the date that is one year from the date hereof (after giving effect to all Term Borrowings, if any, made during such period) set forth opposite such dates (in each case which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

                  DATE                                                    PERCENTAGE
                  March 28, 2002                                                3.75%
                  June 27, 2002                                                 3.75%
                  September 27, 2002                                            3.75%
                  December 30, 2002                                             3.75%

                  March 29, 2003                                                6.25%
                  June 27, 2003                                                 6.25%
                  September 29, 2003                                            6.25%
                  December 30, 2003                                             6.25%

                  March 30, 2004                                                15.00%
                  June 29, 2004                                                 15.00%
                  September 29, 2004                                            15.00%

PROVIDED, HOWEVER, that, notwithstanding the foregoing provisions of this
Section 2.04(a)(i), the final principal repayment installment of the Term Advances shall be repaid in full on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Advances outstanding on such date.

               (ii) The Borrowers shall repay to the Administrative Agent for the ratable account of the Incremental Lenders that are Lenders under the Incremental Term B Facility, the aggregate outstanding principal amount of the Incremental Term B Advances on the following dates in an amount equal to the percentage of the aggregate principal amount of all of the Incremental Term B Advances outstanding on the date that is two years from the date hereof (after giving effect to all Borrowings under the Incremental Term B Facility, if any, made during such period) set forth opposite such dates (in each case which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

                  DATE                                                      PERCENTAGE
                  March 28, 2002                                                 0.25%
                  June 27, 2002                                                  0.25%
                  September 27, 2002                                             0.25%
                  December 30, 2002                                              0.25%

                  March 29, 2003                                                 0.25%
                  June 27, 2003                                                  0.25%
                  September 29, 2003                                             0.25%
                  December 30, 2003                                              0.25%



                  March 30, 2004                                                 0.25%
                  June 29, 2004                                                  0.25%
                  September 29, 2004                                             0.25%
                  December 30, 2004                                              0.25%

                  March 30, 2005                                                 0.25%
                  June 29, 2005                                                  0.25%
                  September 29, 2005                                             0.25%
                  December 30, 2005                                              0.25%

                  March 30, 2006                                               24.00%
                  June 29, 2006                                                24.00%
                  September 29, 2006                                           24.00%
                  December 30, 2006                                            24.00%

PROVIDED, HOWEVER, that, notwithstanding the foregoing provisions of this
Section 2.04(a)(ii), the final principal repayment installment of the Incremental Term B Advances shall be repaid in full on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of all Incremental Term B Advances outstanding on such date.

               (b) REVOLVING CREDIT ADVANCES. Each of the Borrowers shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances made to such Borrower and outstanding on such date.

               (c) SWING LINE ADVANCES. Each of the Borrowers shall repay to the Administrative Agent for the account of each Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made to such Borrower by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

               (d) LETTER OF CREDIT ADVANCES. (i) Each of the Borrowers shall repay to the Administrative Agent for the account of each Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of the day on which such Advance was made and the Termination Date, the outstanding principal amount of each Letter of Credit Advance made to such Borrower by each of them; PROVIDED, that to the extent not promptly repaid by such Borrower, a Base Rate Advance shall be deemed made automatically by each Issuing Bank and each other Revolving Credit Lender, in an amount equal to such

Issuing Bank's or Lender's Pro Rata Share of such outstanding Letter of Credit Advance, on the date on which such repayment is required in the aggregate amount of such Letter of Credit Advance, without regard to minimum borrowing amounts or to the conditions set forth in Section 3.02.

               (ii) The Obligations of each of the Borrowers under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

               (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

               (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of such Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

               (C) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

               (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

               (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of such Borrower in respect of the L/C Related Documents; or

               (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or a guarantor.

               SECTION 2.05. TERMINATION OR REDUCTION OF THE COMMITMENTS; INCREASE OF THE COMMITMENTS. (a) OPTIONAL. The Borrowers may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term Commitments, the Incremental Commitments, the Letter of Credit Facility and the Unused Revolving Credit Commitments; PROVIDED, HOWEVER, that each partial reduction of a Facility shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Each reduction of the unused portions of the Term Commitment pursuant to this Section 2.05(a) shall be applied to the remaining principal installments of the Term Facility on a pro rata basis and shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility. Each reduction of the unused portions of the Incremental Commitment pursuant to this Section 2.05(a) shall be applied to the remaining principal installments of the Incremental Facility on a pro rata basis and shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility. Each reduction of the Unused Revolving Credit Commitments pursuant to this Section 2.05(a) shall be applied to the scheduled commitment reduction installments of the Revolving Credit Facility on a pro rata basis.

               (b) MANDATORY. (i) The Term Facility shall be automatically and permanently reduced, on a pro rata basis, on each date on which the Term Advances outstanding thereunder are repaid or prepaid by an amount equal to the amount by which the aggregate Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term Advances then outstanding.

               (ii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

               (iii) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

               (iv) The Revolving Credit Facility shall be automatically and permanently reduced, on the following dates in an amount equal to the percentage of the aggregate Revolving Credit Commitments of the Revolving Credit Lenders set forth opposite such dates (after giving effect to all reductions in such amounts on or prior to any such date as a result of the application of commitment reductions in accordance with the order of priority set forth in subsection (a) of this Section 2.05 or prepayments in accordance with clause
(i), (ii), (iii) or (iv) of Section 2.06(b)), PROVIDED that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments:

                  DATE                                                    PERCENTAGE
                  March 28, 2002                                                3.75%
                  June 27, 2002                                                 3.75%
                  September 27, 2002                                            3.75%
                  December 30, 2002                                             3.75%
                                                                                6.25%
                  March 29, 2003
                  June 27, 2003                                                 6.25%
                  September 29, 2003                                            6.25%
                  December 30, 2003                                             6.25%
                                                                                15.00%
                  March 30, 2004
                  June 29, 2004                                                 15.00%
                  September 29, 2004                                            15.00%


PROVIDED, HOWEVER, that notwithstanding the foregoing provisions of this clause
(iv), all of the Revolving Credit Commitments of the Revolving Credit Lenders shall be terminated in whole on the Termination Date.

               (v) The Incremental Facility shall be automatically and permanently reduced, on a pro rata basis, on each date on which the Incremental Advances outstanding thereunder are repaid or prepaid by an amount equal to the amount by which the aggregate Incremental Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Incremental Advances then outstanding.

               (c) INCREMENTAL FACILITY. At any time prior to the second anniversary of the date hereof, the Borrowers may, by written notice ("INCREMENTAL FACILITY NOTICE") to the Administrative Agent (which shall promptly deliver a copy to each of the Lender Parties), request the addition of one or more additional term facilities (each an "INCREMENTAL FACILITY" and together, the "INCREMENTAL FACILITIES"). Each Incremental Facility shall be in an aggregate principal amount of not less than $100 million and all of which together shall be in an aggregate principal amount not to exceed $650 million. The Incremental Facilities (i) shall be a Term Facility for all purposes hereunder (and references to the Term Facility and Term Advances shall be deemed as the context requires to include reference to the Incremental Facilities) and
(ii) shall have such pricing as may be agreed by the Borrowers and the Lender Parties providing such Incremental Facilities and shall otherwise have the same terms as the Term Advances (and references to the Term Facility and Term Advances shall be deemed as the context requires to include reference to the Incremental Facilities) including the same Termination Date and the same proportional amortization as the remaining Term Advances or such later termination date and longer proportional amortization terms as shall be agreed by the Borrowers and the Incremental Lenders providing such Incremental Facility. Any such Incremental Facility shall be offered, first, on a pro rata basis to existing Lenders, and to the extent that such Lenders do not commit within 15 days of the Incremental Facility Notice for any such Incremental Facility, the Borrowers shall have the right to arrange for one or more banks or other financial institutions acceptable to the Agents (any such bank or other financial institution, an "ADDITIONAL LENDER") to extend commitments to provide the Incremental Facility in an aggregate amount equal to the amount, if any, by which the commitments by the Lenders to provide such Incremental Facility is less than the amount thereof requested by the Borrowers pursuant to the terms of this Section 2.05(c). Commitments in respect of an Incremental Facility shall become "Commitments" under this Agreement pursuant to an amendment hereto executed by each of the Borrowers, each Lender Party agreeing to provide such Commitment, each Additional Lender, if any, the Issuing Banks and the Agents and such amendments to the other Loan Documents as the Agents shall reasonably deem appropriate to effect such purpose. The effectiveness of such amendment and the commitments in respect of each Incremental Facility shall be subject to the satisfaction on the date thereof and, if different, on the date on which Advances under the Incremental Facility are made, of each of the conditions set forth in Section 3.02.

               SECTION 2.06. PREPAYMENTS. (a) OPTIONAL. Each Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing made by such Borrower in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, such Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of any Term Advances shall be applied to the installments thereof pro rata to the remaining installments thereof.

               (b) MANDATORY. (i) Following the end of each Fiscal Year of CBI, commencing with the Fiscal Year ending December 31, 2002, in the event that either (A) the rating of the Index Debt by S&P or Moody's is lower than BBB- or Baa3, respectively, or (B) the Debt/EBITDA Ratio of CBI and its Subsidiaries as of the last day of such Fiscal Year is greater than 4.00 to 1.00, the Borrowers shall, on the 90th day following the end of such Fiscal Year, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings made by such Borrower in an amount equal to 50% of the Excess Cash Flow for such Fiscal Year. Each such prepayment shall be applied ratably FIRST to the Term Facility and to the installments thereof pro rata to the remaining installments thereof, and SECOND to the Revolving Credit Facility as set forth in clause (vi) below.

               (ii) So long as the rating of the Index Debt by S&P or Moody's is lower than BBB or Baa2, respectively, the Borrowers shall, on the date of receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to (x) clauses (i) through
(vii) of Section 5.02(e) or (y) pursuant to clause (viii) of Section 5.02(e) if the proceeds are being reinvested in the business of the Borrowers and their Subsidiaries in accordance with such clause (viii)) or (B) any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in clause (A) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied ratably FIRST to the Term Facility and to the installments thereof pro rata to the remaining installments thereof and SECOND to the Revolving Credit Facility as set forth in clause (vi) below.

               (iii) The Borrowers shall, on the date of the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to Section 5.02(b)), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied ratably FIRST to the Term Facility and to the installments thereof pro rata to the remaining installments thereof and SECOND to the Revolving Credit Facility as set forth in clause (vi) below; PROVIDED that in the event
(A) the rating of the Index Debt is BBB- by S&P and Baa3 by Moody's or greater or (B) the Debt/EBITDA Ratio of CBI and its Subsidiaries as of the last day of the most recently ended fiscal quarter (after giving pro forma effect to such Debt) is less than 4.00 to 1.00, the amount of such prepayment shall be equal to 50% of the amount of such Net Cash Proceeds.

               (iv) The Borrowers shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

               (v) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

               (vi) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii), (iii) or (iv) above shall be FIRST applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, SECOND applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, THIRD applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and FOURTH deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Revolving Credit Lenders, as applicable.

               (vii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

               (c) PRO RATA TREATMENT. All prepayments of the Term Facility or the Incremental Facility under this Section 2.06 shall be applied to prepay the Term A Advances then outstanding and the Incremental Term B Advances then outstanding on a pro rata basis.

               SECTION 2.07. INTEREST. (a) SCHEDULED INTEREST. Each Borrower shall pay interest on the -------- ------------------ unpaid principal amount of each Advance owing to each Lender from such Borrower from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

               (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
          (A) the Base Rate in effect from time to time PLUS (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each month March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

               (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance PLUS (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

               (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of a Default under 7.01(a), (e) or (f), the Borrowers shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause
(a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

               (c) NOTICE OF INTEREST PERIOD AND INTEREST RATE. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the appropriate Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or
(a)(ii) above.

               SECTION 2.08. FEES. (a) COMMITMENT FEE. The Borrowers shall pay to the AdministrativeAgent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the date of the initial Borrowing hereunder, thereafter quarterly on the last day of each March, June, September and December, and on the Termination Date, at the Commitment Fee Rate on the average daily unused portion of each Lender's Term Commitment and on the sum of the average daily Unused Revolving Credit Commitment of such Lender PLUS its Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter; PROVIDED, HOWEVER, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

               (b) LETTER OF CREDIT FEES, ETC. (i) The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 1999, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the Applicable Margin from time to time on Eurodollar Rate Advances.

               (ii) The Borrowers shall pay to each Issuing Bank, for its own account, (A) a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 1999, and on the Termination Date, on the average daily amount of its Letter of Credit Commitment during such quarter, from the date hereof until the Termination Date, at the rate of 0.25% per annum, (B) customary fees for issuance of letters of credit for each Letter of Credit issued by such Issuing Bank in an amount to be agreed upon between the Borrower and such Issuing Bank on the date of issuance of such Letter of Credit, payable on such date and (C) such other commissions, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrowers and such Issuing Bank shall agree.

               (c) AGENTS' FEES. The Borrowers shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrowers and such Agent.

               SECTION 2.09. CONVERSION OF ADVANCES. (a) OPTIONAL. Each Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing made by such Borrower into Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in
Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on such Borrower.

               (b) MANDATORY. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

               (ii) If a Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

               (iii) Upon the occurrence and during the continuance of any Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

               SECTION 2.10. INCREASED COSTS, ETC. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender

Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; PROVIDED, HOWEVER, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

               (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrowers by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

               (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed or holding not less than a majority in interest of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

               (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist; PROVIDED, HOWEVER, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

               SECTION 2.11. PAYMENTS AND COMPUTATIONS. (a) The Borrowers shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by such Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by such Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

               (b) Each Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of such Borrower's accounts with such Lender Party or such Affiliate any amount so due.

               (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

               (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

               (e) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to any Lender Party hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

               (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

               SECTION 2.12. TAXES. (a) Any and all payments by the Borrowers hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender Party and each Agent, (i) taxes that are imposed on its overall net income (including franchise taxes imposed in lieu thereof) by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or in which its principal office is located or any political subdivision thereof, (ii) in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof and (iii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clauses (i) or (ii) above (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent, (i) the sum payable by such Borrower shall be increased as may be necessary so that after such Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make all such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (b) In addition, the Borrowers shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

               (c) The Borrowers shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes (including Taxes or Other Taxes imposed on amounts payable under this Section 2.12) imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

               (d) Promptly after the date of any payment of Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

               (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party, on or prior to the date of its designation of a new lending office and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two properly completed original Internal Revenue Service forms 1001 or 4224 or (in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) properly completed form W-8 (and, if such Lender Party delivers a form W-8, a properly completed certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of either Borrower and is not a controlled foreign corporation related to such Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any properly completed successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a form W-8, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement (or designates a new lending office) accurately indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms accurately certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; PROVIDED, HOWEVER, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this
Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above), that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

               (f) For any period with respect to which a Lender Party has failed to provide such Borrower with the appropriate form described in subsection (e) above (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided (but only so long as such Lender Party is not lawfully able to provide such form) or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

               (g) In the event that an additional payment is made under Section
2.12 for the account of any Lender Party and such Lender Party, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes or Other Taxes paid pursuant to this Section 2.12, such Lender Party shall promptly remit such refund to the Borrowers, net of all out-of-pocket expenses of Lender Party; provided, however, that the Borrowers, upon request of such Lender Party, agree to promptly return such refund to such Lender Party in the event such Lender Party is required to repay such refund to the relevant taxing authority. Nothing contained herein shall interfere with the right of a Lender Party to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender Party to apply for any refund or to disclose any information relating to its tax affairs or any computations in respect thereof.

               SECTION 2.13. SHARING OF PAYMENTS, ETC. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; PROVIDED FURTHER that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. Each Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this
Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of such Borrower in the amount of such interest or participating interest, as the case may be.

               SECTION 2.14. USE OF PROCEEDS. The proceeds of the Term Advances shall be available (and each Borrower agrees that it shall use such proceeds) as follows: (i) by IXCS solely to refinance Existing Debt, including the June IXCS Agreement, to fund Capital Expenditures, to pay transaction fees and expenses and other general corporate purposes, in each case, to the extent permitted hereunder and under applicable Surviving Debt documents and to repurchase the IXC Senior Subordinated Notes; and (ii) by CBI solely to refinance the BofA Credit Agreement, to pay transaction fees and expenses, to make equity contributions and intercompany loans to the Company and its Subsidiaries, to enable the Company to refinance certain Existing Debt and to repurchase the IXC Senior Subordinated Notes and for other general corporate purposes, in each case, to the extent permitted hereunder and under applicable Surviving Debt documents. The proceeds of the Revolving Credit Advances and issuances of Letters of Credit shall be available (and each Borrower agrees that it shall use such proceeds and Letters of Credit) solely to fund Capital Expenditures, to make equity contributions and intercompany loans to the Company and its Subsidiaries and for other general corporate purposes, in each case, to the extent permitted hereunder and under the applicable Surviving Debt documents. Each Borrower agrees that any Advances under this Agreement to finance Capital Expenditures of IXCS or any of its Subsidiaries shall be financed with Advances made to IXCS under this Agreement instead of Advances to CBI, subject to availability hereunder and, with respect to "Unrestricted Subsidiaries" (as defined in the Certificate of Designation or the IXC 9% Indenture), to the extent covenants in agreements governing existing indebtedness and charter provisions permit such Capital Expenditure to be financed by borrowings of IXCS and not CBI.

               SECTION 2.15. DEFAULTING LENDERS. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to any Borrower and (iii) such Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of such Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the applicable Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to
Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). Such Borrower shall notify the Administrative Agent at any time such Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by such Borrower to or for the account of such Defaulting Lender which is paid by such Borrower, after giving effect to the amount set off and otherwise applied by such Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

               (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the applicable Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by such Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

               (i) FIRST, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

               (ii) SECOND, to the Issuing Banks and the Swing Line Banks for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Banks and the Swing Line Banks; and

               (iii) THIRD, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by such Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

               (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) any Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Citibank, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

               (i) FIRST, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

               (ii) SECOND, to the Issuing Banks and the Swing Line Banks for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Banks and the Swing Line Banks;

               (iii) THIRD, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

               (iv) FOURTH, to the Borrowers for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

               (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that any Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

               SECTION 2.16. EVIDENCE OF DEBT. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Each Borrower agrees that upon notice by any Lender Party to such Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, such Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note, a Term Note and an Incremental Note, as applicable, in substantially the form of Exhibits A-1 and A-2 hereto, as the case may be, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment, the Term Commitment and the Incremental Commitment, as the case may be, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

               (b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the Borrower and the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from such Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from such Borrower hereunder and each Lender Party's share thereof.

               (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be PRIMA FACIE evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; PROVIDED, HOWEVER, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement.


                                   ARTICLE III

                           CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

               SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make an Advance or of any Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

               (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agents (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                    (i) The Notes payable to the order of the Lenders that have requested Notes prior to the Effective Date.

                    (ii) A security agreement from (a) CBI in substantially the form of Exhibit D-1 hereto (the "SHARED COLLATERAL SECURITY AGREEMENT") and (b) the other Loan Parties in substantially the form of Exhibit D-2 hereto (the "NON-SHARED COLLATERAL SECURITY AGREEMENT"; together with the Shared Collateral Security Agreement, each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "SECURITY AGREEMENTS"), duly executed by each Loan Party party thereto, together with:

                    (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein indorsed in blank,

                    (B) proper financing statements (Form UCC-1 or a comparable form) or the equivalent thereof under the Uniform Commercial Code to be filed in the legal name of each required Loan Party with the Secretary of State in the state where such Loan Party maintains its chief executive office in order to perfect and protect the first priority liens and security interests created under the Security Agreements, covering the Collateral described in the Security Agreements, in each case completed in a manner satisfactory to Agents and duly executed by the required Loan Party,

                    (C) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                    (D) evidence of the completion of all other recordings and filings of or with respect to the Security Agreements that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                    (E) evidence that all other action that the Administrative
               Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreements has been taken (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements).

               (iii) A guaranty from (a) the Subsidiary Guarantors who have guaranteed the Obligations of IXCS and its Subsidiaries under the Loan Documents (the "IXCS SUBSIDIARY GUARANTY") and (b) the Subsidiary Guarantors who have guaranteed the Obligations of CBI and its Subsidiaries under the Loan Documents (the "CBI SUBSIDIARY GUARANTY"), in each case, in substantially the form of Exhibit E hereto (together with each other guaranty and guaranty supplement delivered pursuant to
          Section 5.01(j), in each case as amended, the "SUBSIDIARY GUARANTIES"), duly executed by each Subsidiary Guarantor party thereto.

               (iv) Certified copies of the resolutions of the Board of Directors (or persons performing similar functions), or, in the case of wholly owned

          Subsidiaries, action by unanimous written consent of the sole shareholder, of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party, the consummation of each aspect of the Transaction involving or affecting such Loan Party and the other transactions contemplated by any of the foregoing, and of all documents evidencing other necessary corporate action and governmental and other third party approvals, consents, authorizations, notices and filings of actions with respect to the Transaction and each Transaction Document to which it is or is to be a party (other than the approvals by certain state public utility commissions listed in the attached Schedule 4.01(d) that have not been obtained as of the date hereof but the failure to obtain such approvals either individually or in the aggregate could not be expected to have a Material Adverse Effect).

               (v) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation (or organization) of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter (or similar constitutive document) of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated (or organized) and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation (or organization).

               (vi) A copy of a certificate of the Secretary of State of each jurisdiction in which a Loan Party is qualified or licensed as a foreign corporation or limited liability company, dated reasonably near the date of the Initial Extension of Credit, stating that such Loan Party is duly qualified and in good standing as a foreign corporation or limited liability company, as the case may be, in such State and has filed all annual reports required to be filed to the date of such certificate.

               (vii) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President or Treasurer and its Secretary or any Assistant Secretary (or persons performing similar functions), dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter, articles of incorporation or certificate of formation, as applicable, of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws or limited liability company agreement, as applicable, of such Loan Party as in effect on the date on which the resolutions, or actions by written consent, as applicable, referred to in Section 3.01(a)(iv) were adopted and on the date of the Initial Extension of Credit, (C) no proceeding for dissolution or liquidation of such Loan Party has been commenced by such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as they relate to such Loan Party as though made on and as of the date of the Initial Extension of Credit (except to the extent they expressly relate to an earlier date, in which case certifying that such representations and warranties are true and correct as of such earlier date) and (E) the absence of any event relating to such Loan Party occurring and continuing, or reasonably expected to result from the Initial Extension of Credit, that constitutes a Default.

               (viii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers, partners, members or equivalent persons of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

               (ix) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

               (x) Certified copies of a certificate of merger or other confirmation satisfactory to the Agents of the consummation of the Merger from the Secretary of State of the State of Delaware.

               (xi) Certificates and letters, in form and substance reasonably satisfactory to the Lender Parties, attesting to the Solvency of CBI and its Subsidiaries on a Consolidated basis before and after giving effect to the Transaction (and the incurrence of indebtedness related thereto) from the Chief Financial Officer of CBI.

               (xii) Certified copies of all of the agreements, instruments and other documents evidencing or setting forth the terms and conditions of Surviving Debt that is outstanding or has commitments for the extension of credit on the Effective Date in an aggregate amount of at least $1,000,000 in each case, duly executed by the parties thereto together with all Exhibits and Schedules thereto.

               (xiii) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Agents shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, and copies, certified by a Responsible Officer of the Borrower of

                    (A) audited consolidated balance sheets and related
               statements of income, stockholders equity and cash flows of each Borrower for the fiscal years ended December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997, December 31,
               1998,

                    (B) the unaudited consolidated and, to the extent available, consolidating balance sheets and related financial statements of each Borrower for each completed fiscal quarter since the date of the audited financial statements,

                    (C) pro forma consolidated and, to the extent available,
               consolidating balance sheet of CBI as of September 30, 1999 after giving effect to the Merger and the making of the Advances hereunder, together and

                    (D) forecasts prepared by management of the CBI, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a quarterly and annual basis for the Company and CBI for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Termination Date.

               (xiv) A certificate of a Responsible Officer of CBI that shortly before and immediately after giving pro forma effect to the Transaction, CBI and its Subsidiaries will be in compliance with
          Section 5.04.

               (xv) Certified copies of all Material Contracts of each Loan Party and its Subsidiaries.

               (xvi) A Notice of Borrowing or Notice of Issuance, as applicable, relating to the Initial Extension of Credit.

               (xvii) Favorable opinions of Cravath, Swaine & Moore, with respect to the Loan Documents, Frost & Jacobs, with respect to the CBI entities (excluding those issues addressed in the Steptoe & Johnson opinion), Steptoe & Johnson, with respect to certain regulatory issues related to the CBI entities, Riordan & McKinzie, with respect to the IXC entities (excluding those issues addressed in the Reboul, MacMurray, Hewitt, Maynard & Kristol opinion), Reboul, MacMurray, Hewitt, Maynard & Kristol, with respect to regulatory issues related to the IXC entities, and Graves, Doughterty, Hearn & Moody, with respect to issues relating to the Uniform Commercial Code of the State of Texas, in the form reasonably acceptable to the Agents.

               (xviii) A favorable tax opinion of Riordan & McKinzie, counsel for IXC, and a favorable opinion Thomas E. Taylor, Esq., General Counsel to CBI, delivered in connection with the Merger, which opinion is either (A) addressed to the Agents and the Lender Parties and expressly states that the Agents and the Lender Parties may rely on such opinion or (B) accompanied by a reliance letter from such counsel addressed to the Agents and the Lender Parties that expressly states that the Agents and the Lender Parties may rely on such opinion.

               (xix) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

          (b) The Lender Parties shall be reasonably satisfied with the organizational and legal structure and capitalization of each Loan Party and each of its Subsidiaries in which the Equity Interest in such Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

          (c) The Lender Parties shall be satisfied that all Existing Debt listed on Schedule 4.01(s) has been prepaid, redeemed or defeased in full (or scheduled for payment, redemption or defeasance as set forth on Schedule 4.01(s)) or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions reasonably satisfactory to the Lender Parties.

          (d) Before giving effect and immediately after giving pro forma effect to the Transaction, there shall have occurred no Material Adverse Change since December 31, 1998, except as disclosed in the Form S-4 of CBI filed with the Securities and Exchange Commission on September 13, 1999.

          (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the best knowledge of any Loan Party or any of its Subsidiaries, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document except for the matters described in Schedule 4.01(f) hereto (the "Disclosed Litigation"), as they relate to the Merger or the consummation of the Transaction; and there shall have been no material adverse change in the status, or the reasonably anticipated financial effect on any Loan Party or any of its Subsidiaries, of such Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (f) All governmental and third party consents and approvals and authorizations of, notices and filings to or with, and other actions by any other Person necessary in connection with any aspect of the Transaction, any of the Loan Documents or the Related Documents or any of the other transactions contemplated thereby, shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect (other than the approvals by certain state public utility commissions listed in the attached Schedule 4.01(d) that have not been obtained as of the date hereof but the failure to obtain such approvals either individually or in the aggregate could not be expected to have a Material Adverse Effect); all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (g) The Lender Parties shall have completed a due diligence investigation of CBI, the Company and their respective Subsidiaries in scope, and with results, satisfactory to the Lender Parties, and nothing shall have come to the attention of the Lender Parties during the course of such due diligence investigation to lead them to believe (i) that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect, (ii) that, following the consummation of the Merger, the Borrower and its Subsidiaries would not have good and marketable title to all material assets of the Company and its Subsidiaries reflected in the Information Memorandum and (iii) that the Merger will not have a Material Adverse Effect on any Loan Party or any of its Subsidiaries; without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of CBI, the Company and their respective Subsidiaries as they shall have requested.

          (h) The Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the reasonable accrued fees and expenses of counsel to the Administrative Agent to the Lender Parties).

          (i) The Merger shall have been consummated on terms and conditions reasonably satisfactory to the Lenders and in compliance with applicable law and regulatory approvals, and each of the Lenders shall be satisfied in all respects with the structure, terms and conditions of the Merger, and there shall not have been any material modification, amendment, supplement or waiver to the Merger Agreement, that could adversely affect the Lenders in any material respect including, without limitation, any modification, amendment, supplement or waiver relating to (A) the amount or type of consideration to be paid in connection with the Merger and the other parts of the Transaction and all related tax, legal and accounting matters and
     (B) the capitalization, structure and equity ownership of CBI, the Company and its Subsidiaries after giving effect to the Transaction.

               SECTION 3.02. CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE AND RENEWAL. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of any Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by such Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by such Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                    (i) the representations and warranties contained in each
               Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance or renewal as though made on and as of such date; and

                    (ii) no Default has occurred and is continuing, or would
               result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom;

and (b) the Administrative Agent shall have received such other certificates, opinions and other documents as any Appropriate Lender through the Administrative Agent may reasonably request in order to confirm (i) the accuracy of such Borrower's representations and warranties, (ii) such Borrower's timely compliance with the terms, covenants and agreements set forth in this Agreement and (iii) the absence of any Default.

               SECTION 3.03. DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower represents and warrants as follows:

               (a) Each Loan Party and each of its Subsidiaries (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation or limited liability company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Each of the Loan Parties has all of the requisite power and authority, and the legal right, to execute and deliver each of the Loan Documents and the Related Documents to which it is or is to be a party, to perform all of its Obligations hereunder and thereunder and to consummate the Transaction and all of the other transactions contemplated hereby and thereby.

               (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its organization, the number and type of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

               (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws,
          (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
          (iii) other than Debt scheduled for repayment on the date of the Initial Extension of Credit, conflict with or result in the breach of, or constitute a default or, except as set forth in the attached
          Schedule 4.01(c)(iii), require
          any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

               (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or
          (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect (other than the approvals by certain state public utility commissions listed in the attached Schedule 4.01(d) that have not been obtained as of the date hereof but the failure to obtain such approvals either individually or in the aggregate could not be expected to have a Material Adverse Effect). Notwithstanding the foregoing, it is understood that (i) no regulatory approvals have been obtained in connection with (x) the pledge of shares of any regulated entity or (y) the granting of additional collateral in certain circumstances as contemplated by Section 5.01(j)(I) and (ii) as of the date hereof no regulatory approvals have been obtained or are being sought in connection with the possible exercise of remedies under this Agreement or any of the Collateral Documents. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The acquisition and the Merger have been consummated in accordance with the Merger Agreement and applicable law.

               (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

               (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the best knowledge of any Loan Party, threatened before any court, governmental agency or arbitrator of any kind that (i) either individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect or (ii) in which there is a reasonable likelihood of an adverse determination and which purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, any of the Loan Documents or the Related Documents or any of the other transactions contemplated hereby.

               (g) The Consolidated balance sheets of CBI, the Company and their respective Subsidiaries as at December 31, 1998, and the related Consolidated and consolidating, if any, statements of income and Consolidated statement of cash flows of the CBI, the Company and their respective Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of PriceWaterhouseCoopers, LLP independent public accountants, and the Consolidated and consolidating, if any, balance sheets of CBI, the Company and their respective Subsidiaries as at June 30, 1999, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flows of CBI, the Company and their respective Subsidiaries for the six months then ended, duly certified by the Chief Financial Officer of CBI and the Company, respectively, copies of which have been furnished to each Lender Party, fairly present the Consolidated and consolidating financial condition of CBI, the Company and their respective Subsidiaries as at such dates and the Consolidated and consolidating results of operations of CBI, the Company and their respective Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1998, there has been no Material Adverse Change except as disclosed in the Form S-4 of CBI filed with the Securities and Exchange Commission on September 13, 1999.

               (h) The Consolidated pro forma balance sheet of CBI and its Subsidiaries as at the Closing Date, and the related Consolidated and consolidating pro forma statements of income and cash flows of CBI and its Subsidiaries for the nine months then ended, certified by the Chief Financial Officer of CBI, copies of which have been furnished to each Lender Party, fairly present the Consolidated and consolidating pro forma financial condition of CBI and its Subsidiaries as at such date and the Consolidated and consolidating pro forma results of operations of CBI and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP.

               (i) The Consolidated and consolidating forecasted balance sheets, statements of income and statements of cash flows of CBI and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xiii) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, CBI's best estimate of its future financial performance.

               (j) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

               (k) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and following the application of the proceeds of each Advance or drawing under each Letter of Credit, not more than 25% of the value of the assets (of CBI and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(e) or subject to any restriction contained in any agreement or instrument between CBI and any Lender Party or any Affiliate of any Lender Party relating to Debt within the scope of 7.01(e) will be Margin Stock. For purposes of this Section 4.01(k), "assets" of CBI or any of its Subsidiaries includes, without limitation, treasury stock of CBI that has not been retired.

               (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by such Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

               (m) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could have a Material Adverse Effect.

               (n) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

               (o) Each of the Borrowers and CBI together with its Subsidiaries, on a consolidated basis, is Solvent.

               (p) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to have a Material Adverse Effect on any Loan Party or any ERISA Affiliate.

                    (ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished or made available to the Lender Parties, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                    (iii) Neither any Loan Party nor any ERISA Affiliate has
               incurred or to the best knowledge of any Loan Party or any ERISA Affiliate is reasonably expected to incur any Withdrawal Liability in respect of any Multiemployer Plan.

                    (iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan to the best knowledge of any Loan Party or any ERISA Affiliate is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

               (q) Except for such matters that could not be reasonably likely to have a Material Adverse Effect (i) the operations and properties of each Loan Party and each of its Subsidiaries comply in all respects with all Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties or (B) cause any such property to be subject to any liens and/or environmental transfer act restrictions under any Environmental Law. In addition to the foregoing, it is understood and agreed that the Borrowers will comply with regulatory requirements set forth in Schedule 4.01(q);

                    (ii) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the knowledge of any

               Loan Party or any of their Subsidiaries, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; and during the ownership or operation thereof by any Loan Party or any of their Subsidiaries, Hazardous Materials were not and have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries; and

                    (iii) neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and during the ownership or operation thereof by any Loan Party or any of their Subsidiaries, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries were and have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries.

               (r) (i) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all material tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except any taxes that are being contested in good faith by appropriate proceedings and for which the Loan Party, its Subsidiaries or its Affiliates, as the case may be, has set aside on its books adequate reserves;

                    (ii) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal, state, local and foreign income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service or by any state, local and foreign taxing authorities with respect to any years for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise along with any issues raised by the Internal Revenue Service in respect of such years could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and

                    (iii) The Merger will not be taxable to CBI, the Company or any of their respective Subsidiaries or Affiliates and will not, taken either alone or in conjunction with any other transaction, result in CBI being required to recognize gain under Section 355(e) of the Internal Revenue Code.

               (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

               (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

               (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof.

               (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

               (w) [Intentionally omitted]

               (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

               (y) Each Borrower and its Subsidiaries are Year 2000 Compliant and, to the best knowledge of each Borrower and its Subsidiaries, their respective suppliers will be Year 2000 Compliant at January 1, 2000, except, in each case, for such failures to be Year 2000 Compliant that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. The term "Year 2000 Compliant", with respect to a computer system or software program, means that such computer system or program: (A) is capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000; (B) has the ability to provide date recognition for any data element without limitation; (C) has the ability to function automatically into and beyond the Year 2000 without human intervention and without any change in operations associated with the advent of the Year 2000; (D) has the ability to interpret data, dates and time correctly into and beyond the Year 2000; (E) has the ability not to produce noncompliance in existing data, nor otherwise corrupt such data, into and beyond the Year 2000; (F) has the ability to process correctly after January 1, 2000, data containing dates and times before that date; and (G) has the ability to recognize all "leap year" dates, including February 29, 2000.

                                    ARTICLE V

                           COVENANTS OF THE BORROWER

          SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Borrower will:

          (a) COMPLIANCE WITH LAWS, ETC. (i) Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and (ii) except as provided in Section 5.01(e), obtain and maintain in effect all Governmental Authorizations that are necessary (A) to own or lease and operate their respective property and assets and to conduct their respective businesses as now conducted and as proposed to be conducted, except where and to the extent that the failure to obtain or maintain in effect any such Governmental Authorization, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (B) for the due execution, delivery or performance by CBI or any of its Subsidiaries of any of the Loan Documents or the Related Documents to which it is or is to be a party, or for the consummation of any aspect of the Transaction or any of the other transactions contemplated hereby and thereby. This Section 5.01(a) shall not apply to compliance with Environmental Laws or Environmental Permits (which is the subject of Section 5.01(c)).

          (b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; PROVIDED, HOWEVER, that neither CBI nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, cause each of its Subsidiaries and use its best efforts (which efforts shall include ensuring that all applicable leases, licenses or other such agreements include provisions requiring such compliance) to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up Hazardous Materials from any of its properties, to the extent required by Environmental Laws, except where and to the extent that the failure to comply with Environmental Laws, obtain or renew Environmental Permits or to conduct such cleanup, removal, remedial or other action, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that neither the Loan Parties nor any of their respective Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (d) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which each Borrower or such Subsidiary operates (it being understood that, to the extent consistent with prudent business practice of persons carrying on a similar business in a similar location, a program of self-insurance for first or other loss layers may be utilized in an aggregate amount not to exceed $50,000,000).

          (e) PRESERVATION OF CORPORATE EXISTENCE, ETC. Except as otherwise permitted under Section 5.02(d), preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name (it being understood that legal name changes may be made so long as the Borrowers make arrangements acceptable to the Agents to timely refile financing statements and other filings relating to security interests), rights (charter and statutory), permits, licenses, approvals, privileges and franchises; PROVIDED, HOWEVER, that CBI and its Subsidiaries may consummate the Merger and the Reorganization Merger.

          (f) VISITATION RIGHTS. Upon reasonable notice, at any reasonable time and from time to time, permit any of the Agents or any of the Lender Parties (coordinated through the Administrative Agent), or any agents or representatives thereof, to examine and, with the consent of CBI, which consent shall not be unreasonably withheld, make copies of and abstracts from the records and books of account of, and visit the properties of, each Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of each Borrower and any of its Subsidiaries with any of their officers or directors and, together with an authorized representative of a Loan Party, with their independent certified public accountants.

          (g) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of each Borrower and each such

     Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (h) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (i) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to each Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (j) COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY. (I) Upon (A) the occurrence and during the continuance of a Default or (B) the Index Debt of CBI being rated lower than BB- by S&P or Ba3 by Moody's, then each Borrower shall, in each case at such Borrower's expense and to the fullest extent permitted under the Certificate of Designation and the IXC 9%
     Indenture:

               (1) as soon as practicable but in any event within 20 days thereafter, furnish to the Administrative Agent a description of the real and personal properties of each of the Loan Parties and their respective Subsidiaries (by street address and property type maintained at such address) in detail reasonably satisfactory to the Administrative Agent;

               (2) within 10 days thereafter, cause each Subsidiary (other than a CFC) (to the extent it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or Guaranty Supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

               (3) within 15 days thereafter duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Administrative Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties (other than fiber in which an IRU has been granted prior to the date hereof or pursuant to 5.02(e)(i) or 5.02(e)(viii)(B)),

               (4) within 30 days thereafter, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on and security interests in the real and personal properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

               (5) within 35 days thereafter, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent (x) as to the matters contained in clauses (1) through (4) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, (y) as to the matters contained in clause (4) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and (z) as to such other matters as the Administrative Agent may reasonably request,

               (6) as promptly as practicable thereafter, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, PROVIDED, HOWEVER, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent,

               (7) upon the occurrence and during the continuance of a Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Administrative Agent's Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Administrative Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends,

               (8) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements; and

          (II) Upon (A) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party (other than CBT or any of CBT's Subsidiaries) or (B) the date on which (x) all contracts or indentures or the Certificate of Designation, in effect on the date hereof that limit, restrict or prohibit the creation, pledge or assignment of a security interest in the Excluded Equity Interests (as defined in the Security Agreements) are no longer in effect or (y) the creation, pledge or assignment of such security interest is no longer prohibited, then each Borrower shall, in each case at such Borrower's expense:

               (1) within 10 days thereafter, cause each Subsidiary, to duly execute and deliver to the Administrative Agent a guaranty or Guaranty Supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

               (2) within 15 days thereafter duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Administrative Agent pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such personal property;

               (3) within 30 days thereafter, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on and security interests in the personal property purported to be subject to the pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j) enforceable against all third parties in accordance with their terms,

               (4) within 35 days thereafter, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent (x) as to the matters contained in clauses (1) through (3) above, as to such guaranties, Guaranty Supplements, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, (y) as to the matters contained in clause
          (3) above, as to such recordings, filings, and other actions being sufficient to create valid perfected Liens on such properties, and (z) as to such other matters as the Administrative Agent may reasonably request, and

               (5) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, pledges, assignments, security agreement supplements and security agreements.

          (k) FURTHER ASSURANCES. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

          (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

          (l) PERFORMANCE OF RELATED DOCUMENTS. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document.

          (m) PREPARATION OF ENVIRONMENTAL REPORTS. Upon the occurrence of a Default or other circumstances that may reasonably be likely to have a Material Adverse Effect, at the request of the Administrative Agent, provide to the Lender Parties within 60 days after such request, at the expense of the Borrowers, an environmental site assessment report in connection with such Default or other circumstances for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrowers, and the Borrowers hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

          (n) COMPLIANCE WITH TERMS OF LEASEHOLDS. Make all payments and otherwise perform all obligations in respect of all leases of real property to which each Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

          (o) INTEREST RATE HEDGING. Enter into prior to 120 days after the date hereof, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Agents, covering a notional amount sufficient to ensure that not less than 50% of Funded Debt shall be at a fixed rate of interest and providing for such Persons to make payments thereunder for a period of no less than two years on terms acceptable to the Agents the effect of which will be to substantially mitigate the effect of interest rate variation.

          (p) PERFORMANCE OF MATERIAL CONTRACTS. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

          (q) PERFORMANCE AND COMPLIANCE WITH OTHER AGREEMENTS. Perform and comply with each of the covenants to be performed by CBI under (x) the Indenture, dated as of July 21, 1999, between CBI, as Issuer, and The Bank of New York, as Trustee (the "OAK HILL INDENTURE") and (y) the 6 3/4% Convertible Subordinated Notes issued thereunder.

          SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, no Borrower will, at any time:

          (a) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names any Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                    (i) Liens created under the Loan Documents;

                    (ii) Permitted Liens;

                    (iii) Liens existing on the date hereof and described on
               Schedule 4.01(u) hereto;

                    (iv) purchase money Liens upon or in real property or
               equipment acquired or held by CBI or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals, refundings or replacements of any of the foregoing for the same or a lesser amount; PROVIDED, HOWEVER, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal, refunding or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed, refunded or replaced (except to the extent of financed construction or improvement); and PROVIDED FURTHER that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) at any time outstanding;

                    (v) Liens arising in connection with Capitalized Leases
               permitted under Section 5.02(b)(iii)(C); PROVIDED that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                    (vi) Liens (including financing statements and undertakings to file financing statements) arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdiction in respect of equipment leases under which the Borrowers or any of their Subsidiaries is the lessee; PROVIDED that any such Lien in respect of any equipment lease is limited to the equipment being leased under such lease and the proceeds thereof;

                    (vii) Leases, subleases, licenses and sublicenses of the
               type referred to in Section 5.02(e)(vii) granted to third parties in the ordinary course of business, in each case not interfering in any respect with the Liens of the Administrative Agent or the Lenders granted by the Loan Documents and not otherwise prohibited by the terms of the Loan Documents;

                    (viii) banker's liens and rights of offset of the holders of
               Debt of the Borrowers or any Subsidiary on monies deposited by the Borrowers or any Subsidiary with such holders of Debt in the ordinary course of business of the Borrowers or any such Subsidiary;

                    (ix) other Liens that do not, in the aggregate, attach to a material portion of the assets of the Borrowers or any of their Subsidiaries and do not secure obligations in an aggregate amount in excess of $5,000,000;

                    (x) Liens for judgments not in excess of $30,000,000 for
               which appropriate reserves have been maintained in accordance with GAAP and Liens for judgments in excess of $30,000,000 in respect of which (i) no enforcement proceedings have been commenced by any creditor upon such judgment or (ii) there has been no period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, has not been in effect; and

                    (xi) Liens, leases and grants of indefeasible rights of use, rights of use and similar rights in respect of capacity, dark fiber and similar assets of CBI and its Subsidiaries in the ordinary course of business either existing as of the date hereof or as permitted under Section 5.02(e)(i) or 5.02(e)(viii)(B).

               (b) DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

               (i) in the case of CBI,

                    (A) Debt in respect of Hedge Agreements maintained under
               Section 5.01(o) and other Hedge Agreements not in violation of
               Section 5.02(n); PROVIDED that no Hedge Agreement with any Person other than a Lender Party (or Affiliate of a Lender Party) may be a Secured Hedge Agreement,

                    (B) Subordinated Debt of CBI evidenced by the Subordinated
               Debt Documents not to exceed the aggregate principal amount of the sum of (x) the principal amount of Debt permitted by Section 5.02(b)(iii)(D) which constitutes Subordinated Debt and (y) $500 million principal amount of additional Subordinated Debt issued after the date hereof at any time outstanding, and

                    (C) Paid in kind interest under the Oak Hill Indenture as in effect on the date hereof;

               (ii) in the case of any Subsidiary of CBI, Debt owed to CBI or to a wholly owned Subsidiary of CBI, PROVIDED that, in each case, such Debt (x) shall constitute Pledged Debt, (y) shall be on terms acceptable to the Agents and (z) if evidenced by promissory notes, in form and substance satisfactory to the Agents and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the Security Agreements; and

               (iii) in the case of CBI and its Subsidiaries,

                    (A) Debt under the Loan Documents,

                    (B) Debt secured by Liens permitted by Section 5.02(a)(iv)
               not to exceed $70,000,000 in aggregate principal amount at any time outstanding,

                    (C) Capitalized Leases not to exceed in the aggregate
               $75,000,000 at any time outstanding, and to the extent included in "Capitalized Leases" for purposes of GAAP, IRUs incurred in the ordinary course of business,

                    (D) the Surviving Debt (other than Debt under (iii)(C)
               above), and any Debt extending the maturity of, or refunding, renewal or refinancing, in whole or in part, any Surviving Debt, PROVIDED that the terms of any such extending, refunding, renewal or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, PROVIDED FURTHER that (1) the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding (plus accrued interest and fees thereon) immediately prior to such extension, refunding, renewal or refinancing, (2) the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding, renewal or refinancing, (3) such Surviving Debt as so refunded, refinanced or renewed shall not mature prior to the stated maturity date or mandatory redemption date of the Surviving Debt being so extended, refunded, refinanced or renewed and (4) if the Surviving Debt being so extended, refunded, refinanced or renewed is subordinated in right of payment or otherwise to the Obligations of the Borrowers or any of their Subsidiaries under and in respect of the Loan Documents, such extended, refunded, renewed or refinanced Surviving Debt shall be subordinated to such Obligations to at least the same extent,

                    (E) unsecured Debt incurred in the ordinary course of
               business for borrowed money or for the deferred purchase price of property or services, maturing after the Termination Date, and aggregating, on a Consolidated basis, not more than $65,000,000 in aggregate principal amount at any one time outstanding,

                    (F) endorsement of negotiable instruments for deposit or
               collection or similar transactions in the ordinary course of business,

                    (G) [Intentionally Omitted]

                    (H) unsecured short-term Debt in an aggregate principal
               amount not to exceed $10,000,000,

                    (I) Contingent Obligations of any of the Borrowers or any of
               the Subsidiary Guarantors guaranteeing all or any portion of the outstanding Obligations of any of the other Loan Parties; PROVIDED that such Obligations are not otherwise prohibited under the terms of the Loan Documents and such Contingent Obligations are unsecured,

                    (J) Debt consisting of debits and credits between CBI and
               its Subsidiaries arising under CBI's centralized cash management system more particularly described in the attached Schedule 5.02(b)(iii)(J); and

                    (K) Debt of one or more Foreign Subsidiaries arising in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; provided that all such Debt incurred pursuant to this subclause (K) shall be nonrecourse in all respects to the property and assets of the Loan Parties and their Subsidiaries (other than one or more of the Foreign Subsidiaries).

               (c) CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

               (d) MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                    (i) CBI and its Subsidiaries and IXC and its Subsidiaries
               may consummate the Reorganization Merger and the Merger; and

                    (ii) any Subsidiary of CBI may merge into or consolidate
               with any other Subsidiary of CBI, PROVIDED that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of CBI, PROVIDED FURTHER that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor (or, any transaction to which IXCS is a party, a Borrower); and

                    (iii) CBI may merge with or into any wholly owned Subsidiary of CBI that is formed solely for the purpose of effecting a corporate name change and the transfer of related intellectual property, PROVIDED that CBI is the surviving corporation in respect of such merger;

          PROVIDED, HOWEVER, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which IXCS is a party, IXCS is the surviving corporation.

               (e) SALES, ETC., OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

                    (i) dispositions of inventory in the ordinary course of its business, including, without limitation, fiber swaps and capacity swaps in the ordinary course of business;

                    (ii) dispositions of equipment which, in the aggregate
               during any Fiscal Year, have a fair market value or book value, whichever is greater, of $250,000 or less;

                    (iii) dispositions of property that is substantially worn, damaged, obsolete or, in the reasonable judgment of the applicable Borrower, no longer best used or useful in the conduct of its business or operations or that of any of its Subsidiaries;

                    (iv) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 5.02(d); PROVIDED, HOWEVER, that no assets shall be transferred hereunder by any Loan Party to CBT or its Subsidiaries in an amount exceeding $1,000,000 in book value of assets;

                    (v) the disposition of cash or investment securities in the ordinary course of management of the investment portfolio of the applicable Borrower and its Subsidiaries;

                    (vi) the sale or discount without recourse of delinquent
               accounts receivable or notes receivable for collection purposes, or the conversion or exchange of delinquent accounts receivable into or for notes receivable in connection with the compromise or collection thereof, each in the ordinary course of business and not intended to constitute a financing arrangement;

                    (vii) operating leases entered into in the ordinary course of business and subleases of real property and licenses of intellectual property in the ordinary course of its business, in each case, not intended to constitute a financing arrangement;

                    (viii) so long as immediately before and after giving effect to such asset sale, no event shall occur and be continuing that constitutes a Default, Restricted Asset Dispositions. "RESTRICTED ASSET DISPOSITIONS" means

                         (A) any sale of assets not otherwise permitted to be
                    sold, leased, transferred or disposed of pursuant to this
                    Section 5.02(e) so long as the fair market value of all of the property and assets of the Borrower and its Subsidiaries so sold, leased, transferred or otherwise disposed of pursuant to this clause (viii) does not exceed $75,000,000 per annum, PROVIDED, that (x) the gross proceeds received from any such sale shall be at least equal to the fair market value of the property and assets so sold, leased, transferred or otherwise disposed of, determined at the time of such sale, lease, transfer or other disposition and (y) at least 80% of the value of the aggregate consideration received from any such sale, lease, transfer or other disposition shall be in cash and shall be received within 5 Business Days after the date of consummation of such transaction;

                         (B) any sale of or granting of any interest in dark
                    fiber or IRUs in dark fiber or fiber capacity, PROVIDED (i) that such sale or granting would not result in CBI and its Subsidiaries having the cumulative indefeasible right to use the telecommunications capacity on less than 12 Backbone Fibers, and (ii) that the Responsible Officers or Board of Directors, as the case may be, of CBI has determined in good faith that the disposition of the fiber capacity involved in such sale or granting would not cause a shortage of fiber capacity to CBI or any of its Subsidiaries that would interfere with CBI's or any of its Subsidiaries' ability to continue to provide telecommunications services at the then current level and those levels projected over the term of this Agreement; or

                         (C) sales with respect to any asset used exclusively in
                    connection with the microwave relay system of the Company or 100% of the capital stock of any Subsidiary of the Company exclusively engaged in the microwave business,

               PROVIDED that, in the event of any asset sale pursuant to this subclause (viii), the Borrowers shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(ii), as specified therein UNLESS a Responsible Officer of CBI certifies at the time of such sale, lease, transfer or other disposition, to the Administrative Agent that the proceeds are being reinvested in the business of the Borrowers and their Subsidiaries with reasonable promptness and, in any event, not later than 12 months from the date of sale.

               (f) INVESTMENTS IN OTHER PERSONS. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, unless such investment satisfies the requirements of one or more of (i) through (x) below:

                    (i) equity Investments by CBI and its Subsidiaries in their
               Subsidiaries outstanding on the date hereof and (A) additional investments in wholly owned Subsidiaries, (B) additional investments in Excluded Entities in an aggregate amount invested from the date hereof not to exceed $10,000,000, (C) additional investments in Foreign Subsidiaries in an aggregate amount invested from the date hereof not to exceed $2,000,000 and (D) additional investments in Cincinnati Bell Wireless L.L.C. in an aggregate amount invested from the date hereof not to exceed $25,000,000;

                    (ii) loans and advances to employees in the ordinary course of the business of CBI and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; PROVIDED, HOWEVER, for purposes of this Section, "advances" will not restrict advances for travel expenses to employees advanced and repaid in the ordinary course of business;

                    (iii) Investments by CBI and its Subsidiaries in Cash
               Equivalents;

                    (iv) Investments existing on the date hereof and described on Schedule 4.01(v) hereto;

                    (v) Investments by CBI in Hedge Agreements permitted under
               Section 5.02(b)(i)(A);

                    (vi) Investments consisting of intercompany Debt permitted under Section 5.02(b)(ii);

                    (vii) other Investments in an aggregate amount invested not to exceed 10% of Net Tangible Assets at the time of any determination with Investments valued, in the case of each Investment, at the time such Investment is made LESS the aggregate amount of Investments made under Section 5.02(f)(viii) (it being understood that any Investment may continue to be held if permitted when made notwithstanding subsequent changes in Net Tangible Assets or the value of such Investment), PROVIDED that with respect to Investments made under this clause (vii): (1) any newly acquired or organized Subsidiary of CBI or any of its Subsidiaries shall be a wholly owned Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom;
               (3) any company or business acquired or invested in pursuant to this clause (vii) shall be in the same line of business (or a related line of business) as the business of CBI or any of its Subsidiaries; (4) immediately after giving effect to the acquisition of a company or business pursuant to this clause (vii), CBI shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer of CBI delivered to the Lender Parties demonstrating such compliance; and (5) the applicable Borrower and/or its Subsidiaries and such newly created or acquired Subsidiary shall comply with the requirements of 5.01(j);

                    (viii) an aggregate amount of $50,000,000 for any
               investments valued as of the date such Investment is made, including, without limitation, joint ventures; PROVIDED, HOWEVER, that with respect to any joint venture, such Investment shall be
               (1) made through a newly organized bankruptcy remote special purpose vehicle, wholly owned by CBI or any of its Subsidiaries;
               (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (3) any company or business acquired or invested in pursuant to this clause (viii) shall be in the same line of business (or related line of business) as the business of CBI or any of its Subsidiaries; (4) the applicable Borrower and/or its Subsidiaries and such newly created or acquired Subsidiary shall comply with the requirements of 5.01(j); and (5) neither the Borrowers nor any Subsidiary (other than such special purpose vehicle) shall become liable for the Debt of the joint venture except to the extent the Borrowers or such Subsidiary would be permitted under Section 5.02(b) to incur such Debt;

                    (ix) Investments consisting of debits and credits between
               CBI and its Subsidiaries arising pursuant to CBI's centralized cash management system; and

                    (x) Investments consisting of loans, advances and payables due from suppliers or customers made by the Borrowers or their Subsidiaries in the ordinary course of business.

               (g) RESTRICTED PAYMENTS. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in CBI or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

                    (i) CBI may declare and pay dividends and distributions
               payable only in common stock of CBI or issue common stock of CBI to officers, directors and employees as part of compensation arrangements,

                    (ii) any Subsidiary of CBI may (A) declare and pay cash
               dividends to CBI, (B) declare and pay cash dividends to any other wholly owned Subsidiary of CBI of which it is a Subsidiary and
               (C) accept capital contributions from its parent to the extent permitted under Section 5.02(f)(i),

                    (iii) the Company may declare and pay scheduled dividend
               payments on the 12 1/2% Exchangeable Preferred Stock,

                    (iv) CBI may declare and pay scheduled dividend payments on the Convertible Preferred Stock and the Junior Convertible Preferred Stock,

                    (v) payments pursuant to stock option plans or other stock related benefit plans approved by the Board of Directors of the Borrowers and in the ordinary course of business made to directors, officers, and employees of the Borrowers to repurchase capital stock of the Borrowers or equity equivalents of the Borrowers held by such Persons in case of resignation, the cessation of the employment or retirement of such Person (by death, disability or otherwise), and

                    (vi) CBI may repurchase shares of CBI common stock pursuant to the open market share repurchase program of CBI announced on July 21, 1999 with an aggregate purchase price not to exceed $200,000,000 (including repurchases made on or prior to the date hereof).

               (h) AMENDMENTS OF CONSTITUTIVE DOCUMENTS. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents, except where such amendment could not reasonably be expected to have a Material Adverse Effect or to adversely affect the rights or interests of the Lender Parties; PROVIDED that copies of any such amendment to the certificate of incorporation, by-laws or other constitutive documents of any Borrower or any Subsidiary shall be delivered promptly to the Administrative Agent.

               (i) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles and except as required in connection with the Merger and the realignment of business units of the Borrowers after the Merger, with respect to segmented reporting and other changes related thereto, or (ii) Fiscal Year.

               (j) PREPAYMENTS, ETC., OF DEBT. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) the repurchase of the IXC Senior Subordinated Notes in accordance with the terms thereof and the repurchase of the 12 1/2% Senior Notes of the Company due 2005 in an aggregate amount not to exceed $825,000, and (iii) regularly scheduled or required repayments or redemptions of Surviving Debt, or amend, modify or change in any manner any term or condition of any Surviving Debt or Subordinated Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrowers.

               (k) AMENDMENT, ETC., OF RELATED DOCUMENTS. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

               (l) NEGATIVE PLEDGE. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt to the extent such agreement is in effect on the date hereof (and any extension, renewal, refunding or replacement thereof), (B) any purchase money Debt permitted by Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, and
          (C) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license or conveyance of similar property or assets.

               (m) PARTNERSHIPS, ETC. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so except to the extent that the investment in any such partnership or joint venture is an investment permitted by
          Section 5.02(f) and the indebtedness of any such entity (to the extent CBI or any Subsidiary is liable therefor) is permitted pursuant to
          Section 5.02(b).

               (n) SPECULATIVE TRANSACTIONS. Engage, or permit any of its Subsidiaries to engage, in any transaction speculative in nature, except those entered into in the ordinary course of business to eliminate or mitigate risks to which any Borrower or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities.

               (o) FORMATION OF SUBSIDIARIES. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary except as permitted under Sections 5.02(d) and 5.02(f)(i).

               (p) PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, CBI or any of its Subsidiaries (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing Surviving Debt as in effect on the date hereof and (iii) any Permitted Preferred Stock Documents.

               (q) SECTION 355(E). Take any action that could reasonably be expected to result in CBI being required to recognize gain under
          Section 355(e) of the Code.

               (r) EXCHANGE OF EXCHANGEABLE PREFERRED STOCK. Exchange the Exchangeable Preferred Stock into Debt except to the extent such Debt is permitted under Section 5.02(b).

               SECTION 5.03. REPORTING REQUIREMENTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrowers will furnish to the Agents and the Lender Parties:

               (a) DEFAULT NOTICE. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of CBI setting forth details of such Default and the action that the Borrowers have taken and proposes to take with respect thereto.

               (b) ANNUAL FINANCIALS. As soon as available and in any event within 95 days after the end of each Fiscal Year, a copy of the annual audit report for such year for CBI and its Subsidiaries, including therein a Consolidated balance sheet of CBI and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating statements of income and Consolidated and consolidating statements of cash flows of CBI and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of PriceWaterhouseCoopers LLC or other independent public accountants of recognized standing acceptable to the Required Lenders, together with
          (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of CBI and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, CBI shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer of CBI stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that CBI has taken and proposes to take with respect thereto.

               (c) QUARTERLY FINANCIALS. As soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of CBI and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated and consolidating statement of cash flows of CBI and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a Consolidated and consolidating statement of cash flows of CBI and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of CBI as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that CBI has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by CBI in determining compliance with the covenants contained in Section 5.04, PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, CBI shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

               (d) ANNUAL FORECASTS. As soon as available and in any event no later than 15 days (or in the case of the Fiscal Year ended December 31, 1999, no later than February 15, 2000) before the end of each Fiscal Year, forecasts prepared by management of CBI in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

               (e) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

               (f) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange (or, unless any Lender Party requests otherwise, if any mailing or filing is available electronically on Edgar, any website maintained by CBI or any other electronic source generally accessible, in lieu of providing physical copies, a notice of such mailing or filing may be given to each Lender Party together with instructions for the electronic retrieval thereof).

               (g) CREDITOR REPORTS. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

               (h) AGREEMENT NOTICES. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or instrument, indenture, loan or credit or similar agreement and copies of all notices of default or termination under or related to any Material Contract and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

               (i) ERISA. (i) ERISA EVENTS AND ERISA REPORTS. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of CBI describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

                    (ii) PLAN TERMINATIONS. Promptly and in any event within
               five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                    (iii) PLAN ANNUAL REPORTS. Promptly upon the request of
               either Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan; and

                    (iv) MULTIEMPLOYER PLAN NOTICES. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or
               (B);

          PROVIDED, HOWEVER, that the statement under Section 5.03(i)(i)(A) and the notice under Section 5.03(i)(iv) are required to be given only if the event or circumstance identified in such statement or notice, when aggregated with any other events or circumstances required to be reported under this Section 5.03(i) could reasonably be expected to result in a Material Adverse Effect.

               (j) ENVIRONMENTAL CONDITIONS. Promptly and in any event within five Business Days after a Responsible Officer becomes aware of the assertion or occurrence thereof, notice of:

                    (i) any condition or occurrence on or arising from any
               property owned or operated by any of the Loan Parties or any of their respective Subsidiaries that resulted or is alleged to have resulted in noncompliance by any such Loan Party or any such Subsidiary with any Environmental Law or Environmental Permit in such a manner as, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                    (ii) any condition or occurrence on any property owned or
               operated by any of the Loan Parties or any of their respective Subsidiaries that could reasonably be expected to cause such property to be subject to any restrictions on the ownership, occupancy, use or transferability by any such Loan Party or any such Subsidiary of such property under any Environmental Law which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          All such notices shall set forth in reasonable detail the nature of the condition, occurrence, removal or remedial action described therein and, in the case of each such condition or occurrence, the action that such Loan Party or such Subsidiary has taken and/or proposes to take with respect thereto.

               (k) INSURANCE. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

               (l) YEAR 2000 COMPLIANCE. Promptly after CBI's discovery or determination thereof, notice (in reasonable detail) that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant (as defined in Section 4.01(y)), except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

               (m) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

               SECTION 5.04. FINANCIAL COVENANTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder:

          (a) DEBT TO EBITDA RATIO. CBI and its Subsidiaries, on a consolidated basis, will maintain at all times a Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:

                        =======================================================================
                                    Period Ending                          Ratio
                        =======================================================================
                        December 31, 1999                                   5.90
                        =======================================================================
                        March 31, 2000                                      5.90
                        =======================================================================
                        June 30, 2000                                       5.90
                        =======================================================================
                        September 30, 2000                                  5.90
                        =======================================================================
                        December 31, 2000                                   5.90
                        =======================================================================
                        March 31, 2001                                      5.75
                        =======================================================================
                        June 30, 2001                                       5.50
                        =======================================================================
                        September 30, 2001                                  5.25
                        =======================================================================
                        December 31, 2001                                   5.00
                        =======================================================================
                        March 31, 2002                                      4.75
                        =======================================================================


                        June 30, 2002                                       4.50
                        =======================================================================
                        September 30, 2002                                  4.00
                        =======================================================================
                        December 31, 2002                                   3.75
                        =======================================================================
                        March 31, 2003                                      3.75
                        =======================================================================
                        June 30, 2003                                       3.75
                        =======================================================================
                        September 30, 2003                                  3.75
                        =======================================================================
                        December 31, 2003                                   3.75
                        =======================================================================
                        March 31, 2004                                      3.75
                        =======================================================================
                        June 30, 2004                                       3.75
                        =======================================================================
                        September 30, 2004                                  3.75
                        =======================================================================
                        December 31, 2004                                   3.7

                        =======================================================================

     it being understood and agreed that for purposes of the calculation of a Debt/EBITDA Ratio, the Consolidated Debt of CBI and its Subsidiaries and the Consolidated EBITDA of CBI and its Subsidiaries for each fiscal quarter for the period from January 1, 1999 through December 31, 1999 included in any such calculation shall be based upon pro forma Consolidated financial statements of CBI and its Subsidiaries, reasonably acceptable to the Administrative Agent after giving effect to the Merger;

          (b) SENIOR SECURED DEBT TO EBITDA RATIO. CBI and its Subsidiaries, on a consolidated basis, will maintain at all times a Senior Secured Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:

                        =======================================================================
                                    Period Ending                          Ratio
                        =======================================================================
                        December 31, 1999                                   5.10
                        =======================================================================
                        March 31, 2000                                      5.10
                        =======================================================================
                        June 30, 2000                                       5.10
                        =======================================================================
                        September 30, 2000                                  5.10
                        =======================================================================
                        December 31, 2000                                   5.00
                        =======================================================================



                        March 31, 2001                                      4.75
                        =======================================================================
                        June 30, 2001                                       4.50
                        =======================================================================
                        September 30, 2001                                  4.00
                        =======================================================================
                        December 31, 2001                                   3.75
                        =======================================================================
                        March 31, 2002                                      3.50
                        =======================================================================
                        June 30, 2002                                       3.25
                        =======================================================================
                        September 30, 2002                                  3.00
                        =======================================================================
                        December 31, 2002                                   3.00
                        =======================================================================
                        March 31, 2003                                      3.00
                        =======================================================================
                        June 30, 2003                                       3.00
                        =======================================================================
                        September 30, 2003                                  3.00
                        =======================================================================
                        December 31, 2003                                   3.00
                        =======================================================================
                        March 31, 2004                                      3.00
                        =======================================================================
                        June 30, 2004                                       3.00
                        =======================================================================
                        September 30, 2004                                  3.00
                        =======================================================================
                        December 31, 2004                                   3.00
                        =======================================================================

     it being understood and agreed that for purposes of the calculation of a Senior Secured Debt/EBITDA Ratio, the Senior Secured Debt of CBI and its Subsidiaries and the Consolidated EBITDA of CBI and its Subsidiaries for each fiscal quarter for the period from January 1, 1999 through December 31, 1999 included in any such calculation shall be based upon pro forma consolidated financial statements of CBI and its Subsidiaries, reasonably acceptable to the Administrative Agent after giving effect to the Merger;

          (c) TOTAL DEBT TO CAPITALIZATION RATIO. CBI and its Subsidiaries, on a consolidated basis, will maintain at all times a Total Debt/Capitalization Ratio of not more than 55% for each period ending on each fiscal quarter; it being understood and agreed that for purposes of the calculation of a Total Debt/Capitalization Ratio, the Consolidated Debt and Capitalization of CBI and its Subsidiaries for the fiscal quarter ending December 31, 1999 included in any such calculation shall be based upon pro forma consolidated financial statements of CBI and its Subsidiaries, reasonably acceptable to the Administrative Agent after giving effect to the Merger; and

          (d) INTEREST COVERAGE RATIO. CBI and its Subsidiaries, on a consolidated basis, will maintain at all times an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

                        =======================================================================
                                    Period Ending                          Ratio
                        =======================================================================
                        December 31, 1999                                   1.75
                        =======================================================================
                        March 31, 2000                                      1.75
                        =======================================================================
                        June 30, 2000                                       1.75
                        =======================================================================
                        September 30, 2000                                  1.75
                        =======================================================================
                        December 31, 2000                                   1.75
                        =======================================================================
                        March 31, 2001                                      1.90
                        =======================================================================
                        June 30, 2001                                       1.90
                        =======================================================================
                        September 30, 2001                                  2.00
                        =======================================================================
                        December 31, 2001                                   2.00
                        =======================================================================
                        March 31, 2002                                      2.00
                        =======================================================================
                        June 30, 2002                                       2.25
                        =======================================================================
                        September 30, 2002                                  2.50
                        =======================================================================
                        December 31, 2002                                   2.50
                        =======================================================================
                        March 31, 2003                                      2.50
                        =======================================================================
                        June 30, 2003                                       2.50
                        =======================================================================
                        September 30, 2003                                  2.50
                        =======================================================================
                        December 31, 2003                                   3.50
                        =======================================================================
                        March 31, 2004                                      3.50
                        =======================================================================
                        June 30, 2004                                       3.50
                        =======================================================================
                        September 30, 2004                                  3.50
                        =======================================================================
                        December 31, 2004                                   3.50
                        =======================================================================

     it being understood and agreed that for purposes of the calculation of an Interest Coverage Ratio, the Consolidated EBITDA and Consolidated Interest Expense of CBI and its Subsidiaries for the fiscal quarter ending December 31, 1999 included in any such calculation shall be based upon pro forma consolidated financial statements of CBI and its Subsidiaries, reasonably acceptable to the Administrative Agent after giving effect to the Merger.

                                   ARTICLE VI

                                  CBI GUARANTY

               SECTION 6.01. CBI GUARANTY. (a) CBI hereby unconditionally and irrevocably guarantees (the undertaking by CBI under this Article VI being the "CBI GUARANTY") the punctual payment when due, whether at scheduled maturity or at a date fixed for prepayment or by acceleration, demand or otherwise, of all of the Obligations of each of the other Loan Parties now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnification payments, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any of the other Secured Parties in enforcing any rights under this CBI Guaranty. Without limiting the generality of the foregoing, the liability of CBI shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any of the other Loan Parties to the Administrative Agent or any of the other Secured Parties under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

               (b) CBI and, by its acceptance of this CBI Guaranty, the Administrative Agent and each of the other Secured Parties, hereby confirm that it is the intention of all such Persons that this CBI Guaranty and the Obligations of CBI hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state Requirements of Law covering the protection of creditors' rights or the relief of debtors to the extent applicable to this CBI Guaranty and the CBI Obligations hereunder. To effectuate the foregoing intention, CBI, the Administrative Agent and each of the other Secured Parties hereby irrevocably agree that, solely with respect to the Guaranteed Obligations and the other liabilities of CBI under this CBI Guaranty which result from or arise out of its guarantee under subsection
     (a) of this Section 6.01 of the Obligations of the Loan Parties under or in respect of the Loan Documents, such Guaranteed Obligations and other liabilities shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of CBI that are relevant under such Requirements of Law, and after giving effect to any collections from, any rights to receive contributions from, or payments made by or on behalf of, any of the Subsidiaries of CBI in respect of the Obligations of such Subsidiary under the Subsidiaries Guarantees and, in the case of this CBI Guaranty, result in the Guaranteed

     Obligations and all other liabilities of CBI under this CBI Guarantee not constituting a fraudulent transfer or conveyance.

               (c) CBI hereby unconditionally and irrevocably agrees that, in the event any payment shall be required to be made to the Secured Parties under this CBI Guaranty or the Subsidiary Guaranties or any other guarantee, CBI will contribute, to the maximum extent permitted by law, such amounts to each other guarantor as would maximize the aggregate amount payable to the Secured Parties under or in respect of the Loan Documents.

               SECTION 6.02. GUARANTEE ABSOLUTE. (a) CBI guarantees that all of the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Requirements of Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any of the other Secured Parties with respect thereto. The Obligations of CBI under this CBI Guaranty are independent of the Guaranteed Obligations or any other Obligations of any of the other Loan Parties under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against CBI to enforce this CBI Guaranty, irrespective of whether any action is brought against any of the other Loan Parties or whether any of the other Loan Parties is joined in any such action or actions. The liability of CBI under this CBI Guaranty shall be absolute, unconditional and irrevocable irrespective of, and CBI hereby irrevocably waives any defenses it may now have or may hereafter acquire in any way relating to, any and all of the following:

               (i) any lack of validity or enforceability of any of the Loan Documents or any other agreement or instrument relating thereto;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any of the Loan Parties under or in respect of the Loan Documents, or any other amendment or waiver of, or any consent to departure from, any of the Loan Documents (including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any of the other Loan Parties or any of their respective Subsidiaries or otherwise);

               (iii) any taking, exchange, release or nonperfection of any of the Collateral, or any taking, release or amendment or waiver of, or consent to departure from, the Subsidiary Guaranties or any other guarantee, for all or any of the Guaranteed Obligations;

               (iv) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any of the other Loan Parties under or in respect of the Loan Documents, or any other property and assets of any of the other Loan Parties or any of their respective Subsidiaries;

               (v) any change, restructuring or termination of the legal structure or existence of any of the other Loan Parties or any of their respective Subsidiaries;

               (vi) any failure of any of the Secured Parties to disclose to any of the Loan Parties any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any of the other Loan Parties now or hereafter known to such Secured Party;

               (vii) the failure of any other  Person to execute the  Subsidiary
          Guaranties or any other guarantee or agreement or the release or reduction of liability of any of the other Loan Parties or any other guarantor or surety with respect to the Guaranteed Obligations; or

               (viii) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Administrative Agent or any of the other Secured Parties) that might otherwise constitute a defense available to, or a discharge of, CBI, such Borrower, any of the other Loan Parties or any other guarantor or surety.

     This CBI Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any of the other Secured Parties or by any other Person upon the insolvency, bankruptcy or reorganization of any of the other Loan Parties or otherwise, all as though such payment had not been made, and CBI hereby unconditionally and irrevocably agrees that it will indemnify the Administrative Agent and each of the other Secured Parties, upon demand, for all of the costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such other Secured Party in connection with any such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, a fraudulent transfer or a similar payment under any bankruptcy, insolvency or similar Requirements of Law.

               (b) CBI hereby further agrees that, as between CBI on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, (i) the Guaranteed Obligations of CBI may be declared to be forthwith due and payable as provided in Section 7.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in
     Section 7.01) for purposes of Section 6.01, notwithstanding any stay, injunction or other prohibition preventing such declaration in respect of the Obligations of any of the Loan Parties guaranteed hereunder (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations (or such Guaranteed Obligations being deemed to have become automatically due and payable) as provided in Section 7.01, such Guaranteed

     Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by CBI for all purposes of this Guarantee.

               SECTION 6.03. WAIVERS AND ACKNOWLEDGMENTS. (a) CBI hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, protest, dishonor and any other notice with respect to any of the Guaranteed Obligations and this CBI Guaranty, and any requirement that the Administrative Agent or any of the other Secured Parties protect, secure, perfect or insure any Lien or any property or assets subject thereto or exhaust any right or take any action against any of the other Loan Parties or any other Person or any of the Collateral.

               (b) CBI hereby waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or the other Secured Parties which in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of CBI or any other rights of CBI to proceed against any of the other Loan Parties, any other guarantor or any other Person or any of the Collateral, and (ii) any defense based on any right of setoff or counterclaim against or in respect of the Obligations of CBI under this CBI Guaranty.

               (c) CBI hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any of the other Secured Parties to disclose to CBI any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any of the other Loan Parties or any of their respective Subsidiaries or the property and assets thereof now or hereafter known by the Administrative Agent or such other Secured Party.

               (d) CBI hereby unconditionally waives any right to revoke this CBI Guaranty, and acknowledges that this CBI Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

               (e) CBI hereby acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 6.02 and in this Section 6.03 are knowingly made in contemplation of such benefits.

               SECTION 6.04. SUBROGATION. CBI hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or may hereafter acquire against any of the other Loan Parties or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Obligations of CBI under this CBI Guaranty or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any of the other Secured Parties against such other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute, common law or any other
     Requirements of Law, including, without limitation, the right to take or receive from such other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until such time as all of the Guaranteed Obligations and all of the other amounts payable under this CBI Guaranty shall have been paid in full in cash, all of the Bank Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or terminated. If any amount shall be paid to CBI in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all of the Guaranteed Obligations and all of the other amounts payable under this CBI Guaranty, (b) the expiration or termination of all of the Bank Hedge Agreements and (c) the Termination Date, such amount shall be received and held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from the other property and funds of CBI and shall be delivered forthwith to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and the other amounts payable under this CBI Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any of the Guaranteed Obligations or any of the other amounts payable under this CBI Guaranty thereafter arising. If (i) CBI shall pay to the Administrative Agent all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all of the other amounts payable under this CBI Guaranty shall have been paid in full in cash, (iii) all of the Bank Hedge Agreements shall have expired or been terminated and (iv) the Termination Date shall have occurred, the Administrative Agent and the other Secured Parties will, at CBI's request and expense, execute and deliver to CBI appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer of subrogation to CBI of an interest in the Guaranteed Obligations resulting from the payment made by CBI under this CBI Guaranty.

               SECTION 6.05. CONTINUING GUARANTEE; ASSIGNMENTS. This CBI Guaranty is a continuing guarantee and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of all of the Guaranteed Obligations and all of the other amounts payable under this CBI Guaranty, (ii) the expiration or termination of all of the Bank Hedge Agreements and (iii) the Termination Date, (b) be binding upon CBI and its respective successors and assigns and (c) inure to the benefit of, and be enforceable by, the Administrative Agent and the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any of the Lenders may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender under this Article VI or otherwise, in each case as provided in Section 9.07.

                                   ARTICLE VII

                               EVENTS OF DEFAULT

               SECTION 7.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

               (a) (i) either Borrower shall fail to pay any principal of any Advance made to it when the same shall become due and payable, whether by scheduled maturity or at a date fixed for prepayment or by acceleration, demand or otherwise, or (ii) either Borrower shall fail to pay any interest on any Advance made to it, or any Loan Party shall fail to make any other payment under or in respect of any Loan Document required to have been made by it, whether by scheduled maturity or at a date fixed for prepayment or by acceleration, demand or otherwise in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

               (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect on the date as of which it was made or deemed made; or

               (c) either Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), (i), (j),
     (m) or (o), 5.02, 5.03 or 5.04; or

               (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

               (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $20,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

               (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

               (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $30,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

               (j) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

               (k) a Change of Control shall occur; or

               (l) any ERISA Event shall have occurred with respect to a Plan that could reasonably be expected to have a Material Adverse Effect; or

               (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification) could reasonably be expected to have a Material Adverse Effect; or

               (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount that could reasonably be expected to have a Material Adverse Effect; or

               (o) an "Event of Default" (as defined in the Oak Hill Indenture) shall have occurred and be continuing under the Oak Hill Indenture;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forth terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (B) by notice to each Issuing Bank, direct such Issuing Bank to deliver a Default Termination Notice to the beneficiary of each Letter of Credit issued by it, and each Issuing Bank shall deliver such Default Termination Notices; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code,
(x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

               SECTION 7.02. ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
7.01 or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrowers will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.


                                  ARTICLE VIII

                                   THE AGENTS

               SECTION 8.01. AUTHORIZATION AND ACTION. (a) Each Lender Party (in its capacities as a Lender, a Swing Line Bank (if applicable), an Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; PROVIDED, HOWEVER, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each

Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          (b) The Administrative Agent shall also act as the "COLLATERAL AGENT" under the Loan Documents, and each Lender Party (in its capacity as a Lender and a Secured Party) hereby appoints and authorizes the Administrative Agent to act as the agent of such Lender Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent may from time to time in its discretion appoint any of the other Lender Party or any of the Affiliates of a Lender Party to act as its co-agent or sub-agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Administrative Agent. In this connection, the Administrative Agent, as "collateral agent", and such co-agents and sub-agents shall be entitled to the benefits of all provisions of this Article VIII (including, without limitation, Section 8.05, as though such co-agents or sub-agents were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

          (c) Each of the Co-Arrangers shall have no powers or discretion under this Agreement or any of the other Loan Documents other than those bestowed upon it as a co-agent or sub-agent from time to time by the Administrative Agent pursuant to subsection (b) of this Section 8.01, and each Lender Party hereby acknowledges that none of the Co-Arrangers have any liability under this Agreement or any of the other Loan Documents.

          SECTION 8.02. AGENTS' RELIANCE, ETC. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03. THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE CO-ARRANGERS AND Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, CUSA, Bank of America, SSBI and BAS shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party", "Lender Parties", "Secured Party" or "Secured Parties" shall, unless otherwise expressly indicated, include CUSA, Bank of America, SSBI and BAS in their respective individual capacities. CUSA, Bank of America, SSBI and BAS and their respective affiliates (whether or not parties hereto) may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if CUSA, Bank of America, SSBI and BAS were not Agents and without any duty to account therefor to the Lender Parties.

          SECTION 8.04. LENDER PARTY CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05. INDEMNIFICATION. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "LENDER INDEMNIFIED Costs"); PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. In the case of any claim, investigation, litigation or proceeding giving rise to any Lender Indemnified Costs, the indemnification provided by the Lender Parties under this Section 8.05 shall apply whether or not any such claim, investigation, litigation or proceeding is brought by such Agent, any of the Lender Parties or a third party. Without limiting any of the provisions of the immediately preceding sentence, each of the Lender Parties hereby agrees to reimburse the Agents promptly upon demand for its ratable share of any costs and expenses (including, reasonable fees and expenses of counsel) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrowers.

          (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by such Borrower under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by such Borrower.

          (c) For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at such time; PROVIDED that the aggregate principal amount of Swing Line Advances owing to any Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

               SECTION 8.06. SUCCESSOR AGENTS. Any Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent as to such of the Facilities as to which such Agent has resigned or been removed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the mortgages, if any, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the mortgages, if any, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrowers in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent as to any of the Facilities shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to such Facilities under this Agreement.

                                   ARTICLE IX

                                 MISCELLANEOUS

               SECTION 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, nor consent to any departure by any of the Loan Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the Loan Parties party to such Loan Document and directly affected by such amendment, waiver or consent and signed (or in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that:

               (a) no amendment, waiver or consent shall, unless in writing and signed by the Borrowers and all of the Lenders (other than any of the Lenders that is, at such time, a Defaulting Lender), do any of the following at any time:

                    (i) waive any of the conditions specified in Section 3.01
               or, in the case of the Initial Extension of Credit, Section 3.02;

                    (ii) change the number of Lenders or the percentage of the
               Commitments or the aggregate outstanding principal amount of Advances or the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lender Parties or any of them to take any action hereunder;

                    (iii) release (x) the guarantee of CBI under Article VI
               herein or (y) all or substantially all of the value of the guarantees of the Subsidiaries under the Subsidiary Guaranties (other than in connection with a disposition or sale of assets permitted by this Agreement);

                    (iv) release all or substantially all of the Collateral in any transaction or series of related transactions (other than in connection with a disposition or sale of assets permitted by this Agreement);

                    (v) change any purchase obligation of any Lender under
               Section 2.13; or

                    (vi) amend this Section 9.01;

               (b) no amendment, waiver or consent shall, unless in writing and signed by the Borrowers and the Required Lenders and each of the Lenders (other than any of the Lenders that is, at such time, a Defaulting Lender) that has a Commitment or an

          Advance then outstanding under the Term Facility, the Incremental Facility or the Revolving Credit Facility, as the case may be, if such Lender is directly affected by such amendment, waiver or consent:

                    (i) increase the Commitments of such Lender;

                    (ii) reduce the principal of, or stated rate of interest on, the Advances held by such Lender or any fees or other amounts payable hereunder to such Lender or reduce or relieve any repayment obligation of the Revolving Credit Lenders under
               Section 2.03(c); or

                    (iii) postpone any date scheduled for any payment of
               principal of, or interest on, the Advances held by such Lender pursuant to Section 2.04 or 2.07, or postpone scheduled reductions of the Revolving Credit Facility pursuant to Section
               2.05 or any date fixed for any payment of fees or the Guaranteed Obligations payable hereunder to such Lender; and

               (c) no amendment, waiver or consent shall, unless in writing and signed by the Borrowers and the Required Lenders and, if the Lenders under any such Facility are directly affected by such amendment, waiver or consent, Lenders holding more than 50% of the aggregate Commitments or, if no Commitments are then outstanding under such Facility, the Advances then outstanding, under the Term Facility, the Incremental Facility or the Revolving Credit Facility, as the case may be, change the order of application of any reduction in the Commitments in any manner that materially affects any Lender Party under such Facility at any time when all or a portion of the Term Facility remains in effect or permanently reduce the Revolving Credit Facility;

     and PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by each Swing Line Bank or each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of such Swing Line Bank or such Issuing Bank under this Agreement or any of the other Loan Documents; and PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lender Parties required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Notwithstanding any of the foregoing provisions of this Section 9.01, none of the defined terms set forth in Section 1.01 shall be amended, supplemented or otherwise modified hereafter in any manner that would change the meaning, purpose or effect of this Section 9.01 or any section referred to herein unless such amendment, supplement or modification is agreed to in writing by the number and percentage of Lenders (and each Swing Line Bank, each Issuing Bank and the Administrative Agent, in each case, if applicable) otherwise required to amend such section under the terms of this Section 9.01.

               SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to any of the Borrowers, at its address at 201 East Fourth Street, 102-760, P.O. Box 2301, Cincinnati, Ohio 45201-2301, Attention: Treasurer, Telecopier
     No.: 513-397-4177; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Syndication Agent, at its address at 901 Main Street, 66th Floor, Dallas, Texas 75202, Attention: Roselyn Drake and Sharon Evans; Telecopier No.:
     214-209-9390; and if to the Administrative Agent, at its address at 390 Geenwich Street, 1st Floor, New York, NY 10013, Attention: Townsend Weekes; Telecopier No.: 212-723-8547; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VIII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

               SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 9.04. COSTS AND EXPENSES. (a) Each of the Borrowers hereby agrees to pay on demand (i) all costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Agents with respect thereto, with respect to advising the Agents as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

               (b) Each of the Borrowers hereby jointly and severally agrees to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Transaction (or any aspect thereof), (ii) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Transaction) by CBI or any of its Subsidiaries or Affiliates of all or any portion of the Equity Interests in or Debt securities or substantially all of the property or assets of any other Person or (iii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. Each Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

               It is understood and agreed that, unless (i) a conflict of interest between such Indemnified Party and any Loan Party or any of their respective Affiliates may exist in respect of such Indemnifiable Matter in the reasonable opinion of counsel for such Indemnified Party or (ii) there may be one or more legal defenses available to such Indemnified Party that are different from or in addition to, but in any such case are adverse to, any other Loan Parties or any of their respective Affiliates, each Indemnified Party shall reasonably endeavor to work cooperatively with each of the Borrowers with a view toward minimizing the legal and other expenses associated with any defense and any potential settlement or judgment; provided that no Indemnified Party shall be required to disclose information of a type that lenders do not generally disclose to borrowers or that such Indemnified Party would be prohibited from disclosing based on any Federal, state or foreign authority or examiner regulating such Indemnified Party. To the extent reasonably practicable and not disadvantageous to any Indemnified Party, it is anticipated that a single counsel selected by the Borrowers and reasonably satisfactory to such Indemnified Party may be used and such Borrowers shall be responsible for all fees and expenses of each such counsel. Notwithstanding the foregoing, such Indemnified Party shall have the right (but not any obligation) to retain separate co-counsel and shall have the right, but not the obligation, to assert any and all defenses, cross-claims and counterclaims that it may have, and the fees and expenses of any such co-counsel shall be at the expense of such Indemnified Party (except that such Borrower or Borrowers shall be responsible for the fees and expenses of the separate co-counsel (x) to the extent such Indemnified Party reasonably concludes that any of the counsel chosen by such Borrower or Borrowers to participate in the defense of any such Indemnifiable Matter has a conflict of interest, (y) if such Borrower or Borrowers do not employ counsel reasonably satisfactory to such Indemnified Party or (z) if such Borrower or Borrowers or its counsel does not at all times defend such Indemnifiable Matter vigorously and in good faith. Settlement of any claim or litigation involving any material indemnified amount will require the approval of the Borrowers (not to be unreasonably withheld).

               (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by any Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by such Borrower pursuant to Section 9.07(a), or if such Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04,
     2.06 or 7.01 or otherwise, such Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

               (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

               (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of each Borrower contained in Sections 2.10 and 2.12 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

               SECTION 9.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of each Borrower against any and all of the Obligations of the Borrowers now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrowers after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

               SECTION 9.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by each Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender Party and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

               SECTION 9.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may and, so long as no Default shall have occurred and be continuing, if demanded by the Borrowers (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrowers) under each Facility for which a Commitment is being assigned, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrowers pursuant to this Section 9.07(a) shall be arranged by the Borrowers after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrowers pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrowers or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500; PROVIDED, HOWEVER, that for each such assignment made as a result of a demand by any Borrower pursuant to this
     Section 9.07(a), such Borrower shall pay to the Administrative Agent the applicable processing and recordation fee.

               (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
     (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

               (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
     (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto;
     (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section
     4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

               (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

               (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

               (f) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

               (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); PROVIDED, HOWEVER, that
     (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

               (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
     Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender Party by or on behalf of the Borrowers; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

               (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

               (j) Notwithstanding anything to the contrary contained herein, any Lender Party, (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment and (ii) no SPC shall be entitled to the benefits of Sections 2.10 and 2.12 (or any other increased costs protection provision). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower, the Syndication Agent and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection 9.07(j) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment. For the avoidance of doubt, with respect to the Agents, the other Lender Parties and the Borrowers, the Granting Bank shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, be the Lender Party of record hereunder.

               (k) Notwithstanding any other provision set forth in this Agreement, any Lender Party that is a fund that invests in bank loans may pledge all or any portion of its rights in connection with this Agreement to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities; PROVIDED that nothing contained herein shall affect any obligations of the Lender Party or such pledgee to comply with the requirements of Section 9.07 in order for such pledgee to become a Lender Party under this Agreement. No pledge described in the immediately preceding sentence shall release such Lender Party from its obligations under this Agreement.

               SECTION 9.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

               SECTION 9.09. NO LIABILITY OF THE ISSUING BANKS. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit issued on behalf of such Borrower with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that such Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

               SECTION 9.10. CONFIDENTIALITY. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrowers, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process (in which case, to the extent practicable, the applicable Borrower shall be given notice and an opportunity to object to such disclosure, unless such notification is prohibited by applicable law, judicial or legal process), (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and
     (d) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by this Section 9.10).

               SECTION 9.11. RELEASE OF COLLATERAL. Upon (a) the Investment Grade Date or (b) the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Administrative Agent will, at the Borrowers' expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

               SECTION 9.12. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

               (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               SECTION 9.13. INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Borrower, any Guarantor, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

               SECTION 9.14. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

               SECTION 9.15. WAIVER OF JURY TRIAL. Each of the Borrowers, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written



                                        CINCINNATI BELL INC.


                                        By /s/ MARK W. PETERSON
                                           -----------------------------------
                                           Title: Vice President and Treasurer



                                         BROADWING COMMUNICATIONS
                                         SERVICES INC.  (f/k/a IXC
                                         Communications Services, Inc.)


                                        By /s/ MARK W. PETERSON
                                           -----------------------------------
                                           Title: Vice President and Treasurer


                                        CITICORP USA, INC.,
                                        as Administrative Agent, Initial Lender,
                                        Initial Issuing Bank and Swing
                                        Line Lender


                                        By /s/ KIMBERLY A. HARPER
                                           -----------------------------------
                                           Title: Vice President


                                        BANK OF AMERICA, N.A.,
                                        as Syndication Agent, Initial Lender,
                                        Initial Issuing Bank and Swing
                                        Line Lender

                                        By /s/ ROSELYN DRAKE
                                           -----------------------------------
                                           Title: Principal

                     INTITIAL LENDERS


                                        CREDIT SUISSE FIRST BOSTON


                                        By /s/ JOEL GLODOWSKI
                                           -----------------------------------
                                           Title: Managing Director



                                        CREDIT SUISSE FIRST BOSTON


                                        By /s/ CHRIS T. HORGAN
                                           -----------------------------------
                                           Title: Vice President


                                        THE BANK OF NEW YORK

                                        By /s/ DEBRA M. RITCHIE
                                           -----------------------------------
                                           Title: Assistant Vice President



                                        PNC BANK, N.A.

                                        By /s/ BRUCE A. KINTNER
                                           -----------------------------------
                                           Title: Vice President



                                        BAYERISCHE HYPO-UND
                                        VEREINSBANK AG, NEW YORK
                                        BRANCH

                                        By /s/ YORAM DANKNER
                                           ----------------------------------
                                           Title: Managing Director


                                        BY /s/ PETER W. HALL
                                           ----------------------------------
                                           Title: Associate Director

                                        CANADIAN IMPERIAL BANK OF COMMERCE


                                        By /s/ WILLIAM M. SWENSON
                                           -----------------------------------
                                           Title: Authorized Signatory



                                        CANADIAN IMPERIAL BANK OF COMMERCE


                                        By /s/ WILLIAM M. SWENSON
                                           -----------------------------------
                                           Title: Authorized Signatory



                                        FIRSTAR BANK, N.A.


                                        By /s/ MARK A. WHITSON
                                           -----------------------------------
                                           Title: Vice President



                                        FIRST UNION NATIONAL BANK


                                        By /s/ CHARLES B. EDMONDSON
                                           -----------------------------------
                                           Title: Assistant Vice President



                                        FLEET NATIONAL BANK


                                        By /s/ WILLIAM B. MAAS
                                           -----------------------------------
                                           Title: Director



                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By /s/ KARL KIEFFER
                                           -----------------------------------
                                           Title: Duly Authorized Signatory

                                        KEMPER FLOATING RATE FUND


                                        By /s/ MARK E. WITTNEBEL
                                           -----------------------------------
                                           Title: Senior Vice President



                                        KZH CNC LLC


                                        By /S/ VIRGINIA CONWAY
                                           -----------------------------------
                                           Title: Authorized Agent



                                        KZH ING-1 LLC


                                        By /s/ VIRGINIA CONWAY
                                           -----------------------------------
                                           Title: Authorized Agent



                                        KZH ING-2 LLC  \


                                        By /s/ VIRGINIA CONWAY
                                           -----------------------------------
                                           Title: Authorized Agent



                                        KZH ING-3 LLC


                                        By /s/ VIRGINIA CONWAY
                                           -----------------------------------
                                           Title: Authorized Agent



                                        KZH LANGDALE LLC


                                        By /s/ VIRGINIA CONWAY
                                           -----------------------------------
                                           Title: Authorized Agent

                                        KZH SHOSHONE  LLC


                                        By /s/ VIRGINIA CONWAY
                                           -----------------------------------
                                           Title: Authorized Agent



                                        KZH STERLING LLC


                                        By /s/ VIRGINIA CONWAY
                                           -----------------------------------
                                           Title: Authorized Agent



                                        KZH III LLC


                                        By /s/ VIRGINIA CONWAY
                                           -----------------------------------
                                           Title: Authorized Agent



                                        MERRILL LYNCH SENIOR FLOATING
                                        RATE FUND, INC.

                                        By /s/ ANDREW C. LIGGIO
                                           -----------------------------------
                                           Title: Authorized Signatory



                                        OLYMPIC FUNDING TRUST, SERIES
                                                1999-1

                                        By /s/ KELLY C. WALKER
                                           -----------------------------------
                                           Title: Authorized Agent

                                        ROYAL BANK OF CANADA

                                        By /s/ ANDREW WILLIAMSON
                                           ----------------------------------
                                           Title: Vice President



                                        SRF TRADING, INC.

                                        By /s/ KELLY C. WALKER
                                           -----------------------------------
                                           Title: Vice President



                                        STEIN ROE FLOATING RATE LIMITED
                                        LIABILITY COMPANY

                                        By /s/ BRIAN W GOOD
                                           ------------------------------------
                                           Title: Vice President
                                                  Stein Roe & Farnham
                                                  Incorporated, as Advisor to
                                                  the Stein Roe Floating Rate
                                                  Limited Liability Company



                                        TORONTO DOMINION (NEW YORK), INC.

                                        By /s/ SONJA R. JORDAN
                                           -----------------------------------
                                           Title: Vice President



                                        WINGED FOOT FUNDING TRUST

                                        By /s/ KELLY C. WALKER
                                           -----------------------------------
                                           Title: Authorized Agent


                  LENDERS


                                        ABN AMRO BANK N.V.

                                        By /s/ ROXANA SOPALA
                                           -----------------------------------
                                           Title: Vice President

                                        ABN AMRO BANK N.V.

                                        By /s/ SANG W. LEE
                                           -----------------------------------
                                           Title: Assistant Vice President



                                        BANK AUSTRIA CREDITANSTALT CORPORATE
                                        FINANCE, INC.

                                        By /s/ GARY ANDRESEN
                                           -----------------------------------
                                           Title: Senior Associate



                                        BANK AUSTRIA CREDITANSTALT CORPORATE
                                        FINANCE, INC.

                                        By /s/ ROBERT M. BIRINGER
                                           -----------------------------------
                                           Title: Executive Vice President



                                        BANK OF CHINA, NEW YORK

                                        By /s/ GUOTING ZHANG
                                           -----------------------------------
                                           Title: Deputy General Manager

                                        DEUTSCHE BANK AG NEW YORK AND/OR
                                        CAYMAN ISLANDS BRANCHES

                                        BY /s/ ANDREAS NEUMEIER
                                        --------------------------------------
                                           Title: Vice President



                                        DEUTSCHE BANK AG NEW YORK AND/OR
                                        CAYMAN ISLANDS BRANCHES

                                        By /s/ JOEL MAKOWSKY
                                           -----------------------------------
                                           Title: Vice President



                                        EXPORT DEVELOPMENT CORPORATION

                                        By /s/ MICHAEL FORTNER
                                           -----------------------------------
                                           Title: Financial Services MANAGER



                                        EXPORT DEVELOPMENT CORPORATION

                                        By /s/ MICHAEL SMALLSHAW
                                           -----------------------------------
                                           Title: International Contracts
                                                  Specialists



                                        FIFTH THIRD BANK

                                        By /s/ ANDREW K. HAUCK
                                           -----------------------------------
                                           TiTle: Vice President



                                        FIRST HAWAIIAN BANK

                                        By /s/ CHARLES L. JENKINS
                                           -----------------------------------
                                           Title: Vice President & Manager

                                        FIRSTRUST BANK

                                        By /s/  KENT NELSON
                                           -----------------------------------
                                           Title: Vice PRESIDENT and Manager



                                        FLEET NATIONAL BANK

                                        By /s/ BARBARA A. KEEGAN
                                           -----------------------------------
                                           Title: Vice President



                                        IBM CREDIT CORPORATION

                                        By /s/ THOMAS CURCIO
                                           -----------------------------------
                                           Title: MaNager of Credit



                                        KEY CORPORATE CAPITAL, INC.

                                        BY /s/ THOMAS R. PATTERSON
                                           -----------------------------------
                                           Title: Senior Vice President



                                        MERITA BANK PLC, NEW YORK BRANCH

                                        BY /s/ CHARLES J. LANSDOWN
                                           -----------------------------------
                                           Title: Senior Vice President



                                        MERITA BANK PLC, NEW YORK BRANCH

                                        By /s/ CLIFFORD ABRAMSKY
                                           -----------------------------------
                                           Title: Vice President

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.
                                        CHICAGO BRANCH

                                        By /s/ HISASHI MIYASHIRO
                                           -----------------------------------
                                           Title: Deputy GENERAL Manager



                                        THE PROVIDENT BANK

                                        By /s/ DAVID OLIVERIO
                                           -----------------------------------
                                           Title: Vice President



                                        THE SUMITOMO BANK, LIMITED

                                        By /s/ JOHN KEMPER
                                           -----------------------------------
                                            Title: Senior Vice President

                                                           SCHEDULE II TO THE
                                                           CREDIT AGREEMENT

                          LIST OF SUBSIDIARY GUARANTORS

CBI GUARANTORS:
---------------
Cincinnati Bell Supply Company
Cincinnati Bell Directory Inc.
Cincinnati Bell Network Solutions Inc.
Cincinnati Bell Holdings Inc.
EnterpriseWise IT Consulting LLC
Zoomtown.com Inc.
Cincinnati Bell Long Distance Inc.
CTI Long Lines Inc.
Cincinnati Bell Wireless Company

IXCS GUARANTORS:
----------------
IXC Communications, Inc.
Atlantic States Microwave Transmission Company
Central States Microwave Transmission Company
Delaware Capital Provisioning, Inc.
DPNet, Inc.
Eastern Telecom of Washington, D.C., Inc.
Eclipse Telecommunications, Inc.
IXC Business Services, LLC.
IXC Communications Services of Virginia, Inc.
IXC International, Inc.
IXC Internet Services, Inc.
IXC Leasing, LLC
Network Advanced Services, Inc.
Network Evolutions, Incorporated
Rio Grande Transmission, Inc.
Telcom Engineering, Inc.
Telecom One, Inc.
The Data Place, Inc.
Tower Communication Systems Corp.
West Texas Microwave Company
Western States Microwave Transmission Company

Conformed Composite Copy including
all assignments of Term A Commitments
and related Advances and Revolving Credit Commitments
and related Advances made through January 12, 2000
                                 $2,100,000,000

                            AMENDMENT AND RESTATEMENT
                                     OF THE
                                CREDIT AGREEMENT

                          Dated as of January 12, 2000

                                      Among

                              CINCINNATI BELL INC.

                                       and

                        IXC COMMUNICATIONS SERVICES, INC.

                                  AS BORROWERS

                                       and

                              CINCINNATI BELL INC.

                               AS PARENT GUARANTOR

                 THE INITIAL LENDERS, INITIAL ISSUING BANKS AND
                          SWING LINE BANKS NAMED HEREIN

         as Initial Lenders, Initial Issuing Banks and Swing Line Banks
         -- ------- ------- ------- ------- -----  --- ----- ---- -----

                                       and

                              BANK OF AMERICA, N.A.

                              as Syndication Agent
                              -- ----------- -----
                                       and

                           CREDIT SUISSE FIRST BOSTON

                                       and

                              THE BANK OF NEW YORK

                           As Co-Documentation Agents

                                       and

                                 PNC BANK, N.A.

                                    As Agent

                                       and

                            SALOMON SMITH BARNEY INC.
                         BANC OF AMERICA SECURITIES LLC

                 As Joint Lead Arrangers and Joint Book Managers




SCHEDULES

Schedule I              -        Commitments and Applicable Lending Offices
Schedule II             -        Subsidiary Guarantors
Schedule 4.01(b)        -        Subsidiaries
Schedule 4.01(c)(iii)   -        Conflicts
Schedule 4.01(d)        -        Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)        -        Disclosed Litigation
Schedule 4.01(q)        -        Environmental
Schedule 4.01(s)        -        Existing Debt
Schedule 4.01(t)        -        Surviving Debt
Schedule 4.01(u)        -        Liens
Schedule 4.01(v)        -        Investments
Schedule 4.01(x)        -        Material Contracts
Schedule 5.02(b)(iii)(J -        Cash Management


EXHIBITS

Exhibit A-1             -        Form of Revolving Credit Note
Exhibit A-2             -        Form of Term Note
Exhibit B               -        Form of Notice of Borrowing
Exhibit C               -        Form of Assignment and Acceptance
Exhibit D-1             -        Form of Shared Collateral Security Agreement
Exhibit D-2             -        Form of Non-Shared Collateral Security Agreement
Exhibit E-1             -        Form of IXC Subsidiary Guaranty
Exhibit E-2             -        Form of CBI Subsidiary Guaranty


                                                    SCHEDULE I

         COMMITMENTS AND APPLICABLE LENDING OFFICES

---------------------------------------------------------------------------------------------------------------------------------
Name of Lender     Term          Incremental          Revolving        Letter of        Domestic             Eurodollar
                 Commitment      Commitment            Credit          Credit           Lending              Lending
                            (a) Incremental Term     Commitment        Office                                Office
                                  B Facility
---------------------------------------------------------------------------------------------------------------------------------
*Citicorp USA,   $81,818,181.82   (a) *           $98,181,818.18    $12,000,000.00  399 Park Avenue         399 Park Avenue
Inc.                                                                                New York, NY 10043      New York, NY 10043
                                                                                    Att: Townsend Weekes    Att:Townsend Weekes
                                                                                    P: (212)723-6774        P: (212) 723-6774
                                                                                    F: (212)723-8547        F: (212) 723-8547
-----------------------------------------------------------------------------------------------------------------------------------
Bank of America, $77,272,727.27   (a)*            $92,727,272.73    $8,000,000.00   901 Main Street         901 Main Street
                                                                                    64thFloor               14th Floor
                                                                                    Dallas, TX 75202-3748   Dallas, TX 75202
                                                                                    Att: PerlaPerez         Att: Perla Perez
                                                                                    P: (214)209-3044        P: (214) 209-3044
                                                                                    F: (214)209-9429        F: (214) 209-9429

-----------------------------------------------------------------------------------------------------------------------------------
Credit Suisse    $56,818,181.82                   $68,181,818.18                    Five World Trade Center Five World Trade Center
First Boston                                                                        8th Floor               8th Floor
                                                                                    New York, NY 10048-0928 New York, NY 10048-0928
10048-0928                                                                          Att: Ronald Davis       Att: Ronald Davis
                                                                                    P: (212) 322-1865       P: (212) 322-1865
                                                                                    F: (212) 335-0593       F: (212) 335-0593





-----------------------------------------------------------------------------------------------------------------------------------
The Bank of New  $56,818,181.82                   $68,181,818.18                    One Wall Street         One Wall Street
York                                                                                16th Floor              16th  Floor
                                                                                    New York, NY 10286      New York, NY 10286
                                                                                    Att: Debra M.Ritchie    Att: Debra M. Ritchie
                                                                                    P: (212)635-8748        P: (212) 635-8748
                                                                                    F: (212)635-8595        F: (212) 635-8595

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Name of Lender     Term          Incremental          Revolving        Letter of        Domestic             Eurodollar
                 Commitment      Commitment            Credit          Credit           Lending              Lending
                            (a) Incremental Term     Commitment        Office                                Office
                                  B Facility
-----------------------------------------------------------------------------------------------------------------------------------
PNC Bank, N.A.   $56,818,181.82                   $68,181,818.18                    201 East Fifth St.      201 East Fifth St.
                                                                                    Cincinnati, OH 45202    Cincinnati, OH 45202
                                                                                    Att: Joe Richardson     Att: Joe Richardson
                                                                                    P: (513)651-8688        P: (513) 651-8688
                                                                                    F: (513)651-8951        F: (513) 651-8951

-----------------------------------------------------------------------------------------------------------------------------------
ABN AMRO Bank,   $34,090,909.09                   $40,909,090.91                    135 South LaSalle       135 South LaSalle
N.V.                                                                                Street, Ste. 640        Street, Ste.  640
                                                                                    Chicago, IL0603         Chicago, IL 60603
                                                                                    Attn: Roxana Sopala     Attn: Roxana Sopala
                                                                                    P: (312)904-2504        P: (312) 904-2504
                                                                                    F: (312)904-5445        F: (312) 904-5445

-----------------------------------------------------------------------------------------------------------------------------------
Bank Austria     $15,909,090.91                   $19,090,909.09                    Two Ravina Drive,       Two Ravina Drive,
Creditanstalt                                                                       Suite 1680              Suite 1680
Corporate Finance,                                                                  Atlanta, GA 30346       Atlanta, GA 30346
Inc.                                                                                Attn: Pat Kennedy       Attn: Pat Kennedy
                                                                                    P: (770)390-1850        P: (770) 390-1850
                                                                                    F: (770)390-1851        F: (770) 390-1851

-----------------------------------------------------------------------------------------------------------------------------------
Bank of China,   $ 2,272,727.27                   $ 2,727,272.73                    410 Madison Avenue      410 Madison Avenue
New York                                                                            New York, NY 10017      New York, NY 10017
                                                                                    Attn: Kevin Cheung      Attn: Kevin Cheung
                                                                                    P: (212)935-3101        P: (212) 935-3101
                                                                                    F: (212)308-4993        F: (212) 308-4993

-----------------------------------------------------------------------------------------------------------------------------------
*Bayerische Hypo $34,090,909.09(a)                $40,909,090.91                    150 E. 42nd Street      150 E. 42nd Street
-undVereinsbank                                                                     New York NY 10017       New York NY 10017
AG, New York                                                                        Att: Arelis Cepeda      Att: Arelis Cepeda
Branch                                                                              P: (212)672-5495        P: (212) 672-5495
                                                                                    F: (212)672-5530        F: (212) 672-5530

-----------------------------------------------------------------------------------------------------------------------------------
Canadian Imperial                 (a)*                                              425 Lexington Ave., 7th 425 Lexington Ave., 7th
Bank of Commerce                                                                    New York NY 10017       New York NY 10017
                                                                                    Att: Tara Kaplan        Att: Tara Kaplan
                                                                                    P: (212) 856-3897       P: (212) 856-3897
                                                                                    F: (212) 856-3799       F: (212) 856-3799

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Name of Lender     Term          Incremental          Revolving        Letter of        Domestic             Eurodollar
                 Commitment      Commitment            Credit          Credit           Lending              Lending
                            (a) Incremental Term     Commitment        Office                                Office
                                  B Facility
-----------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank    $34,090,909.09                   $40,909,090.91                    Deutsche Bank AG        Deutsche Bank AG
AG New                                                                              New York Branch         Cayman Islands Branch
York and/or Cayman                                                                  31 West 52nd Street     c/o Deutsche Bank AG
Islands Branches                                                                    New York, NY 10019      New York Branch
                                                                                    Attn: Noble Samuel      31 West 52nd Street
                                                                                    Cheryl H. Mendelbaum    New York, NY 10019
                                                                                    P: (212)469-4091        Attn: Noble Samuel /
                                                                                    F: (212)469-4139        Cheryl H. Mendelbaum
                                                                                                            P: (212) 469-4091
                                                                                                            F: (212) 469-4139

-----------------------------------------------------------------------------------------------------------------------------------
Export           $45,454,545.45                   $54,545,454.55                    151 O'Connor Street     151 O'Connor Street
Development                                                                         Ottawa, Ontario, Canada Ottawa, Ontario, Canada
Corporation                                                                         K1A-1K3                 K1A-1K3
                                                                                    Attn: Viola Wedge-      Attn: Viola Wedge-
                                                                                    Moores                  Moores
                                                                                    P: (613)598-3017        P: (613) 598-3017
                                                                                    F: (613)598-2514        F: (613) 598-251

-----------------------------------------------------------------------------------------------------------------------------------
Fifth Third Bank $11,363,636.36                   $13,636,363.64                    38 Fountain Square      38 Fountain Square
                                                                                    Plaza                   Plaza
                                                                                    Cincinnati, OH 45263    Cincinnati, OH  45263
                                                                                    Attn: Andrew Nauck      Attn: Andrew Nauck
                                                                                    P: (513)579-4178        P: (513) 579-4178
                                                                                    F: (513)579-5226        F: (513) 579-5226

-----------------------------------------------------------------------------------------------------------------------------------
Firstar Bank,    $34,090,909.09   (a)*            $40,909,090.91                    ML CN-WN-08             ML CN-WN-08
NA                                                                                  425 Walnut Street,8th   425 Walnut Street, 8th
                                                                                    Floor                   Floor
                                                                                    Cincinnati OH 45201-    Cincinnati OH 45201-
                                                                                    1038                    1038
                                                                                    Att: Brenda Luethy      Att: Brenda Luethy
                                                                                    P: (920)426-7604        P: (920) 426-7604
                                                                                    F: (920)426-7655        F: (920) 426-7655

-----------------------------------------------------------------------------------------------------------------------------------
First Union      $34,090,909.09   (a)*            $40,909,090.91                    201 S. College Street,  201 S. College Street,
National Bank                                                                       CP-24                   CP-24
                                                                                    Charlotte NC 28288-1183 Charlotte NC 28288-1183
                                                                                    Att: Hilda Weathers     Att: Hilda Weathers
                                                                                    P: (704)374-4897        P: (704) 374-4897
                                                                                    F: (704)374-7201        F: (704) 374-7201

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Name of Lender     Term          Incremental          Revolving        Letter of        Domestic             Eurodollar
                 Commitment      Commitment            Credit          Credit           Lending              Lending
                            (a) Incremental Term     Commitment        Office                                Office
                                  B Facility
-----------------------------------------------------------------------------------------------------------------------------------
First Hawaiian   $6,818,181.82                    $8,181,818.18                     999 Bishop Street,11th  999 Bishop Street, 11th
Bank                                                                                Floor                   Floor
                                                                                    Honolulu, HI 96813      Honolulu, HI  96813
                                                                                    Attn: Charles L.Jenkins Attn: Charles L. Jenkins
                                                                                    P: (808)525-6289        P: (808) 525-6289
                                                                                    F: (808)525-6372        F: (808) 525-6372
-----------------------------------------------------------------------------------------------------------------------------------
FirsTrust Bank   $4,545,454.55                    $5,454,545.45                     15 East Ridge Pike      15 East Ridge Pike
                                                                                    Conshohocken, PA 19428  Conshohocken, PA 19428
                                                                                    Attn: Cathy Tipson      Attn: Cathy Tipson
                                                                                    P: (215)728-8614        P: (215) 728-8614
                                                                                    F: (215)728-6105        F: (215) 728-6105

-----------------------------------------------------------------------------------------------------------------------------------
Fleet National   $34,090,909.09   (a)*            $40,909,090.91                    One Landmark Square     One Landmark Square
Bank                                                                                Stamford CT 06904       Stamford CT 06904
                                                                                    Att: Ginny Rockwood     Att: Ginny Rockwood
                                                                                    P: (203)358-6146        P: (203) 358-6146
                                                                                    F: (203)358-2039        F: (203) 358-2039

-----------------------------------------------------------------------------------------------------------------------------------
General Electric                  (a)*                                              60 Long Ridge Road      60 Long Ridge Road
Capital Corporation                                                                 Stamford CT 06927-5100  Stamford CT 06927-5100
                                                                                    Att: Frank Flanigan     Att: Frank Flanigan
                                                                                    P: (203)316-7735        P: (203) 316-7735
                                                                                    F: (203)602-8345        F: (203) 602-8345

-----------------------------------------------------------------------------------------------------------------------------------
IBM Credit       $11,363,636.36                   $13,636,363.64                    2707 West Butterfield   2707 West Butterfield
Corporation                                                                         Road, Ste. 205          Road, Ste.  205
                                                                                    Oak Brook, IL 60523     Oak Brook, IL 60523
                                                                                    Attn: Jennifer Urda     Attn: Jennifer Urda
                                                                                    P: (630)573-7547        P: (630) 573-7547
                                                                                    F: (630)573-7560        F: (630) 573-7560

-----------------------------------------------------------------------------------------------------------------------------------
Kemper Floating                   (a)*                                              Kemper Floating Rate    Kemper Floating Rate
Rate Fund                                                                           Scudder Kemper          Scudder Kemper
                                                                                    Investments, Inc.       Investments, Inc.
                                                                                    222 South Riverside     222 South Riverside
                                                                                    Plaza                   Plaza
                                                                                    Chicago IL 60606-5808   Chicago IL 60606-5808
                                                                                    Att: Jonathan Trutter   Att: Jonathan Trutter
                                                                                         Mark Wittnebel          Mark Wittnebel
                                                                                    P: (312) 537-8343       P: (312) 537-8343
                                                                                    F: (312) 537-4239       F: (312) 537-4239

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Name of Lender     Term          Incremental          Revolving        Letter of        Domestic             Eurodollar
                 Commitment      Commitment            Credit          Credit           Lending              Lending
                            (a) Incremental Term     Commitment        Office                                Office
                                  B Facility
-----------------------------------------------------------------------------------------------------------------------------------
Key Corporate    $34,090,909.09                   $40,909,090.91                    127 Public Square,      127 Public Square,
Capital, Inc.                                                                       OH-01-27-0602           OH-01-27-0602
                                                                                    Cleveland, OH 44114     Cleveland, OH 44114
                                                                                    Attn: Sandy Wilder      Attn: Sandy Wilder
                                                                                    P: (216)689-4456        P: (216) 689-4456
                                                                                    F: (216)689-4666        F: (216) 689-4666

-----------------------------------------------------------------------------------------------------------------------------------
KZH CNC LLC                       (a)*                                              c/o The Chase Manhattan c/o The Chase Manhattan
                                                                                    Bank                    Bank
                                                                                    450 W. 33rd St.,15th    450 W. 33rd St., 15th
                                                                                    Floor                   Floor
                                                                                    New York NY 10001       New York NY 10001
                                                                                    Att: Virginia Conway    Att: Virginia Conway
                                                                                    P: (212)946-7573        P: (212) 946-7573
                                                                                    F: (212)946-7776        F: (212) 946-7776

-----------------------------------------------------------------------------------------------------------------------------------
KZH ING-1 LLC                     (a)*                                              c/o The Chase Manhattan c/o The Chase Manhattan
                                                                                    Bank                    Bank
                                                                                    450 W. 33rd St.,15th    450 W. 33rd St., 15th
                                                                                    Floor                   Floor
                                                                                    New York NY 10001       New York NY 10001
                                                                                    Att: Virginia Conway    Att: Virginia Conway
                                                                                    P: (212)946-7573        P: (212) 946-7573
                                                                                    F: (212)946-7776        F: (212) 946-7776

-----------------------------------------------------------------------------------------------------------------------------------
KZH ING-2 LLC                     (a)*                                              c/o The Chase Manhattan c/o The Chase Manhattan
                                                                                    Bank                    Bank
                                                                                    450 W. 33rd St., 15th   450 W. 33rd St., 15th
                                                                                    Floor                   Floor
                                                                                    New York NY 10001       New York NY 10001
                                                                                    Att: Virginia Conway    Att: Virginia Conway
                                                                                    P: (212)946-7573        P: (212) 946-7573
                                                                                    F: (212)946-7776        F: (212) 946-7776

-----------------------------------------------------------------------------------------------------------------------------------
KZH ING-3 LLC                     (a)*                                              c/o The Chase Manhattan c/o The Chase Manhattan
                                                                                    Bank                    Bank
                                                                                    450 W. 33rd St., 15th   450 W. 33rd St., 15th
                                                                                    Floor                   Floor
                                                                                    New York NY 10001       New York NY 10001
                                                                                    Att: Virginia Conway    Att: Virginia Conway
                                                                                    P: (212)946-7573        P: (212) 946-7573
                                                                                    F: (212)946-7776        F: (212) 946-7776
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Name of Lender     Term          Incremental          Revolving        Letter of        Domestic             Eurodollar
                 Commitment      Commitment            Credit          Credit           Lending              Lending
                            (a) Incremental Term     Commitment        Office                                Office
                                  B Facility
-----------------------------------------------------------------------------------------------------------------------------------
KZH Langdale LLC                  (a)*                                              c/o The Chase Manhattan c/o The Chase Manhattan
                                                                                    Bank                    Bank
                                                                                    450 W. 33rd St., 15th   450 W. 33rd St., 15th
                                                                                    Floor                   Floor
                                                                                    New York NY 10001       New York NY 10001
                                                                                    Att: Virginia Conway    Att: Virginia Conway
                                                                                    P: (212)946-7573        P: (212) 946-7573
                                                                                    F: (212)946-7776        F: (212) 946-7776

-----------------------------------------------------------------------------------------------------------------------------------
KZH Shoshone LLC                  (a)*                                              c/o The Chase Manhattan c/o The Chase Manhattan
                                                                                    Bank                    Bank
                                                                                    450 W. 33rd St., 15th   450 W. 33rd St., 15th
                                                                                    Floor                   Floor
                                                                                    New York NY 10001       New York NY 10001
                                                                                    Att: Virginia Conway    Att: Virginia Conway
                                                                                    P: (212)946-7573        P: (212) 946-7573
                                                                                    F: (212)946-7776        F: (212) 946-7776

-----------------------------------------------------------------------------------------------------------------------------------
KZH Sterling LLC                  (a)*                                              c/o The Chase Manhattan c/o The Chase Manhattan
                                                                                    Bank                    Bank
                                                                                    450 W. 33rd St., 15th   450 W. 33rd St., 15th
                                                                                    Floor                   Floor
                                                                                    New York NY 10001       New York NY 10001
                                                                                    Att: Virginia Conway    Att: Virginia Conway
                                                                                    P: (212)946-7573        P: (212) 946-7573
                                                                                    F: (212)946-7776        F: (212) 946-7776

-----------------------------------------------------------------------------------------------------------------------------------
KZH III LLC                       (a)                                               c/o The Chase Manhattan c/o The Chase Manhattan
                                                                                    Bank                    Bank
                                                                                    450 W. 33d St., 15th    450 W. 33d St., 15th
                                                                                    Floor                   Floor
                                                                                    New York NY 10001       New York NY 10001
                                                                                    Att: Virginia Conway    Att: Virginia Conway
                                                                                    P: (212)946-7575        P: (212) 946-7575
                                                                                    F: (212)946-7776        F: (212) 946-7776

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Name of Lender     Term          Incremental          Revolving        Letter of        Domestic             Eurodollar
                 Commitment      Commitment            Credit          Credit           Lending              Lending
                            (a) Incremental Term     Commitment        Office                                Office
                                  B Facility
-----------------------------------------------------------------------------------------------------------------------------------
Merita Bank Plc, $4,545,454.55    (a)*            $5,454,545.45                     437 Madison Avenue,     437 Madison Avenue,
New York Branch                                                                     21st Floor              21st Floor
                                                                                    New York NY 10022       New York NY 10022
                                                                                    Att: Charles Lansdown   Att: Charles Lansdown
                                                                                    P: (212)318-9583        P: (212) 318-9583
                                                                                    F: (212)318-9318        F: (212) 318-9318
-----------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch                     (a)                                               c/o Merrill Lynch Asset c/o Merrill Lynch Asset
Senior Floating                                                                     Management              Management
Rate Fund, Inc.                                                                     800 Scudders Mill Road  800 Scudders Mill Road
                                                                                    Area B                  Area B
                                                                                    Plainsboro NJ 08536     Plainsboro NJ 08536
                                                                                    Att: Janet S.Hansen     Att: Janet S. Hansen
                                                                                    P: (609)282-3136        P: (609) 282-3136
                                                                                    F: (609)282-3542        F: (609) 282-3542

-----------------------------------------------------------------------------------------------------------------------------------
Olympic Funding                   (a)*                                              Bank of America         Bank of America
Trust, Series                                                                       Securities LLC          Securities LLC
1999-1                                                                              100 North Tryon Street  100 North Tryon Street
                                                                                    NC1-007-06-07           NC1-007-06-07
                                                                                    Charlotte NC 28255      Charlotte NC 28255
                                                                                    Att: Ashley Hamilton    Att: Ashley Hamilton
                                                                                    P: (704)387-9951        P: (704) 387-9951
                                                                                    F: (704)387-0275        F: (704) 387-0275

-----------------------------------------------------------------------------------------------------------------------------------
Royal Bank of    $45,454,545.45(a)*               $54,545,454.55                    Royal Bank of Canada    Royal Bank of Canada
Canada                                                                              Grand Cayman (North     Grand Cayman (North
                                                                                    America No. 1)Branch    America No. 1) Branch
                                                                                    c/o New York Branch     c/o New York Branch
                                                                                    1 Liberty Plaza, 4th    1 Liberty Plaza, 4th
                                                                                    Floor                   Floor
                                                                                    New York, NY 10006-1404 New York, NY 10006-1404
                                                                                    Attn: Linda Joannou     Attn: Linda Joannou
                                                                                    P: (212)428-6212        P: (212) 428-6212
                                                                                    F: (212)428-2372        F: (212) 428-2372
                                                                                    WITH A COPY TO:         WITH A COPY TO:
                                                                                    Royal Bank of Canada    Royal Bank of Canada
                                                                                    One Liberty Plaza, 4th  One Liberty Plaza, 4th
                                                                                    Floor                   Floor
                                                                                    New York, New York      New York, New York
                                                                                    10006-1404              10006-1404
                                                                                    Attn: A.C.Williamson    Attn: A.C. Williamson
                                                                                    P: (212)428-2321        P: (212) 428-2321
                                                                                    F: (212)428-6460        F: (212) 428-6460
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Name of Lender     Term          Incremental          Revolving        Letter of        Domestic             Eurodollar
                 Commitment      Commitment            Credit          Credit           Lending              Lending
                            (a) Incremental Term     Commitment        Office                                Office
                                  B Facility
-----------------------------------------------------------------------------------------------------------------------------------
SRF Trading, Inc.                 (a)*                                              Bank of America N.A.    Bank of America N.A.
                                                                                    101 N. Tryon Street     101 N. Tryon Street
                                                                                    NC1-001-15-01           NC1-001-15-01
                                                                                    Charlotte NC 28273      Charlotte NC 28273
                                                                                    Att: Sokya Lindsay      Att: Sokya Lindsay
                                                                                    P: (704)386-6395        P: (704) 386-6395
                                                                                    F: (704)409-0165        F: (704) 409-0165
                                                                                    or                      or
                                                                                    Att: Margaret J.Rhodes  Att: Margaret J. Rhodes
                                                                                    P: (704)388-3317        P: (704) 388-3317
                                                                                    F: (704)409-0158        F: (704) 409-0158

-----------------------------------------------------------------------------------------------------------------------------------
*Stein Roe Floating               (a)                                               Stein, Roe & Farnham    Stein, Roe & Farnham
Rate Limited                                                                        One South Wacker Drive, One South Wacker Drive,
Liability Company                                                                   33rd Floor              33rd Floor
                                                                                    Chicago IL 60606-4685   Chicago IL 60606-4685
                                                                                    Att: Steven F. Krull    Att: Steven F. Krull
                                                                                    P: (312)368-7629        P: (312) 368-7629
                                                                                    F: (312)368-7857        F: (312) 368-7857
-----------------------------------------------------------------------------------------------------------------------------------
The Bank of      $18,181,818.18                   $21,818,181.82                    227 West Monroe Street, 227 West Monroe Street,
Tokyo Mitsubishi,                                                                   Ste. 2300               Ste. 2300
Ltd, Chicago                                                                        Chicago, IL 60606       Chicago, IL 60606
Branch                                                                              Attn: William Murray    Attn: William Murray
                                                                                    P: (312)696-4653        P: (312) 696-4653
                                                                                    F: (312)696-4535        F: (312) 696-4535

-----------------------------------------------------------------------------------------------------------------------------------
The Sumitomo     $11,363,636.36                   $13,636,363.64                    277 Park Avenue         277 Park Avenue
Bank, Limited                                                                       New York, NY 10172      New York, NY 10172
                                                                                    Attn: Noel Swift        Attn: Noel Swift
                                                                                    P: (212)224-4185        P: (212) 224-4185
                                                                                    F: (212)24-5197         F: (212) 224-5197


-----------------------------------------------------------------------------------------------------------------------------------
The Provident    $4,545,454.55                    $5,454,545.45                     One East 4th Street     One East 4th Street
Bank                                                                                Cincinnati, OH 45202    Cincinnati, OH  45202
                                                                                    Attn: David Oliverio    Attn: David Oliverio
                                                                                    P: (513)579-2806        P: (513) 579-2806
                                                                                    F: (513)579-2201        F: (513) 579-2201

-----------------------------------------------------------------------------------------------------------------------------------
Toronto Dominion                  (a)*                                              The Toronto-Dominion    The Toronto-Dominion
(New York),Inc.                                                                     Bnak                    Bank
 .                                                                                   909 Fannin, Suite 1700  909 Fannin, Suite 1700
                                                                                    Houston TX 77010        Houston TX  77010
                                                                                    Att: Sonia R. Jordan    Att: Sonia R. Jordan
                                                                                    P: (713) 652-0914       P: (713) 652-0914
                                                                                    F: (713) 653-8200       F: (713) 653-8200


Winged Foot Funding               (a)*                                              Bank of America, N.A.   Bank of America, N.A.
Trust                                                                               101 N. Tryon Street     101 N. Tryon Street
                                                                                    NC1-001-15-01           NC1-001-15-01
                                                                                    Charlotte, NC 28273     Charlotte, NC 28273
                                                                                    Att: Annabet Morris     Att: Annabet Morris
                                                                                    P: (704)386-6373        P: (704) 386-6373
                                                                                    F: (704)409-0164        F: (704 409-0164
                                                                                    or                      or
                                                                                    Att: Kendra C. Dorn     Att: Kendra C. Dorn
                                                                                    P: (704)387-6030        P: (704) 387-6030
                                                                                    F: (704)409-0169        F: (704) 409-0169

-Additional                       (a)*
Incremental Lenders
======================= ==================== ======================= ===================== =================
========================= ==========================
Total:           $750,000,000.00  (a)$450,000,000.00      $900,000,000.00       $20,000,000.00

======================= ==================== ======================= ===================== =================
========================= ==========================

------------------------

*       Incremental Term B Commitments for each individual lender are maintained by the Administration Agent.


SCHEDULE II TO THE
CREDIT AGREEMENT

                                          LIST OF SUBSIDIARY GUARANTORS

CBI GUARANTORS:
---------------
Cincinnati Bell Supply Company
Cincinnati Bell Directory Inc.
Cincinnati Bell Network Solutions Inc.
Cincinnati Bell Holdings Inc.
EnterpriseWise IT Consulting LLC
Zoomtown.com Inc.
Cincinnati Bell Long Distance Inc.
CTI Long Lines Inc.
Cincinnati Bell Wireless Company

IXCS GUARANTORS:
----------------
IXC Communications, Inc.
Atlantic States Microwave Transmission Company
Central States Microwave Transmission Company
Delaware Capital Provisioning, Inc.
DPNet, Inc.
Eastern Telecom of Washington, D.C., Inc.
Eclipse Telecommunications, Inc.
IXC Business Services, LLC.
IXC Communications Services of Virginia, Inc.
IXC International, Inc.
IXC Internet Services, Inc.
IXC Leasing, LLC
Network Advanced Services, Inc.
Network Evolutions, Incorporated
Rio Grande Transmission, Inc.
Telcom Engineering, Inc.
Telecom One, Inc.
The Data Place, Inc.
Tower Communication Systems Corp.
West Texas Microwave Company
Western States Microwave Transmission Company

                                                                     EXHIBIT A-1

                                                                         FORM OF
                                                           REVOLVING CREDIT NOTE


$_______________  Dated:  _________ __, ____


          FOR VALUE RECEIVED, the undersigned, [CINCINNATI BELL INC.] [IXCS COMMUNICATIONS SERVICES, INC.], [an Ohio] [a Delaware] corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _______________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances (each as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of November 9, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, [CINCINNATI BELL INC.] [IXCS COMMUNICATIONS SERVICES, INC.], the Lender and certain other lender parties party thereto, Bank of America, N.A., as Syndication Agent, First Boston ("CSFB") and The Bank of New York ("BNY"), as Co-Documentation Agents, PNC Bank, N.A. ("PNC", and collectively with CSFB and BNY, the "CO-ARRANGERS") and Citicorp USA, Inc., as Administrative Agent for the Lender and such other lender parties on the Termination Date.

          The Borrower promises to pay to the Lender interest on the unpaid principal amount of each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance from the date of such Revolving Credit Advance, Letter of Credit Advance or Swing Line Advance, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Administrative Agent, at 399 Park Avenue, New York, N.Y. 10043 in same day funds. Each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; PROVIDED, HOWEVER, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (variously, the "REVOLVING CREDIT ADVANCES", the "LETTER OF CREDIT ADVANCES" or the "SWING LINE ADVANCES") by the Lender to or for the benefit of the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                                         [CINCINNATI BELL INC.]
                                         [IXCS COMMUNICATIONS SERVICES, INC.]


                                         By
                                           ----------
                                           Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


=================== ======================= ======================= ======================= ========================
                                                  Amount of                 Unpaid
                          Amount of             Principal Paid             Principal               Notation
       Date                Advance                or Prepaid               Balance                  Made By
=================== ======================= ======================= ======================= ========================
------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

------------------- ----------------------- ----------------------- ----------------------- ------------------------

=================== ======================= ======================= ======================= ========================

                                                                     EXHIBIT A-2

                                                                         FORM OF
                                                                       TERM NOTE


$_______________  Dated:  _________ __, ____


          FOR VALUE RECEIVED, the undersigned, [CINCINNATI BELL INC.] [IXCS COMMUNICATIONS SERVICES, INC.], [an Ohio] [a Delaware] corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _______________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of November 9, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, [CINCINNATI BELL INC.] [IXCS COMMUNICATIONS SERVICES, INC.], the Lender and certain other lender parties party thereto, Bank of America, N.A., as Syndication Agent, Credit Suisse First Boston ("CSFB") and The Bank of New York ("BNY"), as Co-Documentation Agents, PNC Bank, N.A. ("PNC", and collectively with CSFB and BNY, the "CO-ARRANGERS") and Citicorp USA, Inc., as Administrative Agent for the Lender and such other lender parties on the dates and in the amounts specified in the Credit Agreement.

          The Borrower promises to pay to the Lender interest on the unpaid principal amount of each Term Advance from the date of such Term Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Administrative Agent, at 399 Park Avenue, New York, NY 10043 in same day funds. The Term Advances owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; PROVIDED, HOWEVER, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "TERM ADVANCES") by the Lender to the Borrower from time to time in an amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                                       [CINCINNATI BELL INC.]
                                       [IXCS COMMUNICATIONS SERVICES
                                           INC.]


                                       By
                                         ---------
                                         Title:

         ADVANCES AND PAYMENTS OF PRINCIPAL



---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                  Amount of                 Unpaid
                          Amount of             Principal Paid             Principal               Notation
       Date                Advance                or Prepaid               Balance                  Made By


---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                                                                         FORM OF
                                                             NOTICE OF BORROWING



Citicorp USA, Inc.,
  as Administrative Agent
  under the Credit Agreement
  referred to below
2 Penns Way, Suite 200
New Castle, Delaware  19720

                                     [Date]


          Attention: Jackie Roman


Ladies and Gentlemen:

          The undersigned, [CINCINNATI BELL INC.] [IXCS COMMUNICATIONS SERVICES, INC.], refers to the Credit Agreement dated as of November 9, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among the undersigned, [CINCINNATI BELL INC.] [IXCS COMMUNICATIONS, INC.], the Lender Parties party thereto, Bank of America, N.A., as Syndication Agent, Credit Suisse First Boston ("CSFB") and The Bank of New York ("BNY"), as Co-Documentation Agents, PNC Bank, N.A. ("PNC", and collectively with CSFB and BNY, the "CO-ARRANGERS") and Citicorp USA, Inc., as Administrative Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section
2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by
Section 2.02(a) of the Credit Agreement:

          (i) The Business Day of the Proposed Borrowing is _________ __, ____.

          (ii) The Facility under which the Proposed Borrowing is requested is the _______________ Facility.

          (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

          (iv) The aggregate amount of the Proposed Borrowing is $__________.

          [(v) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) The representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

          (B) No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

          Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.


                                        Very truly yours,

                                        [CINCINNATI BELL INC.]
                                        [IXCS COMMUNICATIONS SERVICES, INC.]



                                        By
                                          --------
                                          Title:

                                                                       EXHIBIT C

                                                                         FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Credit Agreement dated as of November 9, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among Cincinnati Bell Inc., an Ohio corporation, IXCS Communications Services, Inc., a Delaware corporation (collectively, the "BORROWERS"), the Lender Parties party thereto, Bank of America, N.A., as Syndication Agent, Credit Suisse First Boston ("CSFB") and The Bank of New York ("BNY"), as Co-Documentation Agents, PNC Bank, N.A. ("PNC", and collectively with CSFB and BNY, the "CO-ARRANGERS") and Citicorp USA, Inc., as Administrative Agent for the Lender Parties.

          Each "Assignor" referred to on Schedule 1 hereto (each, an "ASSIGNOR") and each "Assignee" referred to on Schedule 1 hereto (each, an "ASSIGNEE") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

          1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

          2. Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

          3. Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

          6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.


          IN WITNESS WHEREOF, each Assignor and each Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
ASSIGNORS:
---------------------------------------------------------------------------------------------------------------------
REVOLVING CREDIT FACILITY
---------------------------------------------------------------------------------------------------------------------
         Percentage interest assigned                               %         %           %           %           %
---------------------------------------------------------------------------------------------------------------------
         Revolving Credit Commitment assigned              $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
         Aggregate outstanding principal amount of
                  Revolving Credit Advances assigned       $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
         Principal amount of Revolving Credit Note
                  payable to ASSIGNOR                      $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
Term Facility
---------------------------------------------------------------------------------------------------------------------
         Percentage interest assigned                               %         %           %           %           %
---------------------------------------------------------------------------------------------------------------------
         Term Commitment assigned                          $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
         Outstanding principal amount of
                  Term Advance assigned                    $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
         Principal amount of Term Note
                  payable to ASSIGNOR                      $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
Letter of Credit Facility
---------------------------------------------------------------------------------------------------------------------
         Letter of Credit Commitment assigned              $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
         Letter of Credit Commitment retained              $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
ASSIGNEES:
---------------------------------------------------------------------------------------------------------------------
Revolving Credit Facility
---------------------------------------------------------------------------------------------------------------------
         Percentage interest assumed                                %         %           %           %           %
---------------------------------------------------------------------------------------------------------------------
         Revolving Credit Commitment assumed               $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
         Aggregate outstanding principal amount of
                  Revolving Credit Advances assumed        $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
         Principal amount of Revolving Credit Note
                  payable to ASSIGNEE                      $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
Term Facility
---------------------------------------------------------------------------------------------------------------------
         Percentage interest assumed                                %         %           %           %           %
---------------------------------------------------------------------------------------------------------------------
         Term Commitment assumed                           $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
         Outstanding principal amount of
                  Term Advance assumed                     $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
         Principal amount of Term Note
                  payable to ASSIGNEE                      $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
Letter of Credit Facility
---------------------------------------------------------------------------------------------------------------------
         Letter of Credit Commitment assumed               $           $         $           $           $
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

Effective Date (if other than date of acceptance by Administrative Agent):
*_________ __, ____


                                    ASSIGNORS


                                                                         , as Assignor
                                      -----------------------------------
                                      [TYPE OR PRINT LEGAL NAME OF ASSIGNOR]

                                      By
                                        -----------
                                          Title:

                                      Dated:  _________ __, ____



                                                                         , as Assignor
                                      -----------------------------------
                                      [TYPE OR PRINT LEGAL NAME OF ASSIGNOR]

                                      By
                                        -----------
                                          Title:

                                      Dated:  _________ __, ____



                                                                         , as Assignor
                                      -----------------------------------
                                      [TYPE OR PRINT LEGAL NAME OF ASSIGNOR]

                                      By
                                        -----------
                                          Title:

                                      Dated:  _________ __, ____



                                                                         , as Assignor
                                      -----------------------------------
                                      [TYPE OR PRINT LEGAL NAME OF ASSIGNOR]

                                      By
                                        -----------
                                          Title:

                                      Dated:  _________ __, ____



                                                                         , as Assignor
                                      -----------------------------------
                                      [TYPE OR PRINT LEGAL NAME OF ASSIGNOR]

                                      By
                                        -----------
                                          Title:

                                      Dated:  _________ __, ____


----------------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                                    ASSIGNEES


                                                                         , as Assignee
                                      -----------------------------------
                                      [TYPE OR PRINT LEGAL NAME OF ASSIGNEE]

                                      By
                                        -----------
                                          Title:

                                      Dated:  _________ __, ____

                                      Domestic Lending Office:


                                      Eurodollar Lending Office:



                                                                         , as Assignee
                                      -----------------------------------
                                      [TYPE OR PRINT LEGAL NAME OF ASSIGNEE]

                                      By
                                        -----------
                                          Title:

                                      Dated:  _________ __, ____

                                      Domestic Lending Office:


                                      Eurodollar Lending Office:



                                                                         , as Assignee
                                      -----------------------------------
                                      [TYPE OR PRINT LEGAL NAME OF ASSIGNEE]

                                      By
                                        -----------
                                          Title:

                                      Dated:  _________ __, ____

                                      Domestic Lending Office:


                                      Eurodollar Lending Office:



                                                                         , as Assignee
                                      -----------------------------------
                                      [TYPE OR PRINT LEGAL NAME OF ASSIGNEE]

                                      By
                                        -----------
                                          Title:

                                      Dated:  _________ __, ____

                                      Domestic Lending Office:


                                      Eurodollar Lending Office:


                                                                         , as Assignee
                                      -----------------------------------
                                      [TYPE OR PRINT LEGAL NAME OF ASSIGNEE]

                                      By
                                        -----------
                                          Title:

                                      Dated:  _________ __, ____

                                      Domestic Lending Office:


                                      Eurodollar Lending Office:

Accepted *[and Approved] this ____
day of ___________, ____

CITICORP USA, INC.,
     as Administrative Agent


By
  ------------------------------------------------
    Title:

+[Approved this ____ day
of _____________, ____

[CINCINNATI BELL INC.] [IXCS COMMUNICATIONS SERVICES, INC.]

By
  ------------------------------------------------
    Title:  ]

------------------
*    Required if the Assignee is an Eligible Assignee solely by reason of clause
     (a)(iii) or (b) of the definition of "Eligible Assignee".

+    See footnote 8.

                           COLLATERAL TRUST AGREEMENT

          TRUST AGREEMENT, dated November 9, 1999, among CINCINNATI BELL INC., an Ohio corporation (the "COMPANY"), WILMINGTON TRUST COMPANY, a Delaware banking corporation (together with any successor corporate trustee appointed pursuant to Article 7, the "CORPORATE TRUSTEE"), and JOHN M. BEESON, an individual residing in the State of Delaware (together with any successor individual trustee appointed pursuant to Article 7, the "INDIVIDUAL TRUSTEE"; and, together with the Corporate Trustee, the "COLLATERAL TRUSTEES"), the foregoing trustees being trustees for the holders of the Secured Indebtedness referred to below. Certain capitalized terms used herein are defined in Article 1 of this Agreement.

PRELIMINARY STATEMENTS:

          (1) The Company and IXC Communications Services, Inc., a Delaware corporation (collectively, the "BORROWERS"), have entered into a Credit Agreement dated as of November 9, 1999 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the Lender Parties (the "LENDER PARTIES"), the Agents, the Co-Documentation Agents and the Co-Arrangers (each as defined therein).

          (2) In connection with the Credit Agreement, the Company has agreed to grant to the Collateral Trustees for the benefit of the Lender Parties pursuant to the Shared Collateral Documents liens on and security interests in certain of the Company's assets and property from time to time owned by it.

          (3) The Company has issued up to $50,000,000 principal amount of 7 1/4% Notes Due June 15, 2023 (the "EXISTING NOTES") listed on Schedule I hereto, pursuant to the Indenture (the Existing Notes and the Indenture, collectively, the "EXISTING NOTES AGREEMENTS").

          (4) Pursuant to the Existing Notes Agreements the Company agreed not to incur specified kinds of secured indebtedness (the "SPECIFIED INDEBTEDNESS") without making effective provision whereby the Existing Notes shall be secured equally and ratably with such Specified Indebtedness so long as such Specified Indebtedness shall be outstanding.

          (5) This Agreement is intended to secure the Existing Notes to the extent required to comply with the provisions of the Existing Notes Agreements and the Collateral Trustees have agreed to undertake the rights, powers, duties and responsibilities set forth in this Agreement and the other Shared Collateral Documents in order to effect such purpose.

          NOW THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances under the Credit Agreement and the Hedge Banks to enter into the Secured Hedge Agreements, the Company hereby agrees with the Collateral Trustees for its benefit and the equal and ratable benefit of the Secured Holders as follows:

                                 ARTICLE 1

                                DEFINITIONS

          SECTION 1.01. CERTAIN DEFINED TERMS. The following terms shall have the following meanings as used herein (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ACTIONABLE DEFAULT" has the meaning specified in Section 4.01.

          "ACTIONABLE DEFAULT NOTICE" has the meaning specified in Section 4.01.

          "ADDITIONAL SECURED HOLDERS COLLATERAL" has the meaning specified in
Section 2.01.

          "ADVANCES" has the meaning specified in Section 1.01 of the Credit Agreement.

          "AFFILIATE" means, with respect to a particular Person, (a) any Person which, directly or indirectly, controls, is controlled by, or is under common control with such particular Person, or (b) any Person who is a director or officer of such particular Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "ADMINISTRATIVE AGENT" means Citicorp USA, Inc. and any successor administrative agent for the Lender Parties pursuant to the Credit Agreement.

          "AUTHORIZED OFFICER" means the Chairman, the President, any Vice President, the Secretary or the Treasurer of a Person or any other officer designated as an "Authorized Officer" by the Board of Directors (or equivalent governing body) of such Person.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time.

          "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City or the city in which the Corporate Trustee maintains its corporate trust office.

          "CLOSING DATE" means the date on which the initial Advances shall have been made pursuant to the Credit Agreement.

          "COLLATERAL TRUST ESTATE" means all of the right, title and interest of the Collateral Trustees, whether now owned or hereafter acquired, in and to the Shared Collateral.

          "COLLATERAL TRUSTEES" has the meaning specified in the recital of parties to this Agreement.

          "COLLATERAL TRUSTEES' FEES" means the fees and other amounts payable to the Collateral Trustees pursuant to Sections 6.03, 6.04 and 6.05 and amounts claimed and unpaid pursuant to Section 6.06.

          "CORPORATE TRUSTEE" has the meaning specified in the recital of parties to this Agreement.

          "CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements.

          "DEFAULTED AGREEMENT PARTY" has the meaning specified in Section 4.01.

          "DISTRIBUTION DATE" means any date on which the Collateral Trustees shall distribute moneys from the Shared Collateral Account pursuant to Section 5.01.

          "ESTIMATED TAX AMOUNT" has the meaning specified in the Credit Agreement.

          "EXISTING NOTES" has the meaning specified in the Preliminary Statements.

          "EXISTING NOTES AGREEMENTS" has the meaning specified in the Preliminary Statements and each agreement and instrument delivered by the Company pursuant thereto, as the same may be supplemented, amended or modified from time to time in accordance with the provisions thereof.

          "HEDGE BANKS" means any Lender Party or Affiliate of a Lender Party that has entered into a Secured Hedge Agreement.

          "HOLDERS" means at any time the registered holders of Existing Notes issued under the Indenture at such time.

          "HOLDERS COLLATERAL ACCOUNT" means the cash collateral account established in favor of the Representatives pursuant to Section 2.02 for the benefit of the Holders of the Existing Notes issued under the Existing Notes Agreements.

          "INDENTURE TRUSTEE" means the counterparty listed opposite the Indenture listed on Schedule I and any successor to such trustee appointed under the Indenture.

          "INDENTURE" means the Indenture listed under the heading of "Governing Agreements" on Schedule I hereto.

          "INDIVIDUAL TRUSTEE" has the meaning specified in the recital of parties to this Agreement.

          "LENDER PARTIES" has the meaning specified in the Preliminary Statements.

          "LOAN DOCUMENTS" has the meaning specified in the Credit Agreement.

          "MAJORITY REPRESENTATIVES" means, at any time, the Representative, on behalf of itself and the Secured Holders represented thereby, that own or hold (either by itself or through its Secured Holders) more than 50% of the aggregate amount of Shared Collateral Obligations at such time.

          "MOODY'S" means Moody's Investor's Service, Inc.

          "PERMITTED INVESTMENTS" means any of the following:

               (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States,

               (b) insured certificates of deposit of or time deposits with any commercial bank that is a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause
     (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion,

               (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P's, or

               (d) investments in money market funds registered under the Investment Company Act of 1940, as amended, that satisfy the requirements of Rule 2a-7 of such Act.

          "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "REGULATORY AUTHORITY" has the meaning specified in the Shared Collateral Security Agreement.

          "REPRESENTATIVES" means the Indenture Trustee and the Administrative Agent (for itself and as Administrative Agent for the Lender Parties).

          "SECURED HEDGE AGREEMENT" means any hedge agreement required or permitted under the Credit Agreement that is entered into by and between the Company and any Hedge Bank.

          "SECURED HOLDERS" means, at any time, the Administrative Agent, the Syndication Agent, the Lender Parties, the Indenture Trustee and the Holders at such time.

          "SECURED INDEBTEDNESS" means all Shared Collateral Obligations of the Company arising out of or evidenced by the Secured Indebtedness Agreements.

          "SECURED INDEBTEDNESS AGREEMENTS" means, collectively, the Credit Agreement, the Existing Notes Agreements and each agreement or instrument delivered by the Company pursuant thereto (including, without limitation, the Shared Collateral Documents), as the same may be amended from time to time in accordance with the provisions thereof and of Section 5.02(k) of the Credit Agreement.

          "SHARED COLLATERAL" means, collectively, all of the "Shared Collateral" (as defined in the Shared Collateral Security Agreement) and all of the Additional Secured Holders Collateral.

          "SHARED COLLATERAL ACCOUNT " has the meaning specified in Section
3.01.

          "SHARED COLLATERAL DOCUMENTS" means this Agreement, the Shared Collateral Security Agreement and each Successor Collateral Agreement.

          "SHARED COLLATERAL OBLIGATIONS" means at any time any obligations, whether matured or unmatured, contingent or liquidated, of the Company arising out of or evidenced by the Secured Indebtedness Agreements, whether for principal, interest, expenses, premiums, indemnities, fees or other amounts, whether or not such obligations are due and payable at such time.

          "SHARED COLLATERAL SECURITY AGREEMENT" means a Shared Collateral Security Agreement, dated the Closing Date, made by the Company in favor of the Collateral Trustees, in substantially the form of Exhibit D-2 to the Credit Agreement.

          "SPECIFIED INDEBTEDNESS" has the meaning specified in the Preliminary Statements.

          "S&P" means Standard & Poors, a division of The McGraw-Hill Companies, Inc.

          "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company, or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "SUCCESSOR COLLATERAL" has the meaning specified in Section 2.01.

          "SUCCESSOR COLLATERAL AGREEMENTS" has the meaning specified in Section 2.01.

          "SYNDICATION AGENT" means Bank of America, N.A. and any successor syndication agent pursuant to the Credit Agreement.

          "WITHHELD AMOUNT" has the meaning specified in Section 5.02.

          "WITHHELD AMOUNT NOTICE" has the meaning specified in Section 5.02.

          SECTION 1.02. CERTAIN REFERENCES . In this Agreement, the words "hereof," "herein" and "hereunder", and words of similar import, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All section, schedule and exhibit references set forth in this Agreement are, unless otherwise specified, references to such section in, or schedule or exhibit to, this Agreement.


                                    ARTICLE 2

                 CONFIRMATION AND CREATION OF SECURITY INTERESTS

          SECTION 2.01. COLLATERAL TRUST ESTATE. The Company hereby confirms that, pursuant to the terms of the Shared Collateral Security Agreement, the Company has pledged and assigned to the Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Representatives and the Secured Holders, and has granted the Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Representatives and the Secured Holders a lien on and security interest in, the Shared Collateral described therein. The Company hereby further pledges and assigns to the Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Representatives, on their behalf and on behalf of the Secured Holders, and hereby grants to the Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Representatives, on their behalf and on behalf of the Secured Holders, a lien on and security interest in, the following (collectively, the "ADDITIONAL SECURED HOLDERS COLLATERAL"):

          (i) the Shared Collateral Account established pursuant to Section 3.01(a) with the Corporate Trustee at its offices at its corporate trust department in the State of Delaware and is, and shall at all times remain, under the sole dominion and control of the

     Corporate Trustee, all funds held therein and all certificates and instruments, if any, from time to time representing each Shared Collateral Account;

          (ii) all Permitted Investments made in respect of the Shared Collateral Account from time to time and all certificates and instruments, if any, from time to time representing or evidencing such Permitted Investments;

          (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Trustees for or on behalf of the Company in substitution for or in addition to any or all of the then existing Additional Secured Holders Collateral;

          (iv) all interest, income, dividends, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Additional Secured Holders Collateral referred to in clauses (i) through (iii) of this
     Section 2.01(a);

          (v) any other property and assets of the Company or any of its successors and assigns as the Company, any such successor or any such assign may, from time to time, upon notice to the Collateral Trustees, grant to the Collateral Trustees as collateral hereunder for their benefit and in trust for the equal and ratable benefit of the Representatives, on their behalf and on behalf of the Secured Holders (the "SUCCESSOR COLLATERAL"), together with all agreements, instruments and other documents creating, evidencing or relating to any of the Successor Collateral (the "SUCCESSOR COLLATERAL AGREEMENTS"); and

          (vi) all proceeds of any and all of the foregoing Additional Secured Holders Collateral (including, without limitation, proceeds that constitute property and assets of the types described in clauses (i) through (v) of this Section 2.01(a)) and, to the extent not otherwise included, all (A) payments under any indemnity, warranty or guaranty payable with respect to any of the foregoing Additional Secured Holders Collateral, and (B) cash.

               SECTION 2.02. HOLDERS COLLATERAL ACCOUNT. The Company hereby pledges and assigns to the Collateral Trustee, and grants the Collateral Trustee a lien on and security interest in the Holders Collateral Account created pursuant to Section 3.02 and all funds on deposit and all investments, interest, income and proceeds thereof and therefrom in the Holders Collateral Account, and all certificates and instruments, if any, from time to time representing the foregoing, in trust for the benefit of the Representative on behalf of the Holders of Existing Notes issued from time to time pursuant to the Existing Notes Agreement.

               SECTION 2.03. SECURITY FOR OBLIGATIONS. All of the right, title and interest of the Collateral Trustees in and to the Collateral Trust Estate secures the payment of all of the Shared Collateral Obligations now or hereafter existing under or in respect of the Secured Indebtedness Agreements and the performance of, and the compliance with, all of the covenants and conditions of this Agreement, the other Shared Collateral Documents and the Secured Indebtedness Agreements. The Holders Collateral Account secures the payment of the Shared Collateral Obligations arising out of or evidenced by the respective Existing Notes Agreements and the Existing Notes issued thereunder, and for the performance and compliance with the covenants and conditions in this Agreement and such Existing Notes Agreement. Without limiting the generality of the foregoing, the Collateral Trust Estate and the Holders Collateral Account secures the payment of all amounts that constitute part of the Shared Collateral Obligations and would be owed by the Company to the Collateral Trustees, any Representative or any Secured Holder under the Shared Collateral Documents or the Secured Indebtedness Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.


                                    ARTICLE 3

                              COLLATERAL ACCOUNTS

          SECTION 3.01. SHARED COLLATERAL ACCOUNT. (a) So long as any Shared Collateral Obligations remain outstanding under the Loan Documents or any Existing Note shall remain outstanding, a non-interest bearing cash collateral account (the "SHARED COLLATERAL ACCOUNT") for the Secured Holders in respect of the Secured Indebtedness Agreements shall be maintained by the Corporate Trustee at its offices at its corporate trust department in the State of Delaware in accordance with the terms of this Agreement. All moneys that are received by the Collateral Trustees upon the occurrence and during the continuance of an Actionable Default, upon liquidation or otherwise in respect of the Shared Collateral shall be deposited in the Shared Collateral Account and, thereafter, shall be held and applied by the Corporate Trustee all in accordance with the terms of this Agreement.

          (b) The Corporate Trustee shall, subject to the provisions of Section 4.01, from time to time (i) invest amounts on deposit in the Shared Collateral Account and the Holders Collateral Account referred to below in Permitted Investments and (ii) invest interest paid on such Permitted Investments, and reinvest other proceeds of any such Permitted Investments that may mature or be sold, in additional Permitted Investments, in each case at the direction of the Company so long as no Actionable Default shall have occurred and be continuing and at the direction of the Majority Representatives if an Actionable Default shall have occurred and be continuing. Interest and proceeds that are not invested or reinvested in Permitted Investments as provided in the immediately preceding sentence shall be deposited and held in the Shared Collateral Account or the Holders Collateral Account, as the case may be. Notwithstanding the foregoing, the Corporate Trustee shall, to the extent possible, invest any funds to be distributed on a Distribution Date in Permitted Investments that shall mature or become liquid on or prior to such Distribution Date. All Permitted Investments made in respect of the Shared Collateral Account or the Holders Collateral Account and all interest and income received thereon and therefrom and the net proceeds realized on the maturity or sale thereof shall be held in the Shared Collateral Account as part of the Collateral Trust Estate or in the Holders Collateral Account pursuant to the terms hereof, as the case may be.

          (c) The Shared Collateral Account and the Holders Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or Regulatory Authority, as are in effect from time to time.

          SECTION 3.02 HOLDERS COLLATERAL ACCOUNT. The Corporate Trustee shall establish a cash collateral account to be maintained by, and under the exclusive dominion and control of, the Corporate Trustee in the State of Delaware for the benefit of the Indenture Trustee, as trustee for the Holders of Existing Notes issued under the Existing Holders Agreement (the "HOLDERS COLLATERAL ACCOUNT"). The Collateral Trustee's duties, liabilities and rights with respect to the Holders Collateral Account shall be the same as its duties, liabilities and rights with respect to the Collateral Trust Estate unless otherwise stated herein.

                                    ARTICLE 4

                          ACTIONABLE DEFAULTS; REMEDIES


          SECTION 4.01. ACTIONABLE DEFAULT NOTICE. (a) If, at any time, a default under any Secured Indebtedness Agreement shall have occurred and be continuing and, as a result thereof, any Representative or any Lender Party under, or the percentage of Holders of Existing Notes specified in, the applicable Secured Indebtedness Agreement (any such party or percentage of Holders of Existing Notes being a "DEFAULTED AGREEMENT PARTY") has the right thereunder (without the delivery of any further notice or the requirement that any further time elapse) to declare all of the Shared Collateral Obligations of the Company under such Secured Indebtedness Agreement to be due and payable prior to the stated maturity thereof (any such default being an "ACTIONABLE DEFAULT"), and if such Defaulted Agreement Party gives the Collateral Trustees a notice (an "ACTIONABLE DEFAULT NOTICE") stating:

          (i) the nature of the Actionable Default;

          (ii) the action requested to be taken by the Collateral Trustees with respect to the Shared Collateral and the Shared Collateral Documents (which action may include, without limitation, the calling of a meeting of the Representatives or the institution of any remedies provided by law or this Agreement or any Shared Collateral Document); and

          (iii) that such Defaulted Agreement Party requests the Collateral Trustees to poll the Representatives with respect to such action,

then the Collateral Trustees shall forthwith send a copy of the Actionable Default Notice to each Representative and poll the Representatives as to whether they favor the Collateral Trustees taking such action. If the Majority Representatives shall have directed the Collateral Trustees to commence the action set forth in the Actionable Default Notice (whether or not such poll shall have been taken or completed), then, subject to Section 4.01(b) and the right of the Collateral Trustees to commence such action under the Shared Collateral Documents, the Collateral Trustees shall forthwith undertake such action. The Collateral Trustees shall, subject to
Section 4.01(b) and Section 4.08, follow the directions of the Majority Representatives with respect to the time, method and place of taking any action requested in an Actionable Default Notice or, if no such direction is provided, shall take such action in the manner they deem advisable in order to protect and preserve the interests of the Secured Holders. Each Collateral Trustee shall be entitled to assume conclusively that no Actionable Default has occurred and is continuing until it receives an Actionable Default Notice.

          (b) If the Actionable Default which was the basis for the giving of an Actionable Default Notice shall be cured or waived in accordance with the terms of the applicable Secured Indebtedness Agreement, the Defaulted Agreement Party which gave such Actionable Default Notice shall promptly notify the Collateral Trustees of such cure or waiver, whereupon (i) such Actionable Default Notice shall be deemed withdrawn, (ii) the Collateral Trustees shall notify each Representative of such withdrawal and (iii) any direction to the Collateral Trustees to take any action in connection with such Actionable Default Notice shall be deemed rescinded. If in connection solely with such withdrawn Actionable Default Notice the Collateral Trustees shall have been directed to take, and shall have commenced taking but shall not have completed, any action, the Collateral Trustees shall promptly terminate any such action which they shall not also have been directed to take in connection with an Actionable Default Notice other than that withdrawn.

          SECTION 4.02. DIRECTION BY REPRESENTATIVES. As to any matters not expressly provided for under this Agreement or the other Shared Collateral Documents (including, without limitation, matters relating to enforcement and collection of the Shared Collateral Obligations), the Collateral Trustees shall not be required to exercise any discretion or to take any action under this Agreement or the other Shared Collateral Documents, or in respect of the Shared Collateral, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) in accordance with the instructions of the Majority Representatives.

          SECTION 4.03. RIGHT TO INITIATE JUDICIAL PROCEEDINGS, ETC. (a) Upon the occurrence of and during the continuance of any Actionable Default, the Corporate Trustee, and if the Corporate Trustee deems necessary or desirable, the Individual Trustee, jointly or individually as the Corporate Trustees my determine, (i) shall have the right and power to institute and maintain such suits and proceedings as it or they, as the case may be, or the Majority Representatives may deem appropriate to protect and enforce the rights vested in them by this Agreement and the other Shared Collateral Documents and (ii) may either, after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Shared Collateral and to dispose of, collect or otherwise realize upon, all or any portion of the Collateral Trust Estate under the judgment or decree of a court of competent jurisdiction.

          (b) If a receiver of the Collateral Trust Estate shall be appointed in judicial proceedings, the Collateral Trustees may be appointed as such receiver. Notwithstanding the appointment of a receiver, the Collateral Trustees shall be entitled to retain possession and control of all cash held by or deposited with them or their agents or co-trustees pursuant to any provision of this Agreement or any other Shared Collateral Document.

          SECTION 4.04. REMEDIES NOT EXCLUSIVE. (a) No remedy conferred upon or reserved to the Collateral Trustees herein or in the Shared Collateral Documents is intended to be a limitation exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in the Shared Collateral Documents or now or hereafter existing at law or in equity or by statute.

          (b) No delay or omission of either of the Collateral Trustees to exercise any right, remedy or power accruing upon any Actionable Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Actionable Default or any acquiescence therein; and every right, power and remedy given by this Agreement or any Shared Collateral Document to the Collateral Trustees may be exercised from time to time and as often as may be deemed expedient by the Collateral Trustees.

          (c) In case either of the Collateral Trustees shall have proceeded to enforce any right, remedy or power under this Agreement or any Shared Collateral Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Collateral Trustee, then and in every such case the Company, the Collateral Trustees, the Representatives and Secured Holders shall, subject to any determination in such proceeding, severally be restored to their former positions and rights hereunder and under such Shared Collateral Document with respect to the Collateral Trust Estate, the Shared Collateral Account, the Holders Collateral Account and in all other respects, and thereafter all rights, remedies and powers of such Collateral Trustee shall continue as though no such proceeding had been taken.

          (d) The Company expressly agrees that all rights of action and rights to assert claims upon or under this Agreement and the Shared Collateral Documents may be enforced by the Collateral Trustees without the possession of any debt instrument or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Collateral Trustees shall be brought in either of their names as Collateral Trustee and any recovery of judgment shall be held as part of the Collateral Trust Estate or the Holders Collateral Account, as the case may be; PROVIDED that nothing in this
Section 4.04(d) shall constitute a waiver of any right that the Company may have or may hereafter acquire to challenge the amounts outstanding under the Existing Notes.

          SECTION 4.05. WAIVER OF CERTAIN RIGHTS. The Company, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent Affiliates, creditors, vendees, assignees and lienors, expressly waives and releases, to the fullest extent permitted by law, any, every and all rights to demand or to have any marshalling of the

Collateral Trust Estate upon any enforcement of any Shared Collateral Document, including, without limitation, upon any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings or upon any foreclosure or any enforcement of any Shared Collateral Document or this Agreement and consents and agrees that all the Collateral Trust Estate and any such sale may be offered and sold as an entirety. Provided no Actionable Default shall have occurred and be continuing, the Collateral Trustees will not take any action that would constitute or result in any transfer of control or assignment of any Federal Communication Commission (the "FCC") licenses or any transfer of control or assignment of any interest in any Loan Party without obtaining all necessary FCC and other Regulatory Authority approvals solely to the extent such approvals are required by law.

          SECTION 4.06. LIMITATION ON COLLATERAL TRUSTEES' DUTIES IN RESPECT OF SHARED COLLATERAL. Beyond the duties set forth in this Agreement, the Collateral Trustees shall not have any duty to the Company and the Representatives as to any Shared Collateral in the Collateral Trustees' possession or control or in the possession or control of any agent or nominee of the Collateral Trustees or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, EXCEPT that each Collateral Trustee shall be liable for its failure to exercise ordinary care in the handling of moneys and securities actually received by it.

          SECTION 4.07. LIMITATION BY LAW. All rights, remedies and powers provided by this Article 4 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Article 4 are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or, if the Representatives elect that this Agreement should be recorded, registered or filed, not entitled to be recorded, registered, or filed under the provisions of any applicable law.

          SECTION 4.08. ABSOLUTE RIGHTS OF SECURED HOLDERS AND REPRESENTATIVES. Notwithstanding any other provision of this Agreement or any of the other Shared Collateral Documents, each of the Representatives and each of the Secured Holders has an absolute and unconditional right to receive payment of all of the Shared Collateral Obligations owing to such Representative or such Secured Holder, as the case may be, when the same becomes due and payable and at the time and place and otherwise in the manner set forth in the applicable Secured Indebtedness Agreements, and the right of each such Representative and each such Secured Holder to institute proceedings for the enforcement of such payment on or after the date such payment becomes due and to assert its position as a secured creditor in a proceeding under the Bankruptcy Code in which the Company is a debtor, and the obligation of the Company to pay all of the Shared Collateral Obligations owing to each of the Representatives and each of the Secured Holders at the time and place expressed therein, shall not be impaired or affected without the consent of such Representative or such Secured Holder. In addition, the right of any Secured Holder or any Representative, on behalf of itself or on behalf of any such Secured Holder, to receive payment or security from sources other than the Shared Collateral or the Holders Collateral Account shall not be, and is not hereby, impaired or affected in any manner. Without limiting the generality of the foregoing provisions of this Section 4.08, no Secured

Holder and no Representative, on behalf of itself or on behalf of any Secured Holder, shall be obligated to share with any other Secured Holder or any other Representative any proceeds of any collateral, guaranty or right of setoff other than pursuant to, and to the extent expressly required under, this Agreement and the other Secured Indebtedness Agreements; nor shall any Secured Holder's or any Representative's right to receive its ratable share of any amounts maintained in the Shared Collateral Account or Holders Collateral Account, if any, or any proceeds of any of the Shared Collateral, or any part thereof, under the terms of this Agreement and the other Shared Collateral Documents be diminished or affected in any way by its right to receive proceeds of any other collateral or right of setoff, or payment upon a guaranty or from any other source.

          SECTION 4.09. EQUAL AND RATABLE SECURITY. This Agreement is intended solely to comply with the provisions of the Existing Notes Agreements to secure the unpaid principal of, premium, if any, and accrued interest on the Existing Notes, equally and ratably with the Shared Collateral Obligations arising under the Loan Documents. To the extent that the rights and benefits herein conferred on the Holders of the Existing Notes or the Indenture Trustee shall be held to exceed the rights and benefits required so to be conferred by such provisions, such rights and benefits shall be limited so as to provide to such Holders and such Indenture Trustee only those rights and benefits that are required by such provisions. Any and all rights not herein expressly given to the Indenture Trustee are expressly reserved to the Administrative Agent and the Lender Parties, it being understood that in the absence of a requirement to provide equal and ratable security set forth in the Existing Note Agreements, this Agreement would not have been accepted by the Administrative Agent or the Lender Parties.


                                    ARTICLE 5

                            APPLICATION OF PROCEEDS

          SECTION 5.01. APPLICATION OF PROCEEDS. (a) If, following the acceleration of the principal amount of the Shared Collateral Obligations under any Secured Indebtedness Agreement and pursuant to the exercise of any remedy set forth in any Shared Collateral Documents, any Shared Collateral is sold or otherwise realized upon by the Corporate Trustee, the proceeds received by the Corporate Trustee in respect of such Shared Collateral and all moneys held by the Corporate Trustee in the Shared Collateral Account shall, to the extent available for distribution, be distributed by the Corporate Trustee (or, in the case of moneys allocated to the Holders of Existing Notes, applied by the Corporate Trustee to the Holders Collateral Account pursuant to Section 5.04) on each Distribution Date as follows:

          FIRST, to the payment (in such priority as the Corporate Trustee shall elect, but without duplication) of all reasonable legal fees and expenses and other reasonable costs or expenses or other liabilities of any kind incurred by the Collateral Trustees as secured parties under any Shared Collateral Document or otherwise in connection with any Shared Collateral Document or this Agreement (including, without limitation, any reasonable costs or expenses or liabilities incurred in connection with the sale of any assets covered by any Shared Collateral Document, or in the operation or maintenance of any of the assets covered by any Shared Collateral Document), including the reimbursement to any Representative of any amounts theretofore advanced by such Representative for the payment of such fees, costs and expenses, except only for any such fees, expenses, costs or liabilities incurred by any Collateral Trustee as a result of its gross negligence or willful misconduct in performing or failing to perform any of its duties to the parties hereto expressly set forth herein; PROVIDED, HOWEVER, that nothing herein is intended to relieve the Company of its duties to pay such costs, fees, expenses and liabilities otherwise payable to the Collateral Trustees from funds outside of the Shared Collateral Account, as required by this Agreement and the Credit Agreement.

          SECOND, to the Collateral Trustees (without duplication) in an amount equal to the Collateral Trustees' Fees which are unpaid as of the Distribution Date and to any Representative which has theretofore advanced or paid any such Collateral Trustees' Fees in an amount equal to the amount thereof so advanced or paid by such Representative prior to such Distribution Date; PROVIDED, HOWEVER, that nothing herein is intended to relieve the Company of its duties to pay such fees and claims from funds outside of the Shared Collateral Account, as required by this Agreement and the Credit Agreement.

          THIRD, pursuant to paragraph (b) below, ratably to the Representatives on behalf of the Secured Holders.

          FOURTH, any surplus remaining after the indefeasible cash payment in full of the Shared Collateral Obligations shall, pursuant to the provisions of Section 8.02, be paid to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

          (b) In order to determine the ratable amount to be distributed to each of the Representatives pursuant to clause THIRD above, unless otherwise directed in writing by the Representatives, the Corporate Trustee may rely (subject to the provisions of Section 5.02) on a certificate of an Authorized Officer of the Company setting forth the Shared Collateral Obligations (identified by type and amount) outstanding under each Secured Indebtedness Agreement.

          SECTION 5.02. APPLICATION OF WITHHELD AMOUNTS. If at any time any proceeds of Collateral collected or received by the Collateral Trustees are distributable pursuant to Section 5.01 to any Representative, and if such Representative shall give notice (each, a "WITHHELD AMOUNT NOTICE") that all or a portion of such proceeds (each such amount, a "WITHHELD AMOUNT") shall be held by the Collateral Trustees pending the application thereof to Shared Collateral Obligations, then, notwithstanding the provisions of Section 5.01, the Collateral Trustees shall hold such Withheld Amount in the Shared Collateral Account or Holders Collateral Account, as the case may be, until such time as the applicable Representative shall request the delivery thereof for application to Shared Collateral Obligations pursuant to the provisions of Section 5.03.

          SECTION 5.03. RELEASE OF AMOUNTS IN COLLATERAL ACCOUNTS. (a) Amounts on deposit in the Shared Collateral Account with respect to the Shared Collateral Obligations shall be paid to the applicable Representative or deposited into the Holders Collateral Account pursuant to Section 5.04 upon receipt by the Corporate Trustee of a certificate of such Representative setting forth, (i) in the case of the Representative for the Lender Parties, the name of the Person to whom payment should be made, the amount to be delivered to such Person and including appropriate payment instructions, and (ii) in the case of the Representative for the Holders of the Existing Notes, stating that such amount will be applied to the payment of Shared Collateral Obligations and directing such amounts to be paid into the Holders Collateral Account.

          (b) If, at any time, funds are on deposit in the Holders Collateral Account and the principal of and accrued interest on and all other amounts due in respect of such Existing Notes have been paid in full, such funds shall be distributed and applied in accordance with the provisions of Section 5.01 hereof.

          (c) All interest received on the investments in the Shared Collateral Account or the Holders Collateral Account shall be part of such account.

          SECTION 5.04. SHARED COLLATERAL ACCOUNT AS SECURITY. Upon the occurrence and during the continuance of an Actionable Default, any amounts on deposit in the Shared Collateral Account shall at the request, or may with the consent, of the Majority Representatives be distributed to the appropriate Representatives, for their benefit and the benefit of the Secured Holders; PROVIDED that any amounts that would otherwise be distributed to the Indenture Trustee pursuant to this Section 5.04 shall be deposited in the Holders Collateral Account and, upon acceleration of the Shared Collateral Obligations outstanding under the Indenture, all amounts remaining in the Holders Collateral Account at such time shall, at the request of such Indenture Trustee, be released and paid to such Indenture Trustee for the benefit of the Holders of Existing Notes represented thereby for distribution in a manner not inconsistent with the terms of the Indenture.


                                    ARTICLE 6

                     AGREEMENTS WITH THE COLLATERAL TRUSTEE

          SECTION 6.01. DELIVERY OF AGREEMENTS. On the Closing Date, the Company will deliver to the Collateral Trustees a true and complete copy of each Secured Indebtedness Agreement and of each Shared Collateral Document as in effect on the Closing Date. The Company agrees that, promptly upon the execution thereof, the Company will deliver to the Collateral Trustees a true and complete copy of any and all Shared Collateral Documents entered into subsequent to the date hereof and a true and complete copy of any and all amendments, modifications or supplements to any of the foregoing.

               SECTION 6.02. INFORMATION AS TO REPRESENTATIVES. The Company agrees that it shall deliver to the Collateral Trustees from time to time upon request of the Collateral Trustees a list setting forth, for each Secured Indebtedness Agreement, (a) the aggregate principal amount outstanding thereunder, (b) the accrued and unpaid interest thereunder, (c) the accrued and unpaid fees (if any) thereunder, (d) the names of the Representatives and of the Secured Holders (to the extent known to the Company) of the Secured Indebtedness outstanding thereunder and the unpaid principal amount thereof, all accrued interest thereon, all accrued fees (if any) thereunder and all other unpaid amounts thereunder known to the Company, owing to each such Representative, for its own account and on behalf of such Secured Holders and (e) such other information regarding the Representatives, such Secured Holders and the Secured Indebtedness Agreements as the Collateral Trustees may reasonably request. In addition, the Company shall deliver to the Collateral Trustees, each time a distribution from the Collateral Trust Estate, the Shared Collateral Account or the Holders Collateral Account is to be made pursuant to the terms hereof, a certificate of an Authorized Officer, setting forth the amounts to be distributed and the Persons to whom such distributions are to be made, including appropriate payment instructions therefor, PROVIDED, that if any distribution is directed to be made to the Indenture Trustee as a Representative, if the Indenture Trustee shall have notified the Collateral Trustees in writing that such Indenture Trustee is unable to accept such distribution, such distribution shall be made instead to the Holders Collateral Account. The Company will furnish to the Collateral Trustees on the Closing Date a list setting forth the name and address of each Representative and each Person to whom notices must be sent under the Secured Indebtedness Agreements and the Company agrees to furnish promptly to the Collateral Trustees any changes or additions to such list. Unless otherwise specified herein, the Collateral Trustees may for all purposes hereunder, rely on such information given by the Company unless (i) the Collateral Trustees shall have actual knowledge of an inaccuracy or (ii) any Representative shall provide contrary information with respect to such Representative in which case, unless such Representative and the Company can reach an agreement on such issue within a period of 10 days, the Collateral Trustees shall appoint an independent arbitrator (who shall be reasonably acceptable to the Company and such Representative) to resolve the dispute (at the expense of the Company).

               SECTION 6.03. COMPENSATION AND EXPENSES. The Company agrees to pay to the Collateral Trustees and any co-trustees or successor trustees appointed hereunder, from time to time upon demand, (a) reasonable compensation for their services hereunder and under the Shared Collateral Documents and for administering the Collateral Trust Estate, the Shared Collateral Account and the Holders Collateral Account and (b) all the fees, costs and expenses incurred by any of them (including, without limitation, the reasonable fees and disbursements of counsel) (i) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement and each Shared Collateral Document or the enforcement of any of the provisions hereof or thereof or (ii) incurred or required to be advanced in connection with the administration of the Collateral Trust Account, the sale or other disposition of Shared Collateral pursuant to any Shared

     Collateral Document and the preservation, protection or defense of their rights under this Agreement and in and to the Shared Collateral, the Shared Collateral Account, the Holders Collateral Account and the Collateral Trust Estate. As security for such payment, the Collateral Trustees shall have a prior lien upon all Shared Collateral and other property and funds held or collected by the Collateral Trustees as part of the Collateral Trust Estate. The Company's obligations under this Section 6.03 shall survive the termination of the other provisions of this Agreement.

               SECTION 6.04. STAMP AND OTHER SIMILAR TAXES. The Company agrees to indemnify and hold harmless the Collateral Trustees, each Representative and each Secured Holder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Shared Collateral Document, the Collateral Trust Estate, the Shared Collateral Account, the Holders Collateral Account or any Shared Collateral. The obligations of the Company under this Section 6.04 shall survive the termination of the other provisions of this Agreement.

               SECTION 6.05. FILING FEES, EXCISE TAXES, ETC. The Company agrees to pay or to reimburse the Collateral Trustees for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each Shared Collateral Document. The obligations of the Company under this Section 6.05 shall survive the termination of the other provisions of this Agreement.

               SECTION 6.06. INDEMNIFICATION. (a) The Company agrees to pay, indemnify, and hold harmless the Collateral Trustees and each of the agents of either thereof from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the costs and expenses of defending any claim against any of them) with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Shared Collateral Documents unless and to the extent arising from the gross negligence or willful misconduct of such of the Collateral Trustees or such of the agents thereof as are seeking indemnification or any failure of any Collateral Trustee or any such agent to exercise ordinary care in the handling of moneys and securities actually received by any such Collateral Trustee or any such agent. As security for such payment, any such Collateral Trustee shall have a prior lien upon all Shared Collateral and other property and funds held or collected by the Collateral Trustees as part of the Collateral Trust Estate.

               (b) In any suit, proceeding or action brought by the Collateral Trustees under or with respect to any Shared Collateral Document or the Shared Collateral for any amount owing thereunder, or to enforce any provisions thereof, the Company will save, indemnify and hold harmless the Collateral Trustees, the Representatives and the Secured Holders from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder (unless and to the extent that such expense, loss or damage is caused by the gross negligence or willful misconduct of the such Collateral Trustee or the failure of any Collateral Trustee to exercise ordinary care in the handling of moneys and securities actually received by such Collateral Trustee), arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Company and all such obligations of the Company shall be and remain enforceable against and only against the Company and shall not be enforceable against the Collateral Trustees, any Representative or any Secured Holder. The agreements in this Section 6.06 shall survive the termination of the other provisions of this Agreement.

               SECTION 6.07. FURTHER ASSURANCES. (a) The Company agrees, from time to time, at its own expense to execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, and cause any of its Subsidiaries, if any, to promptly execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as may be necessary or desirable, or as any Collateral Trustee, any Representative, any Secured Holder through its Representative, the Administrative Agent, or any Lender Party through the Administrative Agent, may reasonably request from time to time in order (i) to carry out more effectively the purposes or this Agreement, (ii) to subject to the liens and security interests created by any of the Shared Collateral Documents any of the properties, rights or interests of the Company covered or now or hereafter intended to be covered by any of the Shared Collateral Documents,
     (iii) to perfect and maintain the validity, effectiveness and priority of any of the Shared Collateral Documents and the liens and security interests intended to be created thereby, (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Collateral Trustees, the Representatives, the Secured Holders and the Lender Parties the rights granted or now or hereafter intended to be granted to the Collateral Trustees, the Representatives, the Secured Holders and/or the Lender Parties under any Shared Collateral Document or under any other instrument executed in connection with any Shared Collateral Document to which it is or may become a party, and (v) to enable the Collateral Trustees to exercise and enforce their rights and remedies hereunder and under each Shared Collateral Document with respect to any Shared Collateral; PROVIDED, HOWEVER, that this Section 6.07 shall not be construed to require the Company to grant any interest in Shared Collateral other than pursuant to this Agreement, the Credit Agreement or any Shared Collateral Document. Without limiting the generality of the foregoing, the Company will take any such action required to be taken by it pursuant to any Shared Collateral Document.

               (b) The Company hereby authorizes the Collateral Trustees to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Shared Collateral without the signature of the Company where permitted by law. A photocopy or other reproduction of this Agreement, any Shared Collateral Document or any financing statement covering the Shared Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

               (c) The Company will furnish such information about the Shared Collateral as the Collateral Trustees may reasonably request from time to time.

                                          ARTICLE 7

                                   THE COLLATERAL TRUSTEE

               SECTION 7.01. DECLARATION OF TRUST. Each of the Corporate Trustee and the Individual Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof, including those contained in this Article 7. Further, each of the Corporate Trustee and the Individual Trustee, for itself and its successors, does hereby declare that it will hold all of the estate, right, title and interest in (a) the Collateral Trust Estate and the Shared Collateral Account for the equal and ratable benefit of the Representatives and the Secured Holders as provided herein, and (b) the Holders Collateral Account upon the trust herein set forth and for the benefit of the Representative on behalf of the Holders of the Existing Notes as provided herein.

               SECTION 7.02. EXCULPATORY PROVISIONS. (a) The Collateral Trustees shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the Shared Collateral Documents, all of which are made solely by the Company. The Collateral Trustees make no representations as to the value or condition of the Collateral Trust Estate, the Shared Collateral Account, the Holders Collateral Account or any part thereof, or as to the title of the Company thereto or as to the security afforded by the Shared Collateral Documents or this Agreement, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any Shared Collateral Document or any Secured Indebtedness Agreement, and the Collateral Trustees shall incur no liability or responsibility in respect of any such matters. The Collateral Trustees shall not be responsible for insuring the Collateral Trust Estate or for the payment of taxes, charges, assessments or liens upon the Collateral Trust Estate or otherwise as to the maintenance of the Collateral Trust Estate or the Shared Collateral Account or the Holders Collateral Account, except that in any event that any Collateral Trustee enters into possession of a part or all of the Collateral Trust Estate, the Shared Collateral Account or the Holders Collateral Account, such Collateral Trustee, shall preserve the part in its possession.

               (b) The Collateral Trustees shall not be required to ascertain or inquire as to the performance by the Company of any of the covenants or agreements contained herein, in any Secured Indebtedness Agreement.

               SECTION 7.03. DELEGATION OF DUTIES. The Collateral Trustees may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact (which shall not include officers and employees of the Company or any Affiliate of the Company). The Collateral Trustees shall be entitled to rely upon advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Collateral

     Trustees shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact reasonably selected by them in good faith.

               SECTION 7.04. RELIANCE BY COLLATERAL TRUSTEES. (a) Whenever in the administration of the trusts of this Agreement the Collateral Trustees shall deem it necessary or desirable that a matter be proved or established in connection with the taking, suffering or omitting any action hereunder by the Collateral Trustees unless otherwise provided herein, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of an Authorized Officer of the Company delivered to the Collateral Trustees and the Representatives, and such certificate shall constitute a full warranty to the Collateral Trustees for any action taken, suffered or omitted in reliance thereon unless (i) the Collateral Trustees shall have actual knowledge of an inaccuracy therein or (ii) any Representative shall provide contrary information with respect to such matter within 10 days of receipt thereof by such Representative, in which case unless such Representative and the Company can reach agreement on such issue within a period of 10 days, the Collateral Trustees shall appoint, at the expense of the Company, an independent arbitrator (who shall be reasonably acceptable to the Company and such Representative) to resolve the dispute.

               (b) The Collateral Trustees may consult with independent counsel (excluding, without limitation, counsel to or any employee of the Corporate Trustee, the Company or any Affiliate of the Company), and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder in accordance therewith unless such Collateral Trustee has actual knowledge of a reason to question the validity or accuracy of such opinion or of any assumptions expressed therein as the basis for such opinion. The Collateral Trustees shall have the right at any time to seek instructions concerning the administration of the Collateral Trust Estate or the Shared Collateral Account or the Holders Collateral Account from any court of competent jurisdiction.

               (c) The Collateral Trustees may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which they reasonably believe to be genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, each Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notices, certificates or opinions furnished to such Collateral Trustee that conform to the requirements of this Agreement or any Shared Collateral Document.

               SECTION 7.05. LIMITATIONS ON DUTIES OF THE TRUSTEES. (a) The Collateral Trustees undertake to perform only the duties expressly set forth herein and no implied covenant or obligation shall be read into this Agreement against the Collateral Trustees.

               (b) The Collateral Trustees may exercise the rights and powers granted to them by this Agreement and the Shared Collateral Documents, but only pursuant to the terms of this Agreement, and the Collateral Trustees shall not be liable with respect to any action taken or omitted by them in accordance with the direction of the Representatives.

               (c) Except as herein otherwise expressly provided, the Collateral Trustees shall not be under any obligation to take any action which is discretionary with the Collateral Trustees under the provisions hereof or under any Shared Collateral Document except upon the written request of the Representatives and subject to the provisions of Section 4.04(b). The Collateral Trustees shall make available for inspection and copying by each Representative each certificate or other paper furnished to the Collateral Trustees by the Company, by any Representative, or by any other Person, under or in respect of this Agreement, any Shared Collateral Document or any of the Collateral Trust Estate.

               (d) The Collateral Trustees shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement at the request or direction of any Representatives pursuant to this Agreement, unless such Representatives shall have offered to the Collateral Trustees security or indemnity satisfactory to the Collateral Trustees against the costs, expenses and liabilities which might be incurred by them in compliance with such request or direction.

               SECTION 7.06. MONEYS TO BE HELD IN TRUST. All moneys received by the Corporate Trustee under or pursuant to any provision of this Agreement or any Shared Collateral Document shall be segregated and held in trust for the purposes for which they were paid or are held and the Corporate Trustee shall exercise ordinary care in the handling of any such moneys actually received by it. The Individual Trustee shall promptly turn over to the Corporate Trustee any Shared Collateral, or any part thereof, delivered to or received by the Individual Trustee.

               SECTION 7.07. RESIGNATION AND REMOVAL OF COLLATERAL TRUSTEES. (a) Each or both of the Collateral Trustees may at any time, by giving 30 days' prior written notice to the Company and the Representatives, resign and be discharged of their responsibilities hereby created, such resignation to become effective upon the appointment of a successor trustee or trustees by the Representatives, the acceptance of such appointment by such successor trustee or trustees and, unless an Actionable Default has occurred and is continuing, the consent to the appointment of such successor trustee or trustees by the Company. Either or both of the Collateral Trustees may be removed at any time (with or without cause) and a successor trustee or trustees appointed by the affirmative vote of the Representatives, subject to, unless an Actionable Default has occurred and is continuing, the consent of the Company, PROVIDED that the Collateral Trustees or either of them shall be entitled to their fees and expenses accrued to the date of removal. If either or both of the Collateral Trustees resigns or is removed as provided in this Section 7.07 the consent to the appointment of a successor trustee or trustees shall not be unreasonably withheld and shall be deemed to have been given if the Company shall not have reasonably objected to any proposed successor trustee or trustees within five Business Days of receipt of notice of the identity thereof from the Representatives. If no successor trustee or trustees shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation or within 30 days from the date of such vote for removal, the Collateral Trustees, shall, or any Representative may, apply to any court of competent jurisdiction to appoint a successor trustee or trustees to act until such time, if any, as a successor trustee or trustees shall have been appointed as above provided. Any successor trustee or trustees so appointed by such court shall immediately and without further act be superseded by any successor trustee or trustees approved by the Representatives as above provided.

               (b) If at any time either or both of the Collateral Trustees shall become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Trustees for any other cause, a successor trustee or trustees shall be appointed by the Representatives, subject to, unless an Actionable Default has occurred and is continuing, the consent of the Company, which consent shall not be unreasonably withheld, and the powers, duties, authority and title of the predecessor trustee or trustees terminated and cancelled without procuring the resignation of such predecessor trustee or trustees, and without any formality (except as may be required by applicable law) other than appointment and designation of a successor trustee or trustees in writing, duly acknowledged, delivered to the predecessor trustee or trustees and the Company and filed for record in each public office, if any, in which this Agreement is required to be filed.

               (c) The appointment and designation referred to in Section 7.07(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor trustee or trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor, and upon such filing for record the successor trustee or trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Representatives, the Company or its successor trustee or trustees, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and shall deliver all securities and moneys held by it or them to such successor trustee or trustees. Should any deed, conveyance or other instrument in writing from the Company be required by any successor trustee or trustees for more fully and certainly vesting in such successor trustee or trustees the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor trustee or trustees, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor trustee or trustees, be executed, acknowledged and delivered by the Company.

               (d) Any required filing for record of the instrument appointing a successor trustee or trustees as hereinabove provided shall be at the expense of the Company. The resignation of any trustee or trustees and the instrument removing any trustee or trustees, together with all other instruments, deeds and conveyances provided for in this Article 7 shall, if permitted by law, be forthwith recorded, registered and filed by and at the expense of the Company, wherever this Agreement is recorded, registered and filed.

               SECTION 7.08. STATUS OF SUCCESSORS TO TRUSTEE. Every successor to the Corporate Trustee appointed pursuant to Section 7.07 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia and having its principal corporate trust office within the State of Delaware, or another state acceptable to the Representatives, and shall also have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms. Any successor to the Individual Trustee appointed pursuant to Section 7.07 shall be an individual residing in the State of Delaware, the State of New York or another state of the United States acceptable to the Majority Representatives.

               SECTION 7.09. MERGER OF THE CORPORATE TRUSTEE. Any corporation into which the Corporate Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Corporate Trustee shall be a party, shall be the Corporate Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

               SECTION 7.10. POWERS OF INDIVIDUAL TRUSTEE. The Individual Trustee has been joined as a party hereunder so that if, by any present or future applicable law in any jurisdiction in which it may be necessary to perform any act in the execution or enforcement of the trusts hereby created, the Corporate Trustee may be incompetent, unqualified or unable to act as the Collateral Trustees, then all of the acts required to be performed in such jurisdiction, in the execution or enforcement of the trusts hereby created, shall and will be performed by the Individual Trustee, acting alone. Notwithstanding any other term or provision of this Agreement to the contrary, the Corporate Trustee alone shall have and exercise the rights and powers granted herein and shall be solely charged with the performance of the duties herein declared on the part of the Collateral Trustees to be had and exercised or to be performed without any action taken by the Individual Trustee; PROVIDED, HOWEVER, that if the Corporate Trustee or the Majority Representatives deem it necessary or desirable for the Individual Trustee to act in a particular jurisdiction, the Individual Trustee shall have and exercise the rights and powers granted herein (but no greater powers) and shall be charged with the performance of the duties herein declared on the part of the Collateral Trustees to be had and exercised or to be performed, but only in such particular jurisdiction.

               SECTION 7.11. ADDITIONAL CO-TRUSTEES; SEPARATE TRUSTEES. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Shared Collateral shall be located, or the Collateral Trustees shall be advised by counsel satisfactory to them that it is so necessary or prudent in the interest of the Representatives on behalf of the Secured Holders, or the Representatives shall in writing so request by notice to the Collateral Trustees and the Company, or the Collateral Trustees shall deem it desirable for their own protection in the performance of their duties hereunder, or the Company shall in writing so request by notice to the Collateral Trustees with the consent of the Representatives, the Collateral Trustees and the Company shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustees, the Company and the Representatives, either to act as co-trustee or co-trustees of all or any of the Shared Collateral, jointly with the Collateral Trustees originally named herein or any successor, or to act as separate trustee of any such property. In the event the Company shall not have joined in the execution of such instruments and agreements within 10 days after the receipt of a written request from the Collateral Trustees so to do, or in case an Actionable Default shall have occurred and be continuing, the Collateral Trustees may act under the foregoing provisions of this Section
     7.11 without the concurrence of the Company (but with the concurrence of the Representatives), and the Company hereby appoints the Collateral Trustees as its agents and attorneys to act for it under the foregoing provisions of this Section 7.11 in either of such contingencies.

               (b) Any separate trustee and any co-trustee (other than any trustee which may be appointed as successor to the Corporate Trustee or the Individual Trustee pursuant to Section 7.07) shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

                    (i) all rights, powers, duties and obligations conferred
               upon the trustees in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Trustees originally named herein or their successors appointed pursuant to Section 7.07;

                    (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustees hereunder shall be conferred or imposed and exercised or performed by the Collateral Trustees and such separate trustee or co-trustee, jointly, as shall be provided in the instrument appointing such separate trustee or co-trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustees shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee;

                    (iii) no power given hereby to, or which it is provided
               hereby may be exercised by, any such co-trustee or separate trustee, shall be exercised hereunder by such co-trustee or separate trustee, except jointly with, or with the consent in writing of, the Collateral Trustees, anything herein contained to the contrary notwithstanding;

                    (iv) no trustee hereunder shall be personally liable by
               reason of any act or omission of any other trustee hereunder; and

                    (v) the Company and the Collateral Trustees, at any time, by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate trustee, and in that case, by an instrument in writing executed by the Company and the Collateral Trustees jointly, may appoint a successor (who shall be acceptable to the Representatives) to such a separate trustee or co-trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Company shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Collateral Trustees so to do, or in case an Actionable Default shall have occurred and be continuing, the Collateral Trustees shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint (with the consent of the Representatives) a successor without the concurrence of the Company and the Company hereby appoints the Collateral Trustees its agents and attorneys to act for it in such connection in either of such contingencies. In the event that the Collateral Trustees shall have appointed a separate trustee or co-trustee or as above provided, they may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee, the successor to any such separate trustee to be appointed by the Company and the Collateral Trustees, or by the Collateral Trustees alone, as hereinbefore provided in this Section 7.11.

                    SECTION 7.12. TRUSTEES APPOINTED ATTORNEYS-IN-FACT. The Company hereby irrevocably constitutes and appoints the Collateral Trustees and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full power and authority in the name of the Company or their own name and in the place and stead of the Company and in the name of the Company, from time to time at the direction of the Representatives (or in the case of actions relating to the Holders Collateral Account, at the direction of the Holders of Existing Notes to whom are owed 66-2/3% of the Shared Collateral Obligations secured by such account pursuant to the terms hereof), to take, subject to Section 4.09, any action and to execute any instrument which the same may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any dividend, interest payment or other distribution in respect of the Shared Collateral or any part thereof and to give full discharge for the same. The Company acknowledges and agrees that the foregoing power of attorney is coupled with an interest and may not be revoked or modified except with the consent of the Collateral Trustees or as otherwise provided herein.

                    SECTION 7.13. ORDINARY CARE. The Collateral Trustees shall be deemed to have exercised ordinary care in the custody and preservation of the Shared Collateral in their possession if the Shared Collateral is accorded treatment substantially equal to that which the Collateral Trustees accord their own property and reasonable care is exercised by the Collateral Trustees in handling any moneys or securities actually received by them, it being understood that the Collateral Trustees shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Shared Collateral, whether or not the Collateral Trustees have or are deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Shared Collateral.

                                       ARTICLE 8

                              RELEASE OF SHARED COLLATERAL

                    SECTION 8.01. PARTIAL RELEASE OF SHARED COLLATERAL. (a) The Company may, from time to time so long as no Actionable Default shall have occurred and be continuing, request the release of the lien and security interest in the Shared Collateral, or any portion thereof, created under the Shared Collateral Documents, upon notice to the Collateral Trustees (with a copy to the Administrative Agent) from an Authorized Officer of the Company (a "NOTICE OF PARTIAL RELEASE"), which Notice of Partial Release shall be delivered to the Collateral Trustees at least ten Business Days prior to the date of the proposed release (unless a shorter period of time is acceptable to the Collateral Trustees and the Administrative Agent) and shall

                    (i) specify the Shared Collateral to be so released and the proposed date of such release, and

                    (ii) certify that the release of the lien and security
               interest on such Shared Collateral is permitted under the terms of the Loan Documents, and the Company is not, and after giving effect to such release, would not be, in default under any of the Secured Indebtedness Agreements.

          If a Notice of Partial Release is delivered to the Collateral Trustees in accordance with the immediately preceding sentence and the Administrative Agent, on behalf of the Lender Parties, shall have consented thereto prior to the date of the proposed release, the Collateral Trustees shall execute and deliver to the Company, on the date of the proposed release (or as promptly thereafter as possible), a release or releases (including, without limitation, Uniform Commercial Code release statements and instruments of satisfaction, discharge and/or reconveyance) in recordable form as to the Shared Collateral specified in such Notice of Partial Release from the liens, security interests, conveyances and assignments evidenced by the Shared Collateral Documents, which release shall state that it is effective as of the date of its delivery; PROVIDED, HOWEVER, that, if
          (A) the Administrative Agent shall not have consented to such release or (B) prior to the time that the Collateral Trustees deliver a release pursuant to this Section 8.01(a), the Collateral Trustees shall have received an Actionable Default Notice that shall not have been withdrawn prior to such time and the Majority Representatives shall have directed the Collateral Trustees either not to deliver such a release or not to deliver releases generally, then, in either case, the Collateral Trustees shall so notify the Company and shall not sign any release or releases in connection with such disposition.

                    (b) If, at any time, the Collateral Trustees shall receive a notice from an Authorized Officer of the Company

                    (i) stating that any promissory note or other similar or
               related instrument evidencing obligations payable to the Company and included in the Shared Collateral has been paid in full in accordance with its terms (or will be so paid concurrently with the surrender thereof), and

                    (ii) identifying such note or other instrument in reasonable detail (including, without limitation, by its date of issuance, the name of its payee and the principal amount thereof),

          then the Collateral Trustees shall promptly deliver a copy of each such notice to each Representative and, unless any Representative shall have disputed the accuracy of such notice within five Business Days of the delivery of such notice, the Collateral Trustees shall promptly deliver such note or other instrument to the Company, and execute and deliver a release or releases (including, without limitation, Uniform Commercial Code release statements) in recordable form as to any such note or other instrument from the liens, security interests, conveyances and assignments evidenced by the Shared Collateral Documents, which release shall state that it is effective as of the date of its delivery.

                    SECTION 8.02. FULL RELEASE OF SHARED COLLATERAL UPON SATISFACTION OF CERTAIN SHARED COLLATERAL OBLIGATIONS. (a) The Collateral Trustees shall promptly release in accordance with Section
          8.03 all the Shared Collateral upon the later of (i) the indefeasible cash payment in full of the Shared Collateral Obligations arising under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and (ii) the date on which the senior unsecured debt rating of the Company by both S&P and Moody's is BBB- and Baa3, respectively, or higher (the "INVESTMENT GRADE DATE").

                    (b) In furtherance of the undertaking set forth above in
          Section 8.02(a), the Collateral Trustees shall, upon the request of the Company accompanied by a certificate of an Authorized Officer of the Company, upon which the Collateral Trustees may conclusively rely without independent verification, to the effect that either (i) all Shared Collateral Obligations under the Credit Agreement and the other Loan Documents have been, or will, concurrently with the release of the Shared Collateral be, indefeasibly paid in full in cash (and if such Shared Collateral Obligations have not previously been so paid, describing the source(s) of funds for such repayment) or (ii) the occurrence of the Investment Grade Date, deliver a notice to the Administrative Agent (with a copy to each Representative) containing the following:

                    (i) a statement as to the total amount of moneys in the
               Shared Collateral Account and the Holders Collateral Account; and

                    (ii) a statement that the Collateral Trustees intend to
               release all the Shared Collateral unless they receive a notice from the Administrative Agent within 10 days saying that it has not received indefeasible cash payment in full of all the Shared Collateral Obligations owed to the Administrative Agent and the Lender Parties under the Credit Agreement and the other Loan Documents or, if such Shared Collateral Obligations are to be repaid concurrently with such release, a statement that the Collateral

               Trustees will release such Shared Collateral only upon receipt from the Administrative Agent of instructions to do so.

          If the Collateral Trustees do not receive a certificate from the Administrative Agent within 10 days after the delivery of such notice stating that such Shared Collateral Obligations have not been indefeasibly paid in full in cash, or the Collateral Trustees receive a direction from the Administrative Agent so to release such Shared Collateral, as the case may be, then the Collateral Trustees shall release all the Shared Collateral from the security interest in their favor and deliver to the Company all Shared Collateral in the possession of the Collateral Trustees promptly after the expiration of such 10 day period or as specified in such instruction, as the case may be, PROVIDED that the Company shall have made adequate provision for the expenses of the Collateral Trustees associated with such release of Shared Collateral and all other expenses of, or payable to, the Collateral Trustees hereunder, and PROVIDED, FURTHER, that the failure of the Administrative Agent to provide a certificate to the Collateral Trustees pursuant to this Section 8.02 shall in no way be deemed a waiver of, or otherwise impair in any way, its rights to receive payment in respect of unpaid Shared Collateral Obligations. If the Collateral Trustees shall have received such a certificate from the Agent within such 60 day period, or shall not have received an instruction so to release such Shared Collateral, as the case may be, the Collateral Trustees shall not release the Shared Collateral unless and until the Administrative Agent or a court of competent jurisdiction so directs the Collateral Trustees pursuant to a final, non-appealable judgment (including a judgment that becomes non-appealable by reason of expiration of any period of time limiting the right to appeal therefrom).

                    SECTION 8.03. EFFECT OF RELEASE OF SHARED COLLATERAL. Upon the effectiveness of the release of the Shared Collateral pursuant to
          Section 8.02, all right, title and interest of the Collateral Trustees and the Representatives on behalf of the Secured Holders in, to and under the Collateral Trust Estate, the Shared Collateral and the Shared Collateral Documents shall terminate and shall revert to the Company and its successors and assigns, and the estate, right, title and interest of the Collateral Trustees therein shall thereupon cease; and in such case, upon the written request of the Company, its successors or assigns, and at the cost and expense of the Company, its successors or assigns, the Collateral Trustees shall execute and deliver a satisfaction of the Shared Collateral Documents and such instruments as are necessary or desirable to terminate and remove of record any documents constituting public notice of the Shared Collateral Documents and the security interests granted thereunder and shall transfer, or cause to be transferred, and shall deliver or cause to be delivered to the Company, all property, including all moneys, instruments and securities of the Company then held by the Collateral Trustees. The cancellation and satisfaction of the Shared Collateral Documents shall be without prejudice to the rights of the Collateral Trustees or any successor trustee or trustees to charge and be reimbursed for any expenditures which they may thereafter incur in connection therewith.

                                    ARTICLE 9

                                  MISCELLANEOUS

                    SECTION 9.01. AMENDMENTS, SUPPLEMENTS AND WAIVERS. (a) With the written consent of the Administrative Agent and the Collateral Trustees, the Company may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to or waiving any provision of this Agreement or any of the Shared Collateral Documents or changing in any manner the rights of the Collateral Trustees, the Representatives, the Secured Holders and the Company hereunder or thereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall amend, modify or waive any provision of this Section 9.01.

                    No amendment, waiver or consent shall, unless in writing and signed by the Individual Trustee, amend, waive or otherwise modify any provision of Section 7.10. Any such supplemental agreement shall be binding upon the Company, the Representatives, the Secured Holders and the Collateral Trustees and their respective successors. The Collateral Trustees shall not enter into any such supplemental agreement unless they shall have received a certificate of an Authorized Officer of the Company to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in the Secured Indebtedness Agreements.

                    (b) Notwithstanding the provisions of paragraph (a), the Collateral Trustees and the Company may, at any time and from time to time, without the consent of the Administrative Agent, any Representatives or any Secured Holders, enter into additional Shared Collateral Documents or one or more agreements supplemental hereto or to any Shared Collateral Document, in form satisfactory to the Collateral Trustees,

                    (i) to add to the covenants of the Company, for the benefit of the Representatives or any Secured Holders, or to surrender any right or power herein conferred upon the Company;

                    (ii) to mortgage, pledge or grant a security interest in
               favor of the Collateral Trustees as additional security for the Secured Indebtedness any property or assets which are required to be mortgaged or pledged, or in which a security interest is required to be granted, to the Collateral Trustees pursuant to any Shared Collateral Document or otherwise; or

                    (iii) to cure any ambiguity, to correct or supplement any
               provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided such action shall not adversely affect the interests of the Secured Holders.

                    SECTION 9.02. ADDITIONAL ACTIONS OF REPRESENTATIVES. Whether or not there shall be an Actionable Default, the Collateral Trustees shall comply and shall be fully protected in complying with any reasonable request of (a) the Representatives, to take or refrain from taking certain actions with respect to the Shared Collateral or the Representatives, and (b) the Holders of Existing Notes to whom at least 66-2/3% of the Shared Collateral Obligations secured by the Holders Collateral Account are owed, to take or refrain from taking certain actions with respect to the Holders Collateral Account, PROVIDED, in each case, that the Collateral Trustees shall not take or refrain from taking such actions if to do so would violate applicable law or the terms of this Agreement, the Shared Collateral Documents or the applicable Secured Indebtedness Agreements or if the Collateral Trustees shall not be indemnified as provided in Section 6.06(b).

                    SECTION 9.03. NOTICES. All notices, requests, demands and other communications provided for or permitted hereunder shall, unless otherwise stated herein, be in writing (including telex and telecopy communications) and shall be sent by mail (by registered or certified mail, return receipt requested), telex, telecopier or hand delivery:

                    (a) If to the Company, to its address at 201 E. Fourth
               Street, 102-1900, P.O. Box 2301, Cincinnati, Ohio 45201-2301,
               Attention: Robert P. Komin (telecopy no. (513) 241-1543) or at such other address as shall be designated by it in a written notice to the Collateral Trustees;

                    (b) If to the Corporate Trustee, at 1100 N. Market Street,
               Rodney Square North, Wilmington, Delaware 19890, Attention:
               Corporate Trust Administration, or at such other address as shall be designated by it in a written notice to the Company and each Representative, with a copy to the Individual Trustee, at 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890, or at such other address as shall be designated by him in a written notice to the Company and each Representative; PROVIDED that failure to send a copy of any notice to the Individual Trustee shall not render any notice to the Collateral Trustees ineffective; and

                    (c) If to any Representative, to it at the address specified from time to time in the list provided by the Company to the Collateral Trustees pursuant to Section 6.02 with copies to whomever (other than the Company) is specified by the Company pursuant to Section 6.02 as a Person to whom notice must be sent under the Secured Indebtedness Agreements, PROVIDED that in the case that no address is known for a Representative, notice shall be given to it in the manner specified by the related Secured Indebtedness Agreement, and, in the absence of any such specified means of giving notice, by such notice in the national edition of THE WALL STREET JOURNAL or as the Collateral Trustees shall determine to be reasonable. For purposes of notice by publication, one notice is sufficient and shall be deemed made on the date of its publication.

          All such notices, requests, demands and communications shall be deemed to have been duly given or made, (i) when delivered by hand, (ii) five Business Days after being deposited in the mail, postage prepaid, (iii) when telexed with answerback received,
          (iv) when telecopied or (v) when published in THE WALL STREET JOURNAL or such other publication; PROVIDED, HOWEVER, that any notice, request, demand or other communication to the Collateral Trustees shall not be effective until received by the Corporate Trustee and, PROVIDED, FURTHER, that any notice to the Collateral Trustees from the Company shall be signed by an Authorized Officer, unless otherwise specifically set forth herein.

                    SECTION 9.04. HEADINGS. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                    SECTION 9.05. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                    SECTION 9.06. TREATMENT OF PAYEE OR INDORSEE BY TRUSTEES.
          (a) The Collateral Trustees may treat the registered Holder of any registered note, and the payee or indorsee of any note or debenture which is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

                    (b) Any person, firm, corporation or other entity which shall be designated as the duly authorized representative of one or more Representatives to act as such in connection with any matters pertaining to this Agreement or any Shared Collateral Document or the Shared Collateral shall present to the Collateral Trustees such documents, including, without limitation, opinions of counsel, as the Collateral Trustees may reasonably require, in order to demonstrate to the Collateral Trustees the authority of such person, firm, corporation or other entity to act as the representative of such Representatives.

                    SECTION 9.07. DEALINGS WITH THE COMPANY. (a) Upon any application or demand by the Company to the Collateral Trustees to take or permit any action under any of the provisions of this Agreement, the Company shall (unless otherwise waived by the Collateral Trustees in writing) furnish to the Collateral Trustees a certificate signed by an Authorized Officer stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate or opinion need be furnished.

                    (b) Any opinion of counsel may be based, insofar as it relates to factual matters which were not independently established by counsel, upon a certificate of the Company furnished to the Collateral Trustees.

                    SECTION 9.08. CLAIMS AGAINST TRUSTEE. This Agreement is made for the benefit of the Representatives on behalf of the Secured Holders, and the Representatives may from time to time enforce their rights as explicit beneficiaries hereunder.

                    SECTION 9.09. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Representatives on behalf of the Secured Holders and their respective successors and assigns and nothing herein or in any Shared Collateral Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any Shared Collateral Document, the Shared Collateral, the Shared Collateral Account, the Holders Collateral Account or the Collateral Trust Estate or any part thereof.

                    SECTION 9.10. GOVERNING LAW. The provisions of this Agreement creating a trust for the benefit of the Representatives on behalf of the Secured Holders and setting forth the rights, duties, obligations and responsibilities of the Collateral Trustees hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, so long as Wilmington Trust Company shall serve as Corporate Trustee hereunder. In all other respects, including, without limitation, all matters governed by the Uniform Commercial Code, and if Wilmington Trust Company shall cease to serve as Corporate Trustee hereunder, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law.

                    SECTION 9.11. EFFECTIVENESS. This Agreement shall become effective on the execution and delivery hereof and shall remain in effect so long as the Collateral Trustees shall have any obligations hereunder.

                    SECTION 9.12. REEXECUTION OF AGREEMENT. This Agreement shall be reexecuted at any time and from time to time, at the request of the Majority Representatives, with such changes in the form hereof (including, without limitation, changes on the cover page and adding supplemental signatures and notary statements) as may be necessary to comply with the filing or recording requirements of any jurisdiction where this Agreement is to be filed.

                    SECTION 9.13. EFFECT ON CREDIT AGREEMENT. Nothing in this Agreement shall operate or be deemed to prevent any amendment, modification or waiver of the Credit Agreement or other Loan Documents (as defined in the Credit Agreement) by the parties thereto in accordance with the terms thereof.

                    SECTION 9.14. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.




                                        CINCINNATI BELL INC.


                                        By:________________________________
                                        Title:



Corporate Trustee:                      WILMINGTON TRUST COMPANY


                                        By:_________________________________
                                        Title:



Individual Trustee:                     By:_________________________________
                                           John M. Beeson

                                                                   SCHEDULE I


                            EXISTING NOTE AGREEMENTS
                         REQUIRED TO BE SECURED EQUALLY
                          AND RATABLY WITH THE ADVANCES


GOVERNING AGREEMENTS

1) Indenture, dated as of July 1, 1993 between Cincinnati Bell Inc. and The Bank of New York, as Trustee (the "INDENTURE")

2) 71/4% Notes due June 15, 2023, issued pursuant to the Indenture.

                                                               EXECUTION COPY



                           COLLATERAL TRUST AGREEMENT

                             dated November 9, 1999

                                      among

                              CINCINNATI BELL INC.

                                       and

                            WILMINGTON TRUST COMPANY,
                              as Corporate Trustee

                                       and

                                 JOHN M. BEESON,
                              as Individual Trustee

                                TABLE OF CONTENTS


SECTION  PAGE


                             PRELIMINARY STATEMENTS

                              ARTICLE 1 DEFINITIONS

         1.01.  Certain Defined Terms                                   2
         1.02.  Certain References                                      6

         ARTICLE 2 CONFIRMATION AND CREATION OF SECURITY INTERESTS
         2.01.  Collateral Trust Estate                                 6
         2.02.  Holders Collateral Account                              7
         2.03.  Security for Obligations                                7

         ARTICLE 3 COLLATERAL ACCOUNTS
         3.01.  Shared Collateral Account                               8
         3.02  Holders Collateral Account                               9

         ARTICLE 4 ACTIONABLE DEFAULTS; REMEDIES
         4.01.  Actionable Default Notice                               9
         4.02.  Direction by Representatives                           10
         4.03.  Right to Initiate Judicial Proceedings, Etc.           10
         4.04.  Remedies Not Exclusive                                 11
         4.05.  Waiver of Certain Rights                               11
         4.06.  Limitation on Collateral Trustees'
                Duties in Respect of Shared Collateral                 12
         4.07.  Limitation by Law                                      12
         4.08.  Absolute Rights of Secured Holders and Representatives 12
         4.09.  Equal and Ratable Security                             13

         ARTICLE 5 APPLICATION OF PROCEEDS
         5.01.  Application of Proceeds                                13
         5.02.  Application of Withheld Amounts                        14
         5.03.  Release of Amounts in Collateral Accounts              15
         5.04.  Shared Collateral Account as Security                  15

         ARTICLE 6 AGREEMENTS WITH THE COLLATERAL TRUSTEE
         6.01.  Delivery of Agreements                                 16
         6.02.  Information as to Representatives                      16
         6.03.  Compensation and Expenses                              17
         6.04.  Stamp and Other Similar Taxes                          17
         6.05.  Filing Fees, Excise Taxes, Etc.                        17
         6.06.  Indemnification                                        17
         6.07.  Further Assurances                                     18

         ARTICLE 7 THE COLLATERAL TRUSTEE
         7.01.  Declaration of Trust                                   19
         7.02.  Exculpatory Provisions                                 19
         7.03.  Delegation of Duties                                   20
         7.04.  Reliance by Collateral Trustees                        20
         7.05.  Limitations on Duties of the Trustees                  21
         7.06.  Moneys to Be Held in Trust                             21
         7.07.  Resignation and Removal of Collateral Trustees         22
         7.08.  Status of Successors to Trustee                        23
         7.09.  Merger of the Corporate Trustee                        23
         7.10.  Powers of Individual Trustee23
         7.11.  Additional Co-Trustees; Separate Trustees              24
         7.12.  Trustees Appointed Attorneys-in-Fact                   25
         7.13.  Ordinary Care                                          26

         ARTICLE 8 RELEASE OF SHARED COLLATERAL
         8.01.  Partial Release of Shared Collateral                   26
         8.02.  Full Release of Shared Collateral Upon Satisfaction
                of Certain Shared Collateral Obligations               27
         8.03.  Effect of Release of Shared Collateral                 29

         ARTICLE 9 MISCELLANEOUS
         9.01.  Amendments, Supplements and Waivers                    29
         9.02.  Additional Actions of Representatives                  30
         9.03.  Notices                                                30
         9.04.  Headings                                               31
         9.05.  Severability                                           31
         9.06.  Treatment of Payee or Indorsee by Trustees             31
         9.07.  Dealings with the Company                              32
         9.08.  Claims Against Trustee                                 32
         9.09.  Binding Effect                                         32
         9.10.  Governing Law                                          32
         9.11.  Effectiveness                                          33
         9.12.  Reexecution of Agreement                               33
         9.13.  Effect on Credit Agreement                             33
         9.14.  Counterparts                                           33

         Schedule I        Existing Notes Agreements





                                         *  Incremental Term B commitments for each individual lender are maintained by the Administrative Agent.

                                         *  Incremental Term B commitments for each individual lender are maintained by the
Administrative Agent.
                                         ** Incremental Term B commitments for each individual lender are maintained by the
Administrative Agent.
                                         ** Incremental Term B commitments for each individual lender are maintained by the
Administrative Agent.
                                         *  Incremental Term B commitments for each individual lender are maintained by the
Administrative Agent.
                                         ** Incremental Term B commitments for each individual lender are maintained by the
Administrative Agent.

                                         *  Incremental Term B commitments for each individual lender are maintained by the
Administrative Agent.

                                         *  Incremental Term B commitments for each individual lender are maintained by the
Administrative Agent.
                                         *  Incremental Term B commitments for each individual lender are maintained by the
Administrative Agent.



1 This date should be no earlier than five Business Days after the delivery of this Assignment and

         Acceptance to the Administrative Agent.
2 Required if the Assignee is an Eligible Assignee solely by reason of clause (a)(iii) or (b) of the definition of "Eligible Assignee".

3        See footnote 8.